Registration No. 333-24009
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

           MARY P. BREEN, VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                         FREEDMAN, LEVY, KROLL & SIMONDS
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                             WASHINGTON, D.C. 20036
                                 (202) 457-5100
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

                                  SUPPLEMENT TO
                             EQUITABLE ACCUMULATORSM
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

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This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed
Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 28 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER Benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:


         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


The Guaranteed Minimum Income Benefit benefit base described on page 40 of the prospectus is as follows:


         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
     New York, New York 10104. All rights reserved. Accumulator is a service mark and baseBUILDER is a registered service mark of The Equitable Life
                     Assurance Society of the United States.

SUPPLEMENT DATED MAY 1, 1998

PROS AGENT SUPP1(5/98)

                                                                     MAY 1, 1998

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

            PROFILE OF THE EQUITABLE ACCUMULATOR(SM) (IRA, NQ AND QP) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.

1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. NQ Certificates may also be used as an investment vehicle for certain types of qualified plans (QP). The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.

Your Equitable Life agent can provide you with information about other annuity products we offer and help you decide which one may best meet your needs.


You may allocate amounts to Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also allocate amounts to Guaranteed Interest Rate Options (also called GIROS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the GIROs' investment value may increase or decrease until maturity due to interest rate changes. Also, the Special Dollar Cost Averaging Account (in states where approved) which is part of our general account and pays interest at guaranteed fixed interest rates, is available for our Special Dollar Cost Averaging program discussed below. In states where the Special Dollar Cost Averaging Account is not currently approved, the Special Dollar Cost Averaging program is available in the Alliance Money Market Fund. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under the GIROs or the Special Dollar Cost Averaging Account, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of the GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals. Any transfers (other than Dollar Cost Averaging transfers) or withdrawals out of the Special Dollar Cost Averaging Account will cancel the Special Dollar Cost Averaging program.

                                   ----------
    Copyright 1998 The Equitable Life Assurance Society of the United States, New York, New York 10104. Accumulator is a service mark, and baseBUILDER and Income Manager are registered service marks of The Equitable Life
                     Assurance Society of the United States.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income, which include annuity benefits and under IRA Certificates only, the ASSURED PAYMENT OPTION AND APO PLUS.

Under IRA Certificates, the Assured Payment Option may also be elected if you desire to start receiving a form of lifetime income immediately. When you elect the Assured Payment Option, your IRA Certificate's value will be reduced to provide for guaranteed lifetime income. You may also elect APO Plus whereby a portion of your money is allocated to the Assured Payment Option, and the remaining amount is allocated to the Alliance Common Stock Fund or the Alliance Equity Index Fund, as you select. Every three years during the fixed period, a portion of your money in the selected Investment Fund is applied to increase the guaranteed payments, if applicable, under the Assured Payment Option.


The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.


You can elect the baseBUILDER(R) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R)
(Life Annuity with a Period Certain) payout annuity certificate.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to an Income Manager payout annuity certificate. You can also have your IRA or NQ Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for the annuitant's life, (2) Life Annuity - Period Certain - payments for the annuitant's life, but with payments continuing to the beneficiary for the balance of the selected years if the annuitant dies before the end of the selected period; (3) Life Annuity - Refund Certain - payments for the annuitant's life, with payments continuing to the beneficiary after the annuitant's death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for the annuitant's life, and after the annuitant's death, continuation of payments to the survivor for life. Under QP Certificates the only Annuity Benefit available is Option (2) as a Life Annuity with a 10 Year Period Certain, or a Joint and Survivor Life Annuity with a 10 Year Period Certain. Annuity Benefits (other than the Life Annuity in New York, the Refund Certain and the Period Certain which are only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your Annuity Benefit.

3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.


An Equitable Accumulator NQ or QP Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at any time (subject to certain restrictions). Certain restrictions also apply to the type of contributions we will accept under Equitable Accumulator QP Certificates.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT). The portfolios are described in the prospectuses for HRT and EQAT.


--------------------------------------------------------------------------------------------------------------
                                               EQUITY SERIES:
--------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
 BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
                                         Equity                          Warburg Pincus Small Company
 MFS Research                        T. Rowe Price International             Value
                                     Stock
 Merrill Lynch Basic Value Equity
 T. Rowe Price Equity Income

--------------------------------------------------------------------------------------------------------------
     ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
 EQ/Putnam Balanced                                                          Securities
 Merrill Lynch World Strategy                                            Alliance Money Market
--------------------------------------------------------------------------------------------------------------
                             Alliance Equity Index (AVAILABLE ONLY UNDER APO PLUS)
--------------------------------------------------------------------------------------------------------------


You may also invest in one or more GIROs currently maturing in years 1999 through 2008. Under the Assured Payment Option and APO Plus for IRA Certificates, GIROs currently maturing in years 2009 through 2013 are also available. The Special Dollar Cost Averaging Account is available for the Special Dollar Cost Averaging program, discussed below.

5. EXPENSES. The Certificates have expenses as follows: As a percentage of net assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit discussed below) at an annual rate of 1.10%, and a daily charge is deducted for administration expenses at an annual rate of 0.25%. If baseBUILDER with the

6% Roll Up to Age 80 Guaranteed Minimum Death Benefit or the Annual Ratchet to Age 80 Guaranteed Minimum Death Benefit is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base. If baseBUILDER with the 6% Roll Up to Age 70 is elected, the annual charge is 0.15% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base. The baseBUILDER charge is deducted from your Certificate's value.

The charges for the portfolios of HRT range from 0.61% to 1.33% of the average daily net assets of HRT portfolios, depending upon HRT portfolios selected. The charges for the portfolios of EQAT range from 0.55% to 1.75% of the average daily net assets of EQAT portfolios, depending upon the EQAT portfolios selected. The amounts for HRT are based on average portfolio assets for the year ended December 31, 1997 and have been restated to reflect the fees that would have been paid if a new advisory agreement that Alliance, HRT's manager, and HRT entered into (which went into effect on May 1, 1997) were in effect since January 1, 1997. The amounts for EQAT are based on current expense caps. The 12b-1 fee (reflected in the "Total Annual Portfolio Charges" column in the chart below) for the portfolios of HRT (other than the Alliance Small Cap Growth portfolio) and EQAT are 0.25% of the average daily net assets of HRT and EQAT, respectively. For the Alliance Small Cap Growth portfolio the 12b-1 fee may be less than 0.25% under certain circumstances. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year, except that under IRA Certificates for the Assured Payment Option and APO Plus it is 10%. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificates. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."


                         Year of Contribution Withdrawal

                1       2        3        4        5        6       7        8+
                ---------------------------------------------------------------
Percentage of
Contribution   7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of net assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the 0.30% benefit based charge for the baseBUILDER benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.


                                           TOTAL ANNUAL    TOTAL ANNUAL                           EXAMPLES
                                           CERTIFICATE       PORTFOLIO        TOTAL             Total Annual
                                             CHARGES          CHARGES         ANNUAL         Expenses at End of:
INVESTMENT FUND                                                              CHARGES     .....(1)           (2)
                                                                                            1 Year       10 Years
Alliance Conservative Investors                1.35%           0.80%         2.15%        $  91.78       $285.33
Alliance Growth Investors                      1.35%           0.82%         2.17%        $  91.98       $287.33
Alliance Growth & Income                       1.35%           0.84%         2.19%        $  92.18       $283.94
Alliance Common Stock                          1.35%           0.65%         2.00%        $  90.29       $270.24
Alliance Global                                1.35%           0.98%         2.33%        $  93.57       $303.15
Alliance International                         1.35%           1.33%         2.68%        $  97.05       $336.94
Alliance Aggressive Stock                      1.35%           0.82%         2.17%        $  91.98       $287.33
Alliance Small Cap Growth                      1.35%           1.20%         2.55%        $  95.76       $324.53
Alliance Money Market                          1.35%           0.64%         1.99%        $  90.19       $269.23
Alliance Intermediate Government
   Securities                                  1.35%           0.81%         2.16%        $  91.88       $286.33
Alliance High Yield                            1.35%           0.89%         2.24%        $  92.68       $294.28

UNDER APO PLUS
Alliance Common Stock                          1.35%           0.65%         2.00%        $  90.29       $270.24
Alliance Equity Index                          1.35%           0.61%         1.96%        $  89.90       $266.19

BT Equity 500 Index                            1.35%           0.55%         1.90%         $ 89.30       $260.07
BT Small Company Index                         1.35%           0.60%         1.95%         $ 89.80       $265.18
BT International Equity Index                  1.35%           0.80%         2.15%         $ 91.78       $285.33
MFS Emerging Growth Companies                  1.35%           0.85%         2.20%         $ 92.28       $290.31
MFS Research                                   1.35%           0.85%         2.20%         $ 92.28       $290.31
Merrill Lynch Basic Value Equity               1.35%           0.85%         2.20%         $ 92.28       $290.31
Merrill Lynch World Strategy                   1.35%           1.20%         2.55%         $ 95.76       $324.53
Morgan Stanley Emerging Markets Equity
                                               1.35%           1.75%         3.10%         $101.22       $376.00
EQ/Putnam Balanced                             1.35%           0.90%         2.25%         $ 92.78       $295.27
EQ/Putnam Growth & Income Value                1.35%           0.85%         2.20%         $ 92.28       $290.31
T. Rowe Price Equity Income                    1.35%           0.85%         2.20%         $ 92.28       $290.31
T. Rowe Price International Stock              1.35%           1.20%         2.55%         $ 95.76       $324.53
 Warburg Pincus Small Company Value            1.35%           1.00%         2.35%         $ 93.77       $305.12


Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation.
For more detailed information, see the Fee Table in the prospectus.

We may also offer other Equitable Accumulator certificates which have other features, benefits and charges. A current prospectus for these other Equitable Accumulator certificates, if available, may be obtained from your agent.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received. This tax discussion does not apply to Roth IRA or QP Certificates. Please consult your tax adviser.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under IRA, NQ and QP Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.


You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from the GIROs prior to their maturity may result in a market value adjustment. A request for withdrawal of amounts from the Special Dollar Cost Averaging Account, will cancel the Dollar Cost Averaging program.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in (i) the Investment Funds, (ii) the GIROs and (iii) the Special Dollar Cost Averaging Account, or if greater, the Guaranteed Minimum Death Benefit.


For Traditional IRA and Roth IRA Certificates if the annuitant is between the ages of 20 through 78 at issue of the Certificate; for NQ Certificates for annuitant ages 0 through 79 at issue of the Certificate; and for QP Certificates for annuitant ages 20 through 70 at issue of the Certificate, you may choose one of two types of Guaranteed Minimum Death Benefit available under the
Certificates: a "6% Roll Up to Age 80" or an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For NQ Certificates, for annuitant ages 80 through 83 at issue of the Certificate, a return of the contributions you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, and GIROs) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 -- The Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the GIROs reflecting guaranteed interest.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the QP Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFITS. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. baseBUILDER benefits (which are different than the ones described below) may be available for annuitant issue ages 76 and older. baseBUILDER benefits are not currently available in New York.

         Income Benefit -- The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit -- As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or (ii) the Annual Ratchet to Age
         80. These options are described in "Death Benefit" above. For annuitant ages 20 through 60 at issue of the Certificate, there is an alternate baseBUILDER benefit with a Guaranteed Minimum Death Benefit option which is a 6% Roll Up to Age 70.

                  6% Roll Up to Age 70 -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, and GIROs) through the annuitant's age 70 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, any increase or decrease in the value of any amounts held in the GIROs, and interest credited to amounts in the Special Dollar Cost Averaging Account through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your agent.


AUTOMATIC INVESTMENT PROGRAM (AIP). AIP provides for a specified amount to be automatically deducted from a bank checking account, bank money market account or credit union checking account and to be applied as additional amounts under NQ and Traditional IRA Certificates. AIP is not available for Roth IRA and QP Certificates.


PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your initial contribution to the Special Dollar Cost Averaging Account where it will be credited with interest at a guaranteed fixed rate. Amounts will be transferred from the Special Dollar Cost Averaging Account to the other Investment Funds on a monthly basis over the first twelve months of your Certificate. Thereafter the Special Dollar Cost Averaging Account will not be available for allocation under your Certificate. If you request a transfer (other than the Dollar Cost Averaging transfers) or a withdrawal from amounts in the Special Dollar Cost Averaging Account, the Special Dollar Cost Averaging program will end. Any amounts remaining in the Special Dollar Cost Averaging Account will immediately be transferred to the other Investment Options according to your previous allocation instructions we have on file.

The Special Dollar Cost Averaging Account may not currently be available in your state. In states where it is currently not available, we offer a Special Dollar Cost Averaging program from the Alliance Money Market Fund. During the time amounts are in the Alliance Money Market Fund under this program, mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund.

General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time. The mortality and expense risks and administration charges will be deducted from the Alliance Money Market Fund under this program.

Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.


REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semiannually or annually as you select. The amounts you have in each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing is intended to transfer amounts among the chosen Investment Funds in order to retain the allocation percentages you specify. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semiannual statements of HRT and EQAT.


You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values, guaranteed rates applicable to the GIROs, as well as guaranteed fixed interest rates in the Special Dollar Cost Averaging Account.


11. INQUIRIES. If you need more information, please contact your agent. You may also contact us at:


The Equitable Life Assurance Society of the United States
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                            EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


--------------------------------------------------------------------------------
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------


This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR AND US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). NQ Certificates may also be used as an investment vehicle for a defined contribution plan or defined benefit plan (QP). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. Under QP Certificates we will only accept employer contributions from a trust under a plan qualified under Section 401(a) or 401(k) of the Code. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the ASSURED PAYMENT OPTION, Assured Payment Option Plus (APO PLUS), available for Certificates issued as Traditional IRAs and Roth IRAs, and a variety of payout options including variable annuities and fixed annuities. The Assured Payment Option and APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEED INTEREST RATE OPTION
(GIRO) in the GUARANTEED PERIOD ACCOUNT. There is an additional Investment Fund which is available only under APO Plus. Also, the Special Dollar Cost Averaging Account (in states where approved) which is part of Equitable Life's general account and pays interest at guaranteed fixed interest rates, is available for our Special Dollar Cost Averaging program.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HRT (in which the Alliance Funds invest) and EQAT (in which the other Investment Funds invest), both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.


                                INVESTMENT FUNDS

--------------------------------------------------------------------------------------------------------------------
                                  EQUITY SERIES
--------------------------------------------------------------------------------------------------------------------
   DOMESTIC EQUITY                      INTERNATIONAL EQUITY                  AGGRESSIVE EQUITY
     Alliance Common Stock                Alliance Global                       Alliance Aggressive Stock
     Alliance Growth & Income             Alliance International                Alliance Small Cap Growth
     BT Equity 500 Index                  BT International Equity Index         BT Small Company Index
     EQ/Putnam Growth & Income Value      Morgan Stanley Emerging Markets       MFS Emerging Growth Companies
     MFS Research                           Equity                              Warburg Pincus Small Company Value
     Merrill Lynch Basic Value Equity     T. Rowe Price International Stock
     T. Rowe Price Equity Income
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
         ASSET ALLOCATION SERIES                                FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------------
     Alliance Conservative Investors    AGGRESSIVE FIXED INCOME               DOMESTIC FIXED INCOME
     Alliance Growth Investors            Alliance High Yield                   Alliance Intermediate Government
     EQ/Putnam Balanced                                                           Securities
     Merrill Lynch World Strategy                                               Alliance Money Market
--------------------------------------------------------------------------------------------------------------------
                           Alliance Equity Index (AVAILABLE ONLY UNDER APO PLUS)
--------------------------------------------------------------------------------------------------------------------

Amounts allocated to a GIRO accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to GIROs. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a GIRO before its expiration date (EXPIRATION DATE). Each GIRO has its own Guaranteed Rates. The GIROs currently available have Expiration Dates of February 15, in years 1999 through 2008 and 1999 through 2013 under the Assured Payment Option and APO Plus.

--------------------------------------------------------------------------------
           Copyright 1998 The Equitable Life Assurance Society of the
                    United States, New York, New York 10104.
             All rights reserved. Accumulator is a service mark, and
         baseBUILDER and Income Manager are registered service marks of
           The Equitable Life Assurance Society of the United States.

This prospectus provides information about IRA, NQ and QP Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HRT and EQAT, both of which you should also read carefully.

Your Equitable Life agent can provide you with information about other annuity products we offer and help you decide which one may best meet your needs.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the GIROs have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1998, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                          PROSPECTUS TABLE OF CONTENTS
--------------------------------------------------------------------------------
GENERAL TERMS                                     PAGE   6

FEE TABLE                                         PAGE   8

PART 1: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                           PAGE 13
Equitable Life                                          13
Separate Account No. 45                                 13
The Trusts                                              13
HRT's Manager and Adviser                               14
EQAT's Manager                                          14
EQAT's Investment Advisers                              14
Investment Policies and Objectives of HRT's
   Portfolios and EQAT's Portfolios                     16

PART 2: THE GUARANTEED PERIOD
        ACCOUNT                                    PAGE 19
GIROs                                                   19
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      20
Modal Payment Portion                                   20
Investments                                             21

PART 3: THE SPECIAL DOLLAR COST AVERAGING
        ACCOUNT                                    PAGE 22

PART 4: PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                                 PAGE 23
What Is the Equitable Accumulator?                      23
Joint Ownership                                         23
Contributions under the Certificates                    23
Methods of Payment                                      24
Allocation of Contributions                             24
Free Look Period                                        25
Annuity Account Value                                   25
Transfers among Investment Options                      26
Dollar Cost Averaging                                   26
Rebalancing                                             27
baseBUILDER Benefits                                    28
Guaranteed Minimum Income Benefit                       28
Death Benefit                                           29
How Death Benefit Payment Is Made                       30
When an NQ Certificate Owner Dies
   before the Annuitant                                 31
Cash Value                                              31
Surrendering the Certificates to
   Receive the Cash Value                               31
When Payments Are Made                                  31
Assignment                                              31
Services We Provide                                     32
Distribution of the Certificates                        32

PART 5: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                               PAGE 33
Assured Payment Option                                  33
APO Plus                                                36
Withdrawal Options                                      38
How Withdrawals Affect Your
   Guaranteed Minimum Income Benefit
   and Guaranteed Minimum Death Benefit                 40
Annuity Benefits and Payout Annuity Options             41

PART 6:  DEDUCTIONS AND CHARGES                    PAGE 43
Charges Deducted from the Annuity
   Account Value                                        43
Charges Deducted from the Investment Funds              44
HRT Charges to Portfolios                               44
EQAT Charges to Portfolios                              44
Group or Sponsored Arrangements                         45
Other Distribution Arrangements                         45

PART 7:  VOTING RIGHTS                             PAGE 46
The Trusts' Voting Rights                               46
Voting Rights of Others                                 46
Separate Account Voting Rights                          46
Changes in Applicable Law                               46

PART 8: TAX ASPECTS
        OF THE CERTIFICATES                        PAGE 47
Tax Changes                                             47
Taxation of Non-Qualified Annuities                     47
Charitable Remainder Trusts                             48
Special Rules for NQ Certificates Issued
   in Puerto Rico                                       48
IRA Tax Information                                     48
Traditional Individual Retirement Annuities
   (Traditional IRAs)                                   49
Roth Individual Retirement Annuities
   (Roth IRAs)                                          54
Federal and State Income Tax Withholding and
   Information Reporting                                58
Other Withholding                                       59
Impact of Taxes to Equitable Life                       59

PART 9: OTHER INFORMATION                          PAGE 60
Independent Accountants                                 60
Legal Proceedings                                       60

PART 10: INVESTMENT PERFORMANCE                    PAGE 61
Communicating Performance Data                          68

Alliance Money Market Fund, Alliance
   Intermediate Government Securities
   Fund and Alliance High Yield Fund Yield
   Information                                          69

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                              PAGE 70

APPENDIX II: PURCHASE CONSIDERATIONS
   FOR QP CERTIFICATES                             PAGE 71

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                           PAGE 72

APPENDIX IV: EXAMPLE OF
   PAYMENTS UNDER THE ASSURED
   PAYMENT OPTION AND APO PLUS                     PAGE 73

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                   PAGE 74

--------------------------------------------------------------------------------
                                  GENERAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual. Under QP Certificates, the Annuitant must be the Participant/Employee.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 4.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

ASSURED PAYMENT OPTION -- A distribution option under Traditional and Roth IRA Certificates which provides guaranteed lifetime income. The Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds or the Special Dollar Cost Averaging Account.

APO PLUS -- A distribution option under Traditional and Roth IRA Certificates which provides guaranteed lifetime income. APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Alliance Common Stock Fund or the Alliance Equity Index Fund. The amount in the selected Fund is then systematically converted to increase the guaranteed lifetime income. No amounts may be allocated to the Special Dollar Cost Averaging Account.

BASEBUILDER(R) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant. Under QP Certificates, the Certificate Owner must be the trustee of a trust for a qualified plan maintained by an employer.


CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.


EQAT -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQAT and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a GIRO ends.


GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.


GIROS -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. GIROs are referred to as Guarantee Periods in the Certificates.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the GIROs.

GUARANTEED RATE -- The annual interest rate established for each allocation to a GIRO.

HRT -- The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (ALLIANCE) is the manager and adviser to HRT.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates. The Alliance Equity Index Fund is only available under APO Plus.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds, each available GIRO, and the Special Dollar Cost Averaging Account (available only during the first Contract Year).

IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA and a Roth IRA. A Roth IRA must also meet the requirements of Section 408A of the Code.

JOINT OWNERS -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them. Joint Owners may be selected only for NQ Certificates.

LIFE CONTINGENT ANNUITY -- Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the Assured Payment Option and APO Plus.

MATURITY VALUE -- The amount in a GIRO on its Expiration Date.

MODAL PAYMENT PORTION -- Under the Assured Payment Option and APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.


NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.


PARTICIPANT/EMPLOYEE -- An individual who participates in an employer's plan funded by an Equitable Accumulator QP Certificate.

PORTFOLIOS -- The portfolios of HRT and EQAT that correspond to the Investment Funds of the Separate Account.


PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.


PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 4.

QP -- When issued with the appropriate endorsement, an NQ Certificate which is used as an investment vehicle for a defined contribution plan within the meaning of Section 401(a) and 401(k) of the Code, or a defined benefit plan within the meaning of Section 401(a) of the Code.


ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.


SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 45.

SPECIAL DOLLAR COST AVERAGING ACCOUNT -- The Investment Option that pays interest at guaranteed fixed rates and is part of our general account. This account is available only for Dollar Cost Averaging of your initial Contribution during the first Contract Year. The Special Dollar Cost Averaging Account is referred to as the Guaranteed Interest Account in the Certificates.

TRADITIONAL   IRA  --  An  IRA  which  is  generally   purchased   with  pre-tax
contributions, the distributions from which are treated as taxable.


TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.


TRUSTS -- HRT and EQAT.


VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------
                                    FEE TABLE
--------------------------------------------------------------------------------


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HRT and EQAT. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 6:
Deductions and Charges." For a complete description of the Trusts' charges and expenses, see the prospectuses for HRT and EQAT.

As explained in Parts 2 and 3, the GIROs and the Special Dollar Cost Averaging Account are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the GIROs and the Special Dollar Cost Averaging Account is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a GIRO. See "Part 2: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------

WITHDRAWALCHARGE AS A PERCENTAGE OF CONTRIBUTIONS  (deducted   CONTRACT
     upon   surrender  or  for  certain   withdrawals.   The     YEAR
     applicable  withdrawal  charge percentage is determined     ----
     by the Contract Year in which the withdrawal is made or        1......7.00%
     the Certificate is surrendered  beginning with Contract        2......6.00
     Year 1 with respect to each  contribution  withdrawn or        3......5.00
     surrendered.  For each contribution,  the Contract Year        4......4.00
     in which we receive that contribution is "Contract Year        5......3.00
     1").(1)                                                        6......2.00
                                                                    7......1.00
                                                                    8+.....0.00

SEPARATE  ACCOUNT  ANNUAL  EXPENSES  (AS A  PERCENTAGE  OF NET  ASSETS  IN  EACH
--------------------------------------------------------------------------------
INVESTMENT FUND)
---------------

MORTALITY AND EXPENSE RISKS(2)....................................    1.10%
ADMINISTRATION(3).................................................    0.25%
                                                                      =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.........................    1.35%
                                                                      =====

OPTIONAL  BENEFIT  EXPENSE  (DEDUCTED FROM ANNUITY  ACCOUNT  VALUE)
-------------------------------------------------------------------


BASEBUILDER  BENEFITS  EXPENSE  (calculated  as a percentage  of the
  Guaranteed Minimum Income Benefit benefit base)(4)..............    0.30%


-------------------
See footnotes on next page.

HRT AND EQAT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-------------------------------------------------------------------------------------------------------------------------------
                                                                          INVESTMENT PORTFOLIOS
                                            -----------------------------------------------------------------------------------
                                               ALLIANCE      ALLIANCE     ALLIANCE      ALLIANCE
                                             CONSERVATIVE     GROWTH      GROWTH &       COMMON       ALLIANCE     ALLIANCE
HRT                                           INVESTORS     INVESTORS      INCOME        STOCK         GLOBAL    INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.48%         0.52%         0.55%        0.37%         0.65%         0.90%
12b-1 Fee(5)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.07%         0.05%         0.04%        0.03%         0.08%         0.18%
===============================================================================================================================
   TOTAL HRT ANNUAL EXPENSES(6)                 0.80%         0.82%         0.84%        0.65%         0.98%         1.33%
===============================================================================================================================

                                                                                        ALLIANCE
                                               ALLIANCE      ALLIANCE     ALLIANCE    INTERMEDIATE    ALLIANCE     ALLIANCE
                                              AGGRESSIVE    SMALL CAP       MONEY        GOVT.          HIGH        EQUITY
HRT                                             STOCK         GROWTH       MARKET      SECURITIES      YIELD         INDEX
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.54%         0.90%         0.35%        0.50%         0.60%         0.32%
12b-1 Fee(5)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.03%         0.05%         0.04%        0.06%         0.04%         0.04%
===============================================================================================================================
   TOTAL HRT ANNUAL EXPENSES(6)                 0.82%         1.20%         0.64%        0.81%         0.89%         0.61%
===============================================================================================================================

                                                                BT           BT           MFS                       MERRILL
                                                  BT          SMALL     INTERNATIONAL   EMERGING                     LYNCH
                                              EQUITY 500     COMPANY       EQUITY        GROWTH         MFS       BASIC VALUE
EQAT                                            INDEX         INDEX         INDEX      COMPANIES      RESEARCH      EQUITY
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.25%         0.25%         0.35%        0.55%         0.55%         0.55%
12b-1 Fee(5)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.05%         0.10%         0.20%        0.05%         0.05%         0.05%
===============================================================================================================================
   TOTAL EQAT ANNUAL EXPENSES(7)                0.55%         0.60%         0.80%        0.85%         0.85%         0.85%
===============================================================================================================================

                                                           MORGAN                                                    WARBURG
                                              MERRILL     STANLEY                EQ/PUTNAM   T. ROWE     T. ROWE      PINCUS
                                               LYNCH      EMERGING               GROWTH &      PRICE      PRICE       SMALL
                                               WORLD      MARKETS    EQ/PUTNAM    INCOME      EQUITY  INTERNATIONAL  COMPANY
EQAT                                          STRATEGY     EQUITY     BALANCED     VALUE      INCOME      STOCK       VALUE
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.70%       1.15%       0.55%       0.55%      0.55%       0.75%       0.65%
12b-1 Fee(5)                                    0.25%       0.25%       0.25%       0.25%      0.25%       0.25%       0.25%
Other Expenses                                  0.25%       0.35%       0.10%       0.05%      0.05%       0.20%       0.10%
===============================================================================================================================
   TOTAL EQAT ANNUAL EXPENSES(7)                1.20%       1.75%       0.90%       0.85%      0.85%       1.20%       1.00%
===============================================================================================================================


-------------------
Notes:


(1)Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the Assured Payment Option and APO Plus) free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 6.

(2)A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 6.


(3)We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


(4)The 0.30% charge is for the baseBUILDER with the "6% Roll Up to Age 80" Guaranteed Minimum Death Benefit and the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit. The charge for the baseBUILDER with the "6% Roll Up to Age 70" Guaranteed Minimum Death Benefit, available under only Traditional IRA Certificates, is 0.15%. See "baseBUILDER Benefits" in Part 4. If the baseBUILDER is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefits Charge" in Part 6. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 5.

(5)The Class IB shares of HRT and EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by HRT and EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HRT and EQAT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio of HRT), may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio of HRT provides that Equitable Distributors Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and
   (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%.

(6)Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P. ("Alliance"), HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information. The amounts shown for the Portfolios of HRT are based on average daily net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current Investment Advisory Agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HRT. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HRT Charges to Portfolios" in Part 6.

(7)All EQAT Portfolios commenced operations on May 1, 1997, except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997, and the following Portfolios, which had initial seed capital invested on December 31, 1997: BT Equity 500 Index, BT Small Company Index, and BT International Equity Index.

   The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: BT Equity 500 Index - 0.30%; BT Small Company Index - 0.35%; BT International Equity - 0.55%; MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income - 0.60%; Merrill Lynch World Strategy and T. Rowe Price International
   - 0.95%; Morgan Stanley Emerging Markets Equity - 1.50%; EQ/Putnam Balanced - 0.65%; and Warburg Pincus Small Company - 0.75%.

   Absent the expense limitation, the "Other Expenses" for 1997 on an annualized basis for each of the following Portfolios would have been as follows: MFS Emerging Growth Companies - 1.02%; MFS Research - 0.98%; Merrill Lynch Basic Value Equity - 1.09%; Merrill Lynch World Strategy - 2.10%; Morgan Stanley Emerging Markets Equity - 1.21%; EQ/Putnam Balanced - 1.75%; EQ/Putnam Growth & Income Value - 0.95%; T. Rowe Price Equity Income - 0.94%; T. Rowe Price International Stock - 1.56%; and Warburg Pincus Small Company Value - 0.80%. For EQAT Portfolios which had initial seed capital invested on December 31, 1997, the "Other Expenses" for 1998 are estimated to be as follows (absent the expense limitation): BT Equity 500 Index - 0.29%; BT Small Company Index
   - 0.23%; and BT International Equity Index - 0.47%. See "EQAT Charges to Portfolios" in Part 6.

   Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the EQAT prospectus for more information.

We may also offer Equitable Accumulator certificates, which have other features, benefits and charges. A current prospectus for these other Equitable Accumulator certificates, if available, may be obtained from your agent.

EXAMPLES
---------------
The examples below show the expenses that a hypothetical Certificate Owner (who has (i) elected the baseBUILDER with a 6% Roll Up to Age 80 Guaranteed Minimum Death Benefit or an Annual Ratchet to Age 80 Guaranteed Minimum Death Benefit and (ii) has elected APO Plus) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                EXPENSES REFLECTING BASEBUILDER BENEFIT ELECTION




-------------------------------------------------------------------------------------------------------------------------------

                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HRT
---
Alliance Conservative
   Investors                    $ 91.78    $123.52     $158.32     $279.95      $24.96      $77.10     $132.34      $285.33
Alliance Growth Investors         91.98     124.12      159.32      281.95       25.16       77.70      133.34       287.33
Alliance Growth & Income          92.18     124.72      160.32      283.94       92.18      124.72      160.32       283.94
Alliance Common Stock             90.29     119.04      150.82      264.87       23.47       72.61      124.83       270.24
Alliance Global                   93.57     128.90      167.28      297.79       26.75       82.47      141.29       303.15
Alliance International            97.05     139.29      184.51      331.58       30.23       92.86      158.52       336.94
Alliance Aggressive Stock         91.98     124.12      159.32      281.95       25.16       77.70      133.34       287.33
Alliance Small Cap Growth         95.76     135.44          --          --       28.94       89.01          --           --
Alliance Money Market             90.19     118.74      150.32      263.86       23.37       72.31      124.33       269.23
Alliance Intermediate Gov't
   Securities                     91.88     123.82      158.82      280.95       25.06       77.40      132.84       286.33
Alliance High Yield               92.68     126.22      162.82      288.92       25.86       79.79      136.83       294.28

EQAT
----
BT Equity 500 Index               89.30     116.04          --          --       22.48       69.62          --           --
BT Small Company Index            89.80     117.55          --          --       22.98       71.12          --           --
BT International Equity Index     91.78     123.52          --          --       24.96       77.10          --           --
MFS Emerging
   Growth Companies               92.28     125.02          --          --       25.46       78.59          --           --
MFS Research                      92.28     125.02          --          --       25.46       78.59          --           --
Merrill Lynch Basic Value
   Equity                         92.28     125.02          --          --       25.46       78.59          --           --
Merrill Lynch World Strategy      95.76     135.44          --          --       28.94       89.01          --           --
Morgan Stanley Emerging
   Markets Equity                101.22     151.65          --          --       34.40      105.23          --           --
EQ/Putnam Balanced                92.78     126.52          --          --       25.96       80.09          --           --
EQ/Putnam Growth & Income
   Value                          92.28     125.02          --          --       25.46       78.59          --           --
T. Rowe Price Equity Income       92.28     125.02          --          --       25.46       78.59          --           --
T. Rowe Price
   International Stock            95.76     135.44          --          --       28.94       89.01          --           --
Warburg Pincus
   Small Company Value            93.77     129.49          --          --       26.95       83.07          --           --


-------------------
See footnote on next page.

                      EXPENSES REFLECTING APO PLUS ELECTION





-------------------------------------------------------------------------------------------------------------------------------

                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HRT
---
Alliance Common Stock            $90.29    $119.04     $150.82     $264.87      $23.47      $72.61     $124.83      $270.24
Alliance Equity Index             89.90     117.85      148.82      260.81       23.08       71.42      122.83       266.19

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------
                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS
--------------------------------------------------------------------------------

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $274.1 billion of assets as of December 31, 1997.

SEPARATE  ACCOUNT  NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HRT and EQAT. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. This means that assets supporting Annuity Account Value in the Separate Account are not subject to claims of Equitable Life's creditors. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.


In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.


THE  TRUSTS

The Trusts are open-end management investment companies registered under the 1940 Act, more commonly called mutual funds. As a "series" type of mutual fund, each Trust issues several different series of stock, each of which relates to a different Portfolio of that Trust. HRT commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. EQAT commenced operations on May 1, 1997. The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a Portfolio's shares are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio. All of the Portfolios, except for the Morgan Stanley Emerging Markets Equity Portfolio, are diversified for 1940 Act purposes. The Board of Trustees of HRT and EQAT may establish additional
Portfolios or eliminate existing Portfolios at any time. More detailed information about the Trusts, their investment objectives, policies, restrictions, risks, expenses, their respective Rule 12b-1 Plans relating to their respective Class IB shares, and other aspects of their operations, appears in the HRT prospectus (beginning after this prospectus), the EQAT prospectus (beginning after the HRT prospectus), or in their respective Statements of Additional Information, which are available upon request.

HRT'S MANAGER AND ADVISER

HRT is managed and its Portfolios are advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (ADVISERS ACT).

In its role as manager of HRT, Alliance has overall responsibility for the general management and administration of HRT, including selecting the portfolio managers for HRT's Portfolios, monitoring their investment programs and results, reviewing brokerage matters, performing fund accounting, overseeing compliance by HRT with various Federal and state statutes, and carrying out the directives of its Board of Trustees. With the approval of HRT's Trustees, Alliance may enter into agreements with other companies to assist with its administrative and management responsibilities to HRT.

As adviser for all HRT Portfolios, Alliance is responsible for developing the Portfolios' investment programs, making investment decisions for the Portfolios, placing all orders for the purchase and sale of those investments and performing certain limited related administrative functions.


ALLIANCE CAPITAL MANAGEMENT L.P.


Alliance, a leading international investment adviser, provides investment management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance is a publicly traded limited partnership incorporated in Delaware. On December 31, 1997, Alliance was managing approximately $218.7 billion in assets. Alliance employs 223 investment professionals, including 83 research analysts. Portfolio managers have average investment experience of more than 14 years.

Alliance is an indirect, majority-owned subsidiary of Equitable Life, and its main office is located at 1345 Avenue of the Americas, New York, NY 10105. Additional information regarding Alliance is located in the HRT prospectus which directly follows this prospectus.

EQAT'S MANAGER

EQ Financial Consultants, Inc. (EQ FINANCIAL), subject to the supervision and direction of the Board of Trustees of EQAT, has overall responsibility for the general management and administration of EQAT. EQ Financial is an investment adviser registered under the Advisers Act, and a broker-dealer registered under the Exchange Act. EQ Financial currently furnishes specialized investment advice to other clients, including individuals, pension and profit-sharing plans, trusts, charitable organizations, corporations, and other business entities. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial is responsible for providing management and administrative services to EQAT and selects the investment advisers for EQAT's Portfolios, monitors the EQAT advisers' investment programs and results, reviews brokerage matters, oversees compliance by EQAT with various Federal and state statutes, and carries out the directives of its Board of Trustees. EQ Financial Consultants, Inc.'s main office is located at 1290 Avenue of the Americas, New York, NY 10104.

Pursuant to a service agreement, Chase Global Funds Services Company assists EQ Financial in the performance of its administrative responsibilities to EQAT with other necessary administrative, fund accounting and compliance services.

EQAT'S  INVESTMENT  ADVISERS

Bankers Trust Company, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management Inc., Putnam Investment Management Inc., T. Rowe Price Associates, Inc., and Rowe Price-Fleming
International, Inc., and Warburg Pincus Asset Management, Inc. serve as EQAT advisers only for their respective EQAT Portfolios.

Each EQAT adviser furnishes EQAT's manager, EQ Financial, with an investment program (updated periodically) for each of its Portfolios, makes investment decisions on behalf of its EQAT Portfolios, places all orders for the purchase and sale of investments for the Portfolio's account with brokers or dealers selected by such adviser and may perform certain limited related administrative functions.


The assets of each Portfolio are allocated currently among the EQAT advisers. If an EQAT Portfolio shall at any time have more than one EQAT adviser, the allocation of an EQAT Portfolio's assets among EQAT advisers may be changed at any time by EQ Financial.

BANKERS TRUST COMPANY

Bankers Trust Company (BANKERS TRUST) is a wholly owned subsidiary of Bankers Trust New York Corporation which was founded in 1903. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional markets. Bankers Trust advises BT Equity 500 Index, a domestic equity portfolio, BT Small Company Index, an aggressive equity portfolio, and BT International Equity Index, an international equity portfolio. As of December 31, 1997,
Bankers Trust had approximately $317.8 billion in assets under management worldwide. The executive offices of Bankers Trust are located at 130 Liberty Street (One Bankers Trust Plaza), New York, NY 10006.

MASSACHUSETTS  FINANCIAL SERVICES  COMPANY

Massachusetts Financial Services Company (MFS) is America's oldest mutual fund organization, whose assets under management as of December 31, 1997 were approximately $70.2 billion on behalf of more than 2.7 million investors. MFS advises MFS Research, a domestic equity portfolio, and MFS Emerging Growth Companies, an aggressive equity portfolio. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada and is located at 500 Boylston Street, Boston, MA 02116.

MERRILL LYNCH ASSET MANAGEMENT,  L.P.

Founded in 1976, Merrill Lynch Asset Management, L.P. (MLAM) is a dedicated asset management affiliate of Merrill Lynch & Co., Inc., a financial management and advisory company with more than a century of experience. As of December 31, 1997, MLAM, along with its advisory affiliates held approximately $278 billion in investment company and other portfolio assets under management. MLAM advises Merrill Lynch Basic Value Equity, a domestic equity portfolio with a value approach to investing, and Merrill Lynch World Strategy, a global flexible asset allocation portfolio that invests in equities and fixed income securities worldwide. The company is located at 800 Scudders Mill Road, Plainsboro, NJ 08543-9011.

MORGAN STANLEY ASSET MANAGEMENT INC.

Morgan Stanley Asset Management Inc. (MSAM) provides a broad range of portfolio management services to customers in the United States and abroad and serves as an investment adviser to numerous open-end and closed-end investment companies. MSAM, together with its affiliated institutional investment management companies, had approximately $146 billion in assets under management and fiduciary care as of December 31, 1997. MSAM advises Morgan Stanley Emerging Markets Equity, an international equity portfolio. MSAM is a subsidiary of Morgan Stanley, Dean Witter & Co. and is located at 1221 Avenue of the Americas, New York, NY 10020.

PUTNAM  INVESTMENT  MANAGEMENT,  INC.

Putnam Investment Management, Inc. (PUTNAM) has been managing mutual funds since 1937. As of December 31, 1997, Putnam and its affiliates managed more than $235 billion in assets. Putnam advises EQ/Putnam Balanced, a balanced stock and bond portfolio and EQ/Putnam Growth & Income Value, a domestic equity portfolio. Putnam is an indirect subsidiary of Marsh & McLennan Companies, Inc. and is located at One Post Office Square, Boston, MA 02109.

T. ROWE  PRICE  ASSOCIATES,  INC.  AND ROWE  PRICE-FLEMING  INTERNATIONAL,  INC.

Founded in 1937, T. Rowe Price Associates, Inc. (T. ROWE PRICE) provides investment management to both individuals and institutions. With its affiliates, assets under management were over $126 billion as of December 31, 1997. T. Rowe Price advises T. Rowe Price Equity Income, a domestic equity portfolio. The company is located at 100 East Pratt Street, Baltimore, MD 21202.

Rowe Price-Fleming International, Inc., (PRICE-FLEMING) was founded as a joint venture between T. Rowe Price and Robert Fleming Holdings, Ltd., a diversified British investment organization. Price-Fleming's predominately non-U.S. assets under management were the equivalent to approximately $30 billion as of December 31, 1997. Price-Fleming advises T. Rowe Price International Stock, an international equity portfolio, and is located at 100 East Pratt Street, Baltimore, MD 21202.

WARBURG PINCUS ASSET  MANAGEMENT,  INC.

Warburg Pincus Asset Management, Inc. (WPAM) is a professional investment advisory firm which provides services to investment companies, employee benefit plans, endowment funds, foundations, and other institutions and individuals. Assets under management were approximately $19.6 billion as of December 31, 1997. WPAM is indirectly controlled by Warburg, Pincus & Co., a New York partnership, which serves as a holding company of WPAM. WPAM advises Warburg Pincus Small Company Value, an aggressive equity portfolio. The company is located at 466 Lexington Avenue, New York, NY 10017.

Additional information regarding each of the companies which serve as an EQAT adviser appears in the EQAT prospectus beginning after the HRT prospectus.

INVESTMENT POLICIES AND OBJECTIVES OF HRT'S PORTFOLIOS AND EQAT'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HRT and EQAT, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.




-------------------------------------------------------------------------------------------------------------------------------
           HRT PORTFOLIO                             INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------

Alliance Conservative                 Diversified mix of publicly traded equity and       High total return without, in the
   Investors                          debt securities.                                    adviser's opinion, undue risk to
                                                                                          principal
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors             Diversified mix of publicly traded equity and       High total return consistent with
                                      fixed-income securities, including at times         the adviser's determination of
                                      common stocks issued by intermediate- and           reasonable risk
                                      small-sized companies and at times
                                      lower-quality fixed-income securities commonly
                                      known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income              Primarily income producing common stocks and        High total return through a
                                      securities convertible into common stocks.          combination of current income and
                                                                                          capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Global                       Primarily  equity   securities  of non-United       Long-term growth of capital
                                      Long-term  growth  of  capital States as
                                      well as United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Alliance International                Primarily equity securities selected                Long-term growth of capital
                                      principally to permit participation in
                                      non-United States companies with prospects for
                                      growth.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate                 Primarily debt securities issued or guaranteed      High current income consistent
   Government Securities              as to principal and interest by the U.S.            with relative stability of
                                      government or any of its agencies or                principal
                                      instrumentalities. Each investment will have a
                                      final maturity of not more than 10 years or a
                                      duration not exceeding that of a 10-year
                                      Treasury note.
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
           HRT PORTFOLIO
   AVAILABLE ONLY UNDER APO PLUS                     INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                 Selected securities in the Standard & Poor's        Total return (before trust and
                                      500 Composite Stock Price Index ("S&P 500")         separate account expenses) that
                                      which the adviser believes will, in the             approximates the total return of
                                      aggregate, approximate the performance results      the Index (including reinvestment
                                      of the Index.                                       of dividends) at risk level
                                                                                          consistent with that of the Index
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 500 stocks included in the S&P 500.             (before the deduction of
                                                                                          Portfolio expenses) the total
                                                                                          return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Index ("Russell 2000").                             Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the adviser
                                      believes are early in their life cycle but
                                      which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies  believed by the
                                      adviser to  possess  better  than  average
                                      prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic  Value            Investment  in securities,  primarily               Capital appreciation and, secondarily,
   Equity                             equities, that   the   adviser believes             income
                                      are undervalued and  therefore represent
                                      basic investment value.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy          Investment primarily in a portfolio of equity       High total investment return
                                      and fixed-income securities, including
                                      convertible securities, of U.S. and foreign
                                      issuers.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the adviser believes the economies are
                                      developing strongly and in which the markets
                                      are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                    A well-diversified portfolio of stocks and          Balanced investment
                                      bonds that will produce both capital growth and
                                      current income.
-------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
     EQAT PORTFOLIO (CONTINUED)                      INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income           Primarily dividend paying common stocks of          Substantial dividend income and
                                      established companies.                              also capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock     Primarily common stocks of established              Long-term growth of capital
                                      non-United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small                  Primarily in a portfolio of equity securities       Long-term capital appreciation
   Company Value                      of small capitalization companies (i.e.,
                                      companies having market capitalizations of
                                      $1  billion or less at the time of initial
                                      purchase) that the adviser considers to be
                                      relatively undervalued.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PART 2: THE GUARANTEED PERIOD ACCOUNT
--------------------------------------------------------------------------------

GIROS

Each amount allocated to a GIRO and held to the GIRO's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that GIRO, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each GIRO. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the GIROs to which you have allocated Annuity Account Value. On the Expiration Date of a GIRO, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the GIRO's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the GIROs on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each GIRO, using the Guaranteed Rate in effect for new allocations to each such GIRO on such date.

GIROs and Expiration Dates

We currently offer GIROs ending on February 15th for each of the maturity years 1999 through 2008. Not all of these GIROs will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in Part 4. Also, the GIROs may not be available for investment in all states. As GIROs expire we expect to add maturity years so that generally 10 are available at any time.

Under the Assured Payment Option and APO Plus, in addition to the GIROs above, GIROs ending on February 15th for each of the maturity years 2009 through 2013 are available.

We will not accept allocations to a GIRO if, on the Transaction Date:

o Such Transaction Date and the Expiration Date for such GIRO fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The GIRO has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a GIRO can be determined at the time it is made, you can determine the amount required to be allocated to a GIRO in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the GIRO). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available GIRO were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF        APRIL 15,          PER $100 OF
    MATURITY YEAR            1998          MATURITY VALUE
-------------------------------------------------------------
        1999                  4.48%             $96.39
        2000                  4.59               92.08
        2001                  4.64               87.91
        2002                  4.68               83.89
        2003                  4.73               79.95
        2004                  4.80               76.04
        2005                  4.81               72.50
        2006                  4.83               69.07
        2007                  4.86               65.72
        2008                  4.86               62.68
-------------------------------------------------------------

Available under the Assured Payment Option and APO Plus
-------------------------------------------------------------
        2009                  4.75%             $60.45
        2010                  4.75               57.71
        2011                  4.75               55.09
        2012                  4.75               52.59
        2013                  4.75               50.20
-------------------------------------------------------------

Allocation among GIROs

The same approach as described above may also be used to determine the amount which you would need to allocate to each GIRO in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of April 15, 1998 would be $440.22 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from GIROs or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date


We will notify you on or before December 31st prior to the Expiration Date of each GIRO in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 4:

     (a) to transfer the Maturity Value into any GIRO we are then offering, or into any of our Investment Funds; or


     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).


If we have not received your election as of the Expiration Date, the Maturity Value in the expired GIRO will be transferred into the GIRO with the earliest Expiration Date.


MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE


Any withdrawal (including transfers, surrender and deductions) from a GIRO prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that GIRO to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a GIRO with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a GIRO and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term GIROs.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a GIRO will be determined for each contribution allocated to that Period as follows:


(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.


     (b) We  determine  the  period   remaining  in  your  GIRO  (based  on  the
         Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same GIRO.


     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.


(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such GIRO, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a GIRO will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a GIRO. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the GIRO by (ii) the Annuity Account Value in such GIRO prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a GIRO is the rate we have in effect for this purpose even if new allocations to that GIRO would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a GIRO to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new GIROs, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

MODAL PAYMENT PORTION

(Applicable Only for the Assured Payment Option and APO Plus)



Under the Assured Payment Option and APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the

Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest GIRO we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a GIRO, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired GIRO held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired GIRO, beginning on the Expiration Date of such GIRO.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.


INVESTMENTS


Amounts allocated to GIROs (or the Modal Payment Portion of the Guaranteed Period Account under Traditional IRA and Roth IRA Certificates) will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the GIROs (or the Modal Payment Portion of the Guaranteed Period Account under Traditional IRA and Roth IRA Certificates) will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account (and any earnings on those amounts) are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the GIROs. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the GIROs at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the GIROs.


Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account


Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account and the Special Dollar Cost Averaging Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "Assured Payment Option," "Life Contingent Annuity," in Part 5.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------
                PART 3: THE SPECIAL DOLLAR COST AVERAGING ACCOUNT
--------------------------------------------------------------------------------

The Special Dollar Cost Averaging Account is part of our general account and pays interest at guaranteed rates. The general account supports all of our policy and contract guarantees, as well as our general obligations. See, "General Account" under "Investments" in "Part 2: the Guaranteed Period Account" for a discussion of our general account.

The Special Dollar Cost Averaging Account is only available for Dollar Cost Averaging of your entire initial contribution. Partial allocation of your initial contribution and transfer of amounts into this Account are not permitted. The Special Dollar Cost Averaging Account will not be available as an Investment Option under your Certificate after the first Contract Year. The Special Dollar Cost Averaging Account may not currently be available in your state. See "Dollar Cost Averaging" in Part 4. Contributions to the Special Dollar Cost Averaging Account, less transfers under the Special Dollar Cost Averaging program are guaranteed by Equitable Life.

Interest is credited to the Special Dollar Cost Averaging Account every day at the current interest rate. Current interest rates are set periodically by Equitable Life, at its discretion, according to procedures that Equitable Life reserves the right to change. All interest rates are effective annual rates, but before deduction of applicable withdrawal charges.

An interest rate is assigned to each allocation of an initial contribution to the Special Dollar Cost Averaging Account and the rate is guaranteed for a Contract Year. The guaranteed interest rate applicable under the Special Dollar Cost Averaging program is set forth in your Certificate and will never be less than 3%. See "Dollar Cost Averaging" in Part 4 for the rules and restrictions applicable to the Special Dollar Cost Averaging Account.

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         PART 4: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
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THE PROVISIONS DISCUSSED IN THIS PART 4 APPLY WHEN YOUR CERTIFICATE IS OPERATING
PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. UNDER TRADITIONAL IRA AND ROTH IRA CERTIFICATES, DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE ASSURED PAYMENT OPTION OR APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR TRADITIONAL IRA OR ROTH IRA CERTIFICATE AS DISCUSSED IN PART 5.

WHAT IS THE EQUITABLE ACCUMULATOR?


The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and GIROs providing guaranteed interest when held to maturity. The Special Dollar Cost Averaging Account providing guaranteed interest is also available (in states where approved) only for Dollar Cost Averaging of your initial contribution during the first Contract Year. Equitable Accumulator Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). NQ Certificates may also be used as an investment vehicle for qualified plans (QP). The provisions of your Certificate may be restricted by applicable laws or regulations. Roth IRA
Certificates may not currently be available in your state. Your agent can provide information about state availability, or you may contact our Processing Office.


Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES


NQ Certificates are available for Annuitant issue ages 0 through 83.

QP CERTIFICATES

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) or 401(k) of the Code. Such purchases may not be available in all states. QP Certificates are available for Annuitant issue ages 20 through 70. Plan fiduciaries considering purchase of a Certificate should read the important information in "Appendix II: Purchase Considerations for QP Certificates."


JOINT OWNERSHIP


If Joint Owners are named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your agent can provide information about state availability, or you may contact our Processing Office.


CONTRIBUTIONS UNDER THE CERTIFICATES


The minimum initial contribution under all Certificates is $5,000. We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

IRA CERTIFICATES


Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 8: Tax Aspects of the Certificates."

Under Traditional IRA Certificates, you may make subsequent contributions of at least $1,000. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.



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"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer
contribution  is  made.  See  "Traditional   Individual   Retirement   Annuities
(Traditional IRAs)" in Part 8. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 8.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until you attain age 79, provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 8.

NQ CERTIFICATES

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 84.

QP CERTIFICATES

Under QP Certificates, we will only accept contributions which are employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If a defined contribution plan is qualified under Section 401(k) of the Code, contributions may include employee pre-tax and employer matching contributions, but not employee after-tax contributions to the plan. For defined benefit plans, contributions may not be made by employees. The employer shall contribute to the Certificates such amounts as shall be determined by the plan trustee.

Under QP Certificates, you may make subsequent contributions of at least $1,000 once per Contract Year at any time during the Contract Year until the Annuitant attains age 71.


METHODS OF PAYMENT


Except as indicated under "Wire Transmittals" and "Automatic Investment Plan" below, all contributions must be made by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.

Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the agent, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 8. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.


Automatic Investment Program


Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. AIP is not available for Roth IRA and QP Certificates.

The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be allocated to any of the Investment Funds and available GIROs, but not the Special Dollar Cost Averaging Account. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.


You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.


A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment



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Fund based on the Accumulation  Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified GIRO offered on the Transaction Date. An initial contribution allocated to the Special Dollar Cost Averaging Account will receive the guaranteed interest rate in effect on the Transaction Date.


Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Funds and GIROs. The Special Dollar Cost Averaging Account is not available under Self-Directed Allocation. Allocations among the available Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to GIROs must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.


Principal Assurance Allocation


This option (for Annuitant issue ages up through age 75) assures that your Maturity Value in a specified GIRO will equal your initial contribution on the GIRO's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the GIRO. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected GIRO. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Required Minimum Distributions" in Part 8.


Dollar Cost Averaging Allocation


A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 4 under "Dollar Cost Averaging."


FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.


Your refund will equal the Annuity Account Value reflecting any investment gain or loss, any positive or negative market value adjustment, and any guaranteed interest through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If the Assured Payment Option or APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Traditional IRA Certificate to an Equitable Accumulator Roth IRA Certificate, you may cancel your Equitable Accumulator Roth IRA Certificate and return to an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent.


ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit


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Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account


The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each GIRO, using the Guaranteed Rate in effect for new allocations to such GIRO on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the
Guaranteed Period Account will equal the Maturity Value. While the Assured Payment Option or APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 2: The Guaranteed Period Account."

Annuity Account Value in Special Dollar Cost Averaging Account

The amount that you have in the Special Dollar Cost Averaging Account at any time is equal to your initial contribution allocated to the Special Dollar Cost Averaging Account on your behalf plus interest, less the sum of all amounts that have been Dollar Cost Averaged out. See "Part 3: The Special Dollar Cost Averaging Account."

TRANSFERS AMONG INVESTMENT OPTIONS


At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o You may not transfer any amount to the Special Dollar Cost Averaging Account. The Special Dollar Cost Averaging Account is available only for allocation of your initial contribution during the first Contract Year under the Special Dollar Cost Averaging program. A request by you to transfer amounts out of the Special Dollar Cost Averaging Account will cancel the Special Dollar Cost Averaging program. In such case, all amounts will be transferred out of the Special Dollar Cost Averaging Account. See "Dollar Cost Averaging" below.

o Transfers out of a GIRO other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to GIROs must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a GIRO with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the specified Investment Options to the Investment Funds periodically, more Accumulation Units are purchased in an


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Investment Fund if the value per Accumulation Unit is low and fewer Accumulation
Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

You elect a Dollar Cost Averaging program by completing the proper form and sending it to our Processing Office. The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st).

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 5) is in effect.


Special Dollar Cost Averaging


For Certificate Owners who at issue of the Certificate want to Dollar Cost Average their entire initial contribution from the Special Dollar Cost Averaging Account into the Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program. Under this program your entire initial contribution must be allocated to the Special Dollar Cost Averaging Account and it will be credited with interest at the guaranteed interest rate in effect on the Transaction Date. We will transfer amounts out of the Special Dollar Cost Averaging Account into the Investment Funds according to your instructions. All amounts will be transferred out by the end of the first Contract Year. Thereafter, no other amounts may be allocated to the Special Dollar Cost Averaging Account under your Certificate.

A request by you to transfer or withdraw any amount from the Special Dollar Cost Averaging Account will cancel this program. Or, you may request to cancel this program at any time by sending us satisfactory notice to our Processing Office. Upon cancellation, all remaining amounts in the Special Dollar Cost Averaging Account will be transferred out and allocated to the other Investment Options according to the allocation percentages you currently have on file with us, unless you specify other allocation percentages.

Dollar Cost Averaging from the Special Dollar Cost Averaging Account may not currently be available in your state. If the Special Dollar Cost Averaging Account is not available in your state, we offer a Special Dollar Cost Averaging program from the Alliance Money Market Fund. Under Special Dollar Cost Averaging from the Alliance Money Market Fund, the mortality and expense risks and the administration charges will not be deducted. See "Charges Deducted from the Investment Funds" in Part 6. We reserve the right to discontinue offering Special Dollar Cost Averaging from the Alliance Money Market Fund for new Certificates subject to state availability of the Special Dollar Cost Averaging Account. Your agent can provide information about state availability, or you may contact our Processing Office.


General Dollar Cost Averaging


If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. You may not have Annuity Account Value transferred to the Special Dollar Cost Averaging Account or the GIROs. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the Dollar Cost Averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.


REBALANCING


We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account or the Special Dollar Cost Averaging Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to

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discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.


BASEBUILDER BENEFITS


The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefits Charge" in Part 6). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options for Annuitant issue ages 20 through 75: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80. Under Traditional IRA Certificates for Annuitant issue ages 20 through 60, we offer an alternate Guaranteed Minimum Death Benefit under the baseBUILDER which is a 6% Roll Up to Age 70. The three baseBUILDER Guaranteed Minimum Death Benefit options are described below. If you do not elect the baseBUILDER, and for Annuitant issue ages 0 through 19 under NQ Certificates, the 6% Roll Up to Age 80 and the Annual Ratchet to Age 80 Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The 6% Roll Up to Age 70 Guaranteed Minimum Death Benefit is available only under the baseBUILDER. The baseBUILDER is not currently available in New York.

If the Annuitant's age at issue is 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your agent for a copy of the prospectus supplement describing this benefit.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.


GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT ELECTION        PAYABLE FOR LIFE WITH
                               10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                       $  8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------



Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5.

Under Traditional IRA, Roth IRA and NQ Certificates, the Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

For information on when the Guaranteed Minimum Income Benefit may be exercised under QP Certificates, see "Exercise of the Guaranteed Minimum Income Benefit under QP Certificates" below.

When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:


-------------------------------------------------------------
                      LEVEL PAYMENTS*
                                  PERIOD CERTAIN YEARS
         ANNUITANT'S         TRADITIONAL AND
       AGE AT ELECTION           ROTH IRA          NQ
-------------------------------------------------------------
          60 to 75                 10              10
             76                     9              10
             77                     8              10
             78                     7              10
             79                     7              10
             80                     7              10
             81                     7               9
             82                     7               8
             83                     7               7


----------------
* Other  forms and periods  certain may also be  available.
  For    Traditional   IRA    Certificates,    please   see
  "Traditional      Individual     Retirement     Annuities
  (Traditional  IRAs):  Required Minimum  Distributions" in
  Part 8 to see how this option may be affected if exercised after age 70 1/2.


--------------------------------------------------------------------------------

Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.


You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 5. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your agent.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your agent. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.


Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.


Exercise of the Guaranteed Minimum Income Benefit under QP Certificates

Under QP Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated above, only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.


DEATH BENEFIT

When the Annuitant Dies


Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The joint ownership feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.


The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT


Applicable for Annuitant Issue Ages 0 through 79 under NQ Certificates; 20 through 78 under Traditional IRA and Roth IRA Certificates; and 20 through 70 under QP Certificates.

You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6%  Roll Up to Age 80 -- On the  Contract  Date  the  Guaranteed  Minimum  Death
---------------------
Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, and the GIROs, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.


Annual Ratchet to Age 80 -- On the Contract  Date, the Guaranteed  Minimum Death
------------------------
Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.


Alternate   baseBUILDER   Guaranteed  Minimum  Death  Benefit  applicable  under
Traditional IRA  Certificates  for Annuitant Issue Ages 20 through 60

6% Roll Up to Age 70 -- Interest will be credited at 6% and 4% respectively  (as
--------------------
described under the 6% Roll Up to Age 80 above) through the Annuitant's age 70 (or at the Annuitant `s death, if earlier) and 0% thereafter and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. You also elect this benefit when you apply for a Certificate and once elected, the benefit may not be changed.


Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.


Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each GIRO. See "GIROs" in Part 2.


See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 5. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.


Successor Annuitant/Certificate Owner


If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/ Certificate Owner by completing the appropriate form and sending it to our Processing Office.


If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.


The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.


CASH VALUE


The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment and any guaranteed interest. We do not guarantee any minimum Cash Value except for amounts in a GIRO held to the Expiration Date and amounts in the Special Dollar Cost Averaging Account. See "Part 2: The Guaranteed Period Account" and "Part 3: The Special Dollar Cost Averaging Account." On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6:
Deductions and Charges."


SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.


You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 5. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 8: Tax Aspects of the Certificates."


WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.


We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account and the Special Dollar Cost Averaging Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.


ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


QP Certificates may not be assigned.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan.

Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."


SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES


   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the GIROs and guaranteed interest rates for the Special Dollar Cost Averaging Account. Also call during our regular business hours to speak to one of our customer service representatives.


o  PROCESSING OFFICE


   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 13014
     Newark, NJ 07188-0014


   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094


   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Equitable Accumulator
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Investment Options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing this the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Investment Options. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Investment Options. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.


DISTRIBUTION OF THE CERTIFICATES


As the  distributor  of the  Certificates  effective  May 1, 1998,  EQ Financial
Consultants, Inc. (EQFC), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. Effective on the same date, EQFC also serves as the principal underwriter of the Separate Account under the 1940 Act. EQFC is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EQFC's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Prior to May 1, 1998, Equitable Distributors, Inc. (EDI), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the Certificates and the principal underwriter of the Separate Account under the 1940 Act. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable Life's separate accounts, including the Separate Account, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997, $884,486 for 1996 and $68,676 for
1995 as the distributor of the Certificates and as the principal underwriter of the Separate Account.

The Certificates will be sold by registered representatives of EQFC and its affiliates, who are also our licensed insurance agents. EQFC may receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------
               PART 5: DISTRIBUTION METHODS UNDER THE CERTIFICATES
--------------------------------------------------------------------------------

The Certificates offer several distribution methods specifically designed to provide retirement income. Under Traditional IRA and Roth IRA Certificates, the Assured Payment Option or APO Plus may be elected in the application or as a distribution option at a later date. In addition, Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. The Assured Payment Option and APO plus may not be available in all states. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 8: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).

ASSURED PAYMENT OPTION

(Available Only under Traditional IRA and Roth IRA Certificates)

The Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and, for Traditional IRA Certificates, to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last GIRO, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period," as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.

You may elect the Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Tax  Considerations  for the Assured Payment Option and APO Plus" in Part
8. The Assured Payment Option may be elected at ages as young as 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the Assured Payment Option is elected, all amounts currently held under your Equitable Accumulator Traditional IRA or Roth IRA Certificate must be allocated to the GIROs, the Modal Payment Portion of the Guaranteed Period
Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Part 8: Tax Aspects of the Certificates."

Subsequent Contributions under the Assured Payment Option

Under Traditional IRA Certificates, subsequent "regular" Traditional IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent Traditional IRA rollover and direct transfer contributions may be made at any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the Assured Payment Option is in effect and provided you meet certain requirements. See "Part 8: Tax Aspects of the Certificates."

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing GIROs on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 2: The Guaranteed Period Account."

During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

Payments will generally start one payment mode from the date the Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 72 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. For Traditional IRA Certificates, before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your Traditional IRA. See "Traditional Individual Retirement Annuities (Traditional IRAs):
Required Minimum Distributions" in Part 8. The ability to defer the payment start date may not be available in all states.

For Traditional IRA Certificates, required minimum distributions will be calculated based on the Annuity Account Value in each GIRO and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Traditional IRA Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other Traditional IRA funds you may have. See "Lump Sum Withdrawals" below and "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 8.

See Appendix IV for an example of payments purchased under an Assured Payment Option.

Fixed Period

The fixed period based on your age at issue of the Certificate (or age at the time of election if the Assured Payment Option is elected after issue) will be as follows:

-------------------------------------------------------------
             AGE*                      FIXED PERIOD
-------------------------------------------------------------
        59 1/2through 70                 15 years
        71 through 75                    12 years
        76 through 80                     9 years
        81 through 83                     6 years
-------------------------------------------------------------

If you defer the date payments will start, your fixed period will be as follows:

-------------------------------------------------------------
                                  FIXED PERIOD
                            BASED ON DEFERRAL PERIOD
                     ----------------------------------------
                         1-36         37-60        61-72
        AGE*            MONTHS       MONTHS       MONTHS
-------------------------------------------------------------
   53 1/2through 70    12 years     9 years      9 years
    71 through 75       9 years     9 years        N/A
    76 through 80       6 years     6 years        N/A
    81 through 83         N/A         N/A          N/A

-------------------

* For Joint and Survivor, the fixed period is based on the age of the younger Annuitant.
--------------------------------------------------------------------------------

Allocation of Contributions or Annuity Account Value

If the Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the applicable fixed period, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the GIROs and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your underwriting classification. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the Assured Payment Option is elected anytime after issue of the Certificate or if you cancel APO Plus (discussed below) and elect the Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds and the Special Dollar Cost Averaging Account, will be allocated by us among the GIROs, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds and the Special Dollar Cost Averaging Account. If amounts in the GIROs are transferred, a market value adjustment may apply.

If you elect the Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Alliance Money Market Fund under Equitable Accumulator Traditional IRA or Roth IRA, as applicable, described in Part 4. Election of the Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the Assured Payment Option as described above.

Any subsequent contributions made while the Assured Payment Option is in effect must be allocated to the GIROs and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide payments on a Single Life or a Joint and 100% to Survivor basis. Your payments under the Life Contingent Annuity will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and Survivor

Election of the Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83.

Withdrawals under the Assured Payment Option

While the Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or, if a Lump Sum Withdrawal is made under a Traditional IRA Certificate to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining GIROs to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. The first reduction in your payments will take place no later than the date of the next planned increase.

Substantially Equal Payment Withdrawals, Systematic Withdrawals and, under Traditional IRA Certificates, Minimum Distribution Withdrawals, may not be elected while the Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.

Death Benefit

Once you have elected the Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each GIRO, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life

Contingent Annuity. The death benefit payable relates only to the GIROs under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the Assured Payment Option

The Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers among Investment Options" in Part 4, while the Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawal Options" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you own a Traditional IRA Certificate and you elected the Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Traditional IRA Certificate.

For Traditional IRA Certificates, before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Traditional Individual Retirement Annuities (Traditional IRAs): Tax Considerations for the Assured Payment Option and APO Plus" in Part 8.

Income Annuity Options and Surrendering the Certificates

If you elect an annuity benefit as described under "Annuity Benefits" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 4, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

Withdrawal Charge

While the Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Traditional IRA Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in
Part 6.

APO PLUS

APO Plus is a variation of the Assured Payment Option. APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the Assured Payment Option apply to APO Plus. APO Plus enables you to keep a portion of your Annuity Account Value in the Alliance Common Stock Fund or the Alliance Equity Index Fund as you select, while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the Assured Payment Option. You select either the Alliance Common Stock Fund or Alliance Equity Index Fund in the application and once elected it may not be changed. When you elect APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the Assured Payment Option to provide a minimum amount of level guaranteed lifetime income through allocation of amounts to the GIROs and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Fund you selected. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in such Investment Fund is applied to increase the guaranteed level payments under the Assured Payment Option.

APO Plus allows you to remain invested in an Investment Fund for longer than would be possible if you applied your entire Annuity Account Value all at once to the Assured Payment Option or to an annuity benefit, while utilizing an "exit strategy" to provide retirement income.

The fixed period under APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if APO Plus is elected after issue) and will be the same as the periods indicated for payments under "Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "Assured Payment Option" above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the Assured Payment Option.

You elect APO Plus in the application or at a later date by submitting the proper form. APO Plus may not be elected if the Assured Payment Option is already in effect.

The amount applied under APO Plus is either the initial contribution if APO Plus is elected at issue of the Certificate, or the Annuity Account Value if APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount under the Assured Payment Option where the payments increase as described above. The difference between the amount required for level payments and the amount required for the increasing payments is allocated to the Investment Fund. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Fund is applied to increase the level payments under the Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Fund will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire
Annuity Account Value to the Assured Payment Option increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Fund is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Fund is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While APO Plus provides a minimum amount of level guaranteed lifetime payment under the Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Fund in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the Assured Payment Option with increasing payments.

See Appendix IV for an example of the payments purchased under Assured Payment Option and APO Plus.

For Traditional IRA Certificates, in calculating your required minimum distributions your Annuity Account Value in the Investment Fund, the Annuity Account Value in each GIRO, any amount in the Modal Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "Assured Payment Option" above. Also see "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 8.

Allocation of Subsequent Contributions under APO Plus

Any subsequent contributions you make may only be allocated to the Investment Fund you selected, where it is later applied by us under the Assured Payment Option. Subsequent contributions may no longer be made after the end of the fixed period.


Withdrawals under APO Plus

While APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or, under Traditional IRA Certificates, if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from your Annuity Account Value in the Investment Fund unless you specify otherwise. If there is insufficient value in the Investment Fund the excess will be taken from the GIROs and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the Assured Payment Option" above.

For Traditional IRA Certificates, a Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.


Death Benefit

Once you have elected APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to (i) the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each GIRO, plus (ii) any amounts in the Modal Payment Portion of the Guaranteed Period Account, plus (iii) contributions allocated to the selected Investment Fund, less amounts applied to increase payments under the Assured Payment Option and, less any withdrawals. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the GIROs under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of APO Plus

You may terminate APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate APO Plus at any time and have your Certificate operate under the Equitable Accumulator Traditional IRA or Roth IRA rules (see "Part 4: Provisions of the Certificates and Services We Provide") or (ii) elect the Assured Payment Option. In the latter case your remaining Annuity Account Value in the Investment Fund will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a GIRO. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the GIROs and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.

WITHDRAWAL OPTIONS


The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Special withdrawal rules may apply under the Assured Payment Option and APO Plus.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 8:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

Any withdrawal while the Special Dollar Cost Averaging program in the Special Dollar Cost Averaging Account is in effect will cancel such program. See "Special Dollar Cost Averaging" in Part 4.


LUMP SUM WITHDRAWALS

(Available under Traditional IRA, Roth IRA and NQ Certificates)


You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 4.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 4. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the Assured Payment Option or APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.


SYSTEMATIC WITHDRAWALS

(Available under Traditional IRA, Roth IRA and NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.


Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the GIROs in order of the earliest Expiration Date(s) first (a market value adjustment may apply).

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 6.

Systematic Withdrawals may not be elected if the Special Dollar Cost Averaging program from the Special Dollar Cost Averaging Account is in effect.


SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

(Available under Traditional IRA and Roth IRA Certificates)


Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 8: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. Substantially Equal Payment Withdrawals may not be elected if the Special Dollar Cost Averaging program from the Special Dollar Cost Averaging Account is in effect. A Lump Sum Withdrawal taken while
Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the GIROs in order of the earliest Expiration Date(s) first (a market value adjustment may apply).


Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS

(Available under Traditional IRA Certificates)


Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Traditional IRA Certificate you own, subject to our rules then in effect. Currently,

Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the GIROs in order of the earliest Expiration Date(s) first (a market value adjustment may apply).

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 6.


Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                       AGE               AMOUNT WITHDRAWN
                        70                   $6,250
                        75                   $7,653
                        80                   $8,667
                        85                   $8,770
                        90                   $6,931
                        95                   $3,727
                       100                   $1,179

                        Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.


This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. It assumes no allocation to the Special Dollar Cost Averaging Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME
BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT


Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 70 or 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.


Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/ $10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT

BENEFIT BASE


The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, and the GIROs, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (age

70 if the 6% Roll Up to Age 70 is elected), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 4) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.


Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.


ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the GIROs that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.



o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies. Currently this annuity option is available only as a fixed annuity.

o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of payments to the survivor.


The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


We offer the annuity distribution options outlined above in fixed form. In variable form, only the following options are available: Life Annuity (except in New York), Life Annuity -- Period Certain, Joint and Survivor Life Annuity and Life Period Certain Annuity (100% to Survivor). Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through your choice of Investment Funds of HRT through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

Under QP Certificates, the only annuity forms available are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain.

For all Annuitants under Traditional IRA, Roth IRA and NQ Certificates, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your agent can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS


Under Traditional IRA, Roth IRA and NQ Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate.

Under QP Certificates, Income Manager payout annuity certificates are available only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant, and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a Participant/Employee in the qualified plan.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level payments (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing payments (NQ Certificates) under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.


If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under
an  Income  Manager  (Life  Annuity  with  a  Period   Certain)  payout  annuity
certificate.


You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under your Equitable Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your agent. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------
                         PART 6: DEDUCTIONS AND CHARGES
--------------------------------------------------------------------------------


CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%


If the Assured Payment Option or APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.


The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.


While the Assured Payment Option or APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.


There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.


For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 8: Tax Aspects of the Certificates."


The withdrawal charge is to help cover sales expenses.


For NQ Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate), and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 8 concerning recent IRS announcements on the use of annuities in CRTs.

We may also offer other  Equitable  Accumulator  certificates,  which have other
charges.   A  current   prospectus   for  these  other   Equitable   Accumulator
certificates, if available, may be obtained from your agent.

baseBUILDER Benefits Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. For the baseBUILDER with the 6% Roll Up to Age 80 Guaranteed Minimum Death Benefit and the Annual Ratchet to Age 80 Guaranteed Minimum Death Benefit (available for Annuitant issue ages 20 through
75), the percentage is equal to 0.30%. For the baseBUILDER with the 6% Roll Up to Age 70 Guaranteed Minimum Death Benefit (available under Traditional IRA Certificates for Annuitant issue ages 20 through 60), the percentage is equal to 0.15%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the GIROs in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.


Charges for State Premium and Other Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the Virgin Islands).


CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge


We will deduct a daily charge from the net assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.


The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge


We will deduct a daily charge from the net assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HRT CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HRT's assets, the 12b-1 fee, direct operating expenses of HRT (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HRT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
HRT PORTFOLIO                              (ANNUAL RATE)
-------------------------------------------------------------
Alliance Conservative Investors                 0.475%
Alliance Growth Investors                       0.550%
Alliance Growth & Income                        0.550%
Alliance Common Stock                           0.475%
Alliance Global                                 0.675%
Alliance International                          0.900%
Alliance Aggressive Stock                       0.625%
Alliance Small Cap Growth                       0.900%
Alliance Money Market                           0.350%
Alliance Intermediate Government
   Securities                                   0.500%
Alliance High Yield                             0.600%
Alliance Equity Index                           0.325%
-------------------------------------------------------------

Investment advisory fees are established under HRT's investment advisory agreements between HRT and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HRT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio), may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. With respect to the Alliance Small Cap Growth Portfolio, EDI will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in a ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%. Prior to October 8, 1997, EDI waived a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HRT prospectus.

EQAT CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQAT's assets, the 12b-1 fee, direct operating expenses of EQAT (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQAT (such as brokerage commissions and other expenses related to the purchase and sale of securi-

ties), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                           MANAGEMENT AND
                                            ADVISORY FEE
EQAT PORTFOLIO                             (ANNUAL RATE)
-------------------------------------------------------------
BT Equity 500 Index                             0.25%
BT Small Company Index                          0.25%
BT International Equity Index                   0.35%
MFS Emerging Growth Companies                   0.55%
MFS Research                                    0.55%
Merrill Lynch Basic Value Equity                0.55%
Merrill Lynch World Strategy                    0.70%
Morgan Stanley Emerging Markets Equity          1.15%
EQ/Putnam Balanced                              0.55%
EQ/Putnam Growth and Income Value               0.55%
T. Rowe Price Equity Income                     0.55%
T. Rowe Price International Stock               0.75%
Warburg Pincus Small Company Value              0.65%
--------------------------------------------------------------

EQ Financial has entered into expense limitation agreements with EQAT, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio (other than interest, taxes, and brokerage commissions, in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) are limited to certain amounts. See the prospectus for EQAT for more information.

The Rule 12b-1 Plan provides that EQAT, on behalf of each Portfolio, may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQAT prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. Under the Assured Payment Option and APO Plus we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HRT and EQAT, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.


We may also establish different Guaranteed Rates for the GIROs under different classes of Certificates for group or sponsored arrangements.


We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------
                              PART 7: VOTING RIGHTS
--------------------------------------------------------------------------------

THE TRUSTS' VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HRT and EQAT. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trusts' Board of Trustees,

o  to ratify the selection of independent auditors for the Trusts, and

o on any other matters described in the current prospectuses for the Trusts or requiring a vote by shareholders under the 1940 Act.

Because HRT is a Massachusetts business trust and EQAT is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of the Trusts is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.


VOTING RIGHTS OF OTHERS


Currently, we control each trust. EQAT shares currently are sold only to our separate accounts. HRT shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------
                     PART 8: TAX ASPECTS OF THE CERTIFICATES
--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed throughout the prospectus and in Appendix II.


This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES


The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TRANSFERS AMONG INVESTMENT OPTIONS

Under current law, there will not be any tax liability if you transfer Annuity Account Value among the Investment Funds, or between the Guaranteed Period
Account and one or more Investment Funds, or from the Special Dollar Cost Averaging Account.


TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.


Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if you transfer a Certificate, for example, as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals


Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in the NQ Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 4, your investment in that original contract generally is treated as the basis in the Equitable Accumulator NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity  Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death


If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 4, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).


If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.


Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 4.


CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO


Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION


The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-

IRAs are issued and funded in connection with employer-sponsored retirement plans. Regardless of the type of IRA, your interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

The Equitable Accumulator Certificate is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Code. This prospectus contains the information which the Internal Revenue Service (IRS) requires to be disclosed to you before you purchase an individual retirement arrangement. This section of Part 8 covers some of the special tax rules that apply to individual retirement arrangements, including Traditional IRAs and Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.


There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.


The Equitable Accumulator IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator IRA Certificate. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 4 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.


Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and Transfers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 4. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Rollovers and Transfers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of contributions which you may make to all IRAs (including Roth IRAs) in any taxable year. The above limit may be less when your earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

If you are married and file a joint income tax return, your and your spouse's compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that you can deduct depends on whether you are covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.


Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution with the phase out, you determine AGI and subtract $30,000 if you are single, $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess
AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:

                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------           Dollar           Deduction
        $10,000                Deduction            Limit


If you are not eligible to deduct part or all of the Traditional IRA contribution you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional
IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and non-deductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving amounts from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which you attain age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.


EXCESS CONTRIBUTIONS


Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in your gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing your Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.


The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.


Under the conditions and limitations of the Code, you may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.


The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES


Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to you. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by you in your gross income.

If you have made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. You must keep records of all such nondeductible contributions. At the end of each tax year in which you have received a distribution from any traditional individual retirement arrangement, you determine a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by you at the end of the tax year (including rollover
Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Rollovers and Transfers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.


Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of your interest in the IRA over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.


You may recompute your minimum distribution amount each year based on your current life expectancy as well as that of your spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

If you have been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) you may subsequently apply such funds to a life annuity-based payout, provided that you have elected to recalculate life expectancy annually (and your spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.


If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.


Except as described in the next sentence, if you die after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to your death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to your death applies if the beneficiary of the Traditional IRA is your surviving spouse. In some circumstances, your surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If you die before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of your entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.


TAXATION OF DEATH BENEFITS


Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.


If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.


TAX CONSIDERATIONS FOR THE ASSURED PAYMENT OPTION AND APO PLUS

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your Traditional IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any Traditional IRA funds under the Assured Payment Option or APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the Assured Payment Option and APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other Traditional IRA funds you may have. Alternatively, you may convert your Traditional IRA Life Contingent Annuity under the Certificate to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the Traditional IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of a Traditional IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" Traditional IRA treatment. See "Rollovers and Transfers" above.

PROHIBITED TRANSACTION


A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.


PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.


A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 5. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS


Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.


We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of Part 8 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code.

Cancellation


You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 4 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.


Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.


Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 4. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.


ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?


Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer transaction is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions and can be made more frequently than once a year.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.) For this reason, Equitable Life is required to withhold 10% Federal income tax from the amount converted unless you elect out of such withholding. See "Federal and State Income Tax Withholding and Information Reporting" below.

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.


YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR

ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."


Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS


NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 6. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.


(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).


(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).


(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).


Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.


Non-Qualified Distributions from Roth IRAs


Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it appears that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions


A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.


EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.


Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.


Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. For this reason we are generally required to withhold on conversion rollovers of Traditional IRAs to Roth IRAs, as the deemed withdrawal from the Traditional IRA is taxable. Withholding may also apply to any taxable amounts paid under a free look or cancellation. Generally, no withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.


The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.


Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.


Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

--------------------------------------------------------------------------------
                            PART 9: OTHER INFORMATION
--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the Certificates or the Certificates' distribution.

--------------------------------------------------------------------------------
                         PART 10: INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method, presented in Tables 1 and 2, reflects all applicable fees and charges, including the optional baseBUILDER benefits charge, but not the charges for any applicable taxes such as premium taxes.

The second method, presented in Tables 3, 4 and 5, also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional baseBUILDER benefits charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

No Certificates with the product features, fees and expenses described in this prospectus were offered prior to the date of this prospectus. Accordingly, the performance data for the Investment Funds have been adjusted for the Certificate expenses, as described herein, that would have been incurred had these Certificates been available prior to such date. In addition, the investment results prior to October 1996, when HRT Class IB shares were not available, have been adjusted to reflect 12b-1 fees.

In all cases the results shown in the tables are based on the actual historical investment experience of the corresponding Portfolios of HRT or EQAT, as the case may be (see "HRT Portfolios," below). Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio, as indicated in Table 1. When we advertise the performance of an Investment Fund we will separately include the historical performance of the Investment Fund, determined in the manner shown in Table 1, since the Investment Fund's inception date, as and to the extent required by regulatory authorities.

HRT Portfolios

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HRT Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HRT, as well as an assumed charge of 0.06% for direct operating expenses.

EQAT Portfolios

EQAT commenced operations on May 1, 1997. The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQAT commenced operations on May 1, September 2, and December 31, 1997.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account, and "Part 3: The Special Dollar Cost Averaging Account" for information on the Special Dollar Cost Averaging Account.

The performance data in Tables 1 and 2 (which reflect the first calculation method described above) illustrate the average annual total return of the Investment Funds, and the growth of an investment in the Investment Funds, respectively, over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period on December 31, 1997. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.


Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.


In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1997 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                                     TABLE 1
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1997*


------------------------------------------ ------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
                                                                                                    SINCE
                                                                                                  INVESTMENT       SINCE
                                               ONE         THREE        FIVE          TEN            FUND        PORTFOLIO
INVESTMENT FUND                               YEAR         YEARS        YEARS        YEARS       INCEPTION**     INCEPTION***
------------------------------------------ ------------ ------------ ------------ ------------- --------------- ----------------
Alliance Conservative Investors                 4.43%        9.40%        6.33%          --           7.49%          6.82%
Alliance Growth Investors                       7.92        15.12        10.70           --          12.77          12.39
Alliance Growth & Income                       17.73        20.29           --           --          17.90          11.16
Alliance Common Stock                          20.16        25.30        18.57        15.88%         22.25          13.76
Alliance Global                                 2.77        11.59        13.70        11.68          10.65           9.00
Alliance International                        (11.60)          --           --           --           2.07           2.50
Alliance Aggressive Stock                       2.04        17.94        12.44        16.89          16.05          17.16
Alliance Small Cap Growth                         --           --           --           --          18.38          18.38
Alliance Money Market                           3.26         2.02         2.20         3.79           1.53           5.01
Alliance Intermediate Government
   Securities                                  (1.42)        4.63         3.46           --           3.15           4.74
Alliance High Yield                             9.58        17.08        13.44        10.72          14.27           9.96
Alliance Equity Index                          23.45        27.04           --           --          22.18          19.62
MFS Emerging Growth Companies                     --           --           --           --          14.32          14.32
MFS Research                                      --           --           --           --           7.99           7.99
Merrill Lynch Basic Value Equity                  --           --           --           --           8.97           8.97
Merrill Lynch World Strategy                      --           --           --           --          (3.24)         (3.24)
Morgan Stanley Emerging Markets Equity            --           --           --           --         (21.39)        (27.59)
EQ/Putnam Balanced                                --           --           --           --           6.43           6.43
EQ/Putnam Growth & Income Value                   --           --           --           --           8.15           8.15
T. Rowe Price Equity Income                       --           --           --           --          14.01          14.01
T. Rowe Price International Stock                 --           --           --           --          (9.41)         (9.41)
Warburg Pincus Small Company Value                --           --           --           --          11.04          11.04

-------------------
See footnotes on page 63.
------------------------------------------------------------------------------------------------------------------------------


                                     TABLE 2
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1997*


-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
                                                 ONE              THREE              FIVE            TEN            SINCE
INVESTMENT FUND                                  YEAR             YEARS             YEARS           YEARS       INCEPTION***
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
Alliance Conservative Investors                $1,044            $1,309            $1,359               --         $1,811
Alliance Growth Investors                       1,079             1,526             1,663               --          2,861
Alliance Growth & Income                        1,177             1,741                --               --          1,697
Alliance Common Stock                           1,202             1,967             2,344           $4,364         17,039
Alliance Global                                 1,028             1,390             1,900            3,017          2,580
Alliance International                            884                --                --               --          1,077
Alliance Aggressive Stock                       1,020             1,641             1,797            4,762          6,690
Alliance Small Cap Growth                          --                --                --               --          1,184
Alliance Money Market                             967             1,062             1,115            1,450          2,296
Alliance Intermediate Government
   Securities                                     986             1,145             1,185               --          1,383
Alliance High Yield                             1,096             1,605             1,879            2,769          2,842

     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1997*



-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
                                                 ONE              THREE              FIVE            TEN            SINCE
INVESTMENT FUND                                  YEAR             YEARS             YEARS           YEARS       INCEPTION***
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
Alliance Equity Index                          $1,235            $2,050                --             --           $2,048
MFS Emerging Growth Companies                      --                --                --             --            1,143
MFS Research                                       --                --                --             --            1,080
Merrill Lynch Basic Value Equity                   --                --                --             --            1,090
Merrill Lynch World Strategy                       --                --                --             --              968
Morgan Stanley Emerging Markets Equity             --                --                --             --              724
EQ/Putnam Balanced                                 --                --                --             --            1,064
EQ/Putnam Growth & Income Value                    --                --                --             --            1,082
T. Rowe Price Equity Income                        --                --                --             --            1,140
T. Rowe Price International Stock                  --                --                --             --              906
Warburg Pincus Small Company Value                 --                --                --             --            1,110

-------------------
* For all the Investment Funds shown other than the Alliance Equity Index Fund, the tables reflect the withdrawal charge and the optional baseBUILDER benefits charge. The values shown for the Alliance Equity Index Fund reflect the withdrawal charge.
**  The  "Since  Inception"  dates  for the  Investment  Funds  are as  follows:
    Alliance Conservative Investors, Alliance Growth Investors, Alliance Growth & Income, Alliance Common Stock, Alliance Global, Alliance International, Alliance Aggressive Stock, Alliance Money Market, and Alliance Intermediate Government Securities (May 1, 1995); Alliance Small Cap Growth, Alliance High Yield, MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1997); and Morgan Stanley Emerging Markets Equity (September 2, 1997).
*** The  "Since  Inception"  dates  for the  Portfolios  of HRT and  EQAT are as follows: Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1,
    1991); Alliance High Yield (January 2, 1987); Alliance Equity Index (March 1, 1994); MFS Emerging Growth Companies (May 1, 1997); MFS Research (May 1,
    1997); Merrill Lynch Basic Value Equity (May 1, 1997); Merrill Lynch World Strategy (May 1, 1997); Morgan Stanley Emerging Markets Equity (August 20,
    1997); EQ/Putnam Balanced (May 1, 1997); EQ/Putnam Growth & Income Value (May 1, 1997); T. Rowe Price Equity Income (May 1, 1997); T. Rowe Price International Stock (May 1, 1997); and Warburg Pincus Small Company Value (May 1, 1997).
--------------------------------------------------------------------------------

Tables 3, 4 and 5 (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS


ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

ALLIANCE GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertibles Index.


ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.


ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Russell 2000 Small Stock Index and 50% Standard & Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: May 1, 1997; Russell 2000 Growth Index.

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE EQUITY INDEX FUND: March 1, 1994; Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index.

MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index.

MERRILL LYNCH BASIC VALUE EQUITY: May 1, 1997; Standard & Poor's 500 Index.

MERRILL LYNCH WORLD STRATEGY: May 1, 1997; 36% Standard & Poor's 500 Index/24% Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+/14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index.

EQ/PUTNAM BALANCED: May 1, 1997; 60% Standard & Poor's 500 Index and 40% Lehman Government/ Corporate Bond Index.

EQ PUTNAM GROWTH & INCOME VALUE: May 1, 1997; Standard & Poor's 500 Index.

T. ROWE PRICE EQUITY INCOME: May 1, 1997; Standard & Poor's 500 Index.

T. ROWE PRICE INTERNATIONAL STOCK: May 1, 1997; Morgan Stanley Capital International Europe, Australia, Far East Index.

WARBURG PINCUS SMALL COMPANY VALUE: May 1, 1997; Russell 2000 Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.



                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE  INVESTORS          11.43%      10.98%       7.06%          --          --           --       7.78%
   Lipper Income                          15.51       15.54       11.61           --          --           --      10.57
   Benchmark                              16.71       17.18       11.87           --          --           --      11.39
ALLIANCE GROWTH INVESTORS                 14.92       16.55       11.35           --          --           --      13.86
   Lipper Flexible Portfolio              18.23       17.09       11.52           --          --           --      11.10
   Benchmark                              26.28       25.64       17.02           --          --           --      14.48
ALLIANCE GROWTH & INCOME                  24.73       21.63           --          --          --           --      14.06
   Lipper Growth & Income                 25.47       25.18           --          --          --           --      17.47
   Benchmark                              29.54       28.62           --          --          --           --      20.14
ALLIANCE COMMON STOCK                     27.16       26.55       19.11       16.10%      15.37%       15.68%      13.98
   Lipper Growth                          24.35       24.72       16.01       15.40       13.99        15.20       13.97
   Benchmark                              33.36       31.15       20.27       18.05       17.52        16.66       15.44
ALLIANCE GLOBAL                            9.77       13.11       14.27       11.92           --           --       9.91
   Lipper Global                          12.99       14.18       13.94        7.21           --           --       3.84
   Benchmark                              15.76       16.62       15.34       10.57           --           --       8.22
ALLIANCE INTERNATIONAL                    (4.60)          --          --          --          --           --       4.67
   Lipper International                    5.47           --          --          --          --           --      11.42
   Benchmark                               1.78           --          --          --          --           --       6.15

        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*



-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK                  9.04%      19.31%      13.05%      17.08%          --           --      17.45%
   Lipper Mid-Cap                         12.11       15.54        9.27       14.32           --           --      15.87
   Benchmark                              27.31       24.88       17.11       17.74           --           --      15.12
ALLIANCE SMALL CAP
   GROWTH                                    --          --           --          --          --           --      25.38**
   Lipper Small Cap                          --          --           --          --          --           --      26.66**
   Benchmark                                 --          --           --          --          --           --      27.66**
ALLIANCE MONEY MARKET                      3.74        3.81        3.02        4.09        4.91%           --       5.48
   Lipper Money Market                     3.95        4.05        3.29        4.41        5.39            --       5.77
   Benchmark                               5.23        5.41        4.71        5.61        6.33            --       6.87
ALLIANCE INTERMEDIATE  GOVERNMENT
   SECURITIES                              5.58        6.33        4.24           --          --           --       5.31
   Lipper Gen. U.S. Government             7.60        8.03        5.65           --          --           --       6.95
   Benchmark                               7.72        8.65        6.39           --          --           --       7.47
ALLIANCE HIGH YIELD                       16.58       18.49       14.04       10.99           --           --      10.25
   Lipper High Yield                      12.87       14.23       10.68       10.33           --           --       9.46
   Benchmark                              12.83       14.54       11.72       12.09           --           --      11.39
ALLIANCE EQUITY INDEX                     30.45       28.26           --          --          --           --      21.41
   Lipper S&P Index                       31.06       29.07           --           --         --           --      21.98
   Benchmark                              33.36       31.15           --          --          --           --      23.84
MFS EMERGING GROWTH
   COMPANIES                                 --          --           --          --          --           --      21.32**
   Lipper Mid-Cap                            --          --           --          --          --           --      20.88**
   Benchmark                                 --          --           --          --          --           --      28.68**
MFS RESEARCH                                 --          --          --           --          --           --      14.99**
   Lipper Growth                             --          --           --          --          --           --      21.89**
   Benchmark                                 --          --           --          --          --           --      22.55**
MERRILL LYNCH BASIC
   VALUE EQUITY                              --          --           --          --          --           --      15.97**
   Lipper Growth                             --          --           --          --          --           --      20.28**
   Benchmark                                 --          --           --          --          --           --      22.55**
MERRILL LYNCH WORLD STRATEGY                 --          --           --          --          --           --       3.76**
   Lipper Global                             --          --           --          --          --           --       8.52**
   Benchmark                                 --          --           --          --          --           --      10.81**
MORGAN STANLEY
   EMERGING MARKETS
   EQUITY                                    --          --           --          --          --           --     (20.59)**
   Lipper Emerging Markets                   --          --           --          --          --           --        N/A
   Benchmark                                 --          --           --          --          --           --     (21.43)**
EQ/PUTNAM BALANCED                           --          --           --          --          --           --      13.43**
   Lipper Balanced                           --          --           --          --          --           --      14.79**
   Benchmark                                 --          --           --          --          --           --      17.17**
EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --           --          --          --           --      15.15**
   Lipper Growth & Income                    --          --           --          --          --           --      20.28**
   Benchmark                                 --          --           --          --          --           --      22.55**

        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY
   INCOME                                    --          --           --          --          --           --      21.01%**
   Lipper Equity Income                      --          --           --          --          --           --      20.91**
   Benchmark                                 --          --           --          --          --           --      22.55**
T. ROWE PRICE
   INTERNATIONAL
   STOCK                                     --          --           --          --          --           --      (2.41)**
   Lipper International                      --          --           --          --          --           --       3.41**
   Benchmark                                 --          --           --          --          --           --       2.85**
WARBURG PINCUS SMALL
   COMPANY VALUE                             --          --           --          --          --           --      18.04**
   Lipper Small Cap                          --          --           --          --          --           --      26.66**
   Benchmark                                 --          --           --          --          --           --      28.68**

----------------------
See footnotes on page 68.
-------------------------------------------------------------------------------------------------------------------------------


                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS           11.43%      36.67%      40.65%         --          --            --         85.49%
   Lipper Income                          15.51       54.60       73.34          --          --            --        129.83
   Benchmark                              16.71       60.91       75.18          --          --            --        143.55
ALLIANCE GROWTH INVESTORS                 14.92       58.34       71.17          --          --            --        191.55
   Lipper Flexible Portfolio              18.23       61.05       73.02          --          --            --        140.59
   Benchmark                              26.28       98.32      119.42          --          --            --        205.24
ALLIANCE GROWTH & INCOME                  24.73       79.95          --          --          --            --         74.91
   Lipper Growth & Income                 25.47       96.46          --          --          --            --         98.58
   Benchmark                              29.54      112.80          --          --          --            --        118.17
ALLIANCE COMMON STOCK                     27.16      102.66      139.73      344.83%     753.99%     1,740.23%     1,670.44
   Lipper Growth                          24.35       94.70      111.15      321.71      625.81      1,602.96      1,659.17
   Benchmark                              33.36      125.60      151.62      425.67    1,026.40      2,080.13      2,248.74
ALLIANCE GLOBAL                            9.77       44.72       94.85      208.26          --            --        165.87
   Lipper Global                          12.99       49.53       93.26      100.58          --            --         47.66
   Benchmark                              15.76       58.59      104.13      173.01          --            --        126.45
ALLIANCE INTERNATIONAL                    (4.60)          --         --          --          --            --         13.35
   Lipper International                    5.47           --         --          --          --            --         35.07
   Benchmark                               1.78           --         --          --          --            --         17.83
ALLIANCE AGGRESSIVE STOCK                  9.04       69.84       84.69      384.08          --            --        581.19
   Lipper Mid-Cap                         12.11       56.12       59.26      311.80          --            --        478.26
   Benchmark                              27.31       94.76      120.25      412.08          --            --        436.52
ALLIANCE SMALL CAP
   GROWTH                                    --          --          --          --          --            --         25.38**
   Lipper Small Cap                          --          --          --          --          --            --         26.66**
   Benchmark                                 --          --          --          --          --            --         27.66**
ALLIANCE MONEY MARKET                      3.74       11.88       16.03       49.32      105.23            --        140.79
   Lipper Money Market                     3.95       12.64       17.61       54.00      120.14            --        151.25
   Benchmark                               5.23      `17.13       25.87       72.64      150.97            --        199.34
ALLIANCE INTERMEDIATE  GOVERNMENT
   SECURITIES                              5.58       20.23       23.07          --          --            --         41.84
   Lipper Gen. U.S. Government             7.60       26.12       31.70          --          --            --         57.40
   Benchmark                               7.72       28.25       36.31          --          --            --         62.74

        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                       16.58%      66.34%      92.84%     183.74%         --            --        192.34%
   Lipper High Yield                      12.87       49.17       66.26      169.15          --            --        173.12
   Benchmark                              12.83       50.26       74.04      213.08          --            --        227.68
ALLIANCE EQUITY INDEX                     30.45      110.98          --          --          --            --        110.43
   Lipper S&P Index                       31.06      115.03          --          --          --            --        114.07
   Benchmark                              33.36      125.60          --          --          --            --        127.24
MFS EMERGING GROWTH
   COMPANIES                                 --          --          --          --          --            --        21.32**
   Lipper Mid-Cap                            --          --          --          --          --            --        20.88**
   Benchmark                                 --          --          --          --          --            --        28.68**
MFS RESEARCH                                 --          --          --          --          --            --        14.99**
   Lipper Growth                             --          --          --          --          --            --        21.89**
   Benchmark                                 --          --          --          --          --            --        22.55**
MERRILL LYNCH BASIC
   VALUE EQUITY                              --          --          --          --          --            --        15.97**
   Lipper Growth                             --          --          --          --          --            --        20.28**
   Benchmark                                 --          --          --          --          --            --        22.55**
MERRILL LYNCH WORLD
   STRATEGY                                  --          --          --          --          --            --         3.76**
   Lipper Global                             --          --          --          --          --            --         8.52**
   Benchmark                                 --          --          --          --          --            --        10.81
MORGAN STANLEY
   EMERGING MARKETS
   EQUITY                                    --          --          --          --          --            --       (20.59)**
   Lipper Emerging Markets                   --          --          --          --          --            --         N/A
   Benchmark                                 --          --          --          --          --            --       (21.43)**
EQ/PUTNAM BALANCED                           --          --          --          --          --            --        13.43**
   Lipper Balanced                           --          --          --          --          --            --        14.79**
   Benchmark                                 --          --          --          --          --            --        17.17**
EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --          --          --          --            --        15.15**
   Lipper Growth & Income                    --          --          --          --          --            --        20.28**
   Benchmark                                 --          --          --          --          --            --        22.55
T.ROWE PRICE EQUITY
   INCOME                                    --          --          --          --          --            --        21.01**
   Lipper Equity Income                      --          --          --          --          --            --        20.91**
   Benchmark                                 --          --          --          --          --            --        22.55**
T. ROWE PRICE
   INTERNATIONAL
   STOCK                                     --          --          --          --          --            --        (2.41)**
   Lipper International                      --          --          --          --          --            --         3.41**
   Benchmark                                 --          --          --          --          --            --         2.85**
WARBURG PINCUS SMALL
   COMPANY VALUE                             --          --          --          --          --            --        18.04**
   Lipper Small Cap                          --          --          --          --          --            --        26.66**
   Benchmark                                 --          --          --          --          --            --        28.68**

----------------------
See footnotes on page 68.
-------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN*
-------------------------------------------------------------------------------
                     1984     1985    1986     1987    1988     1989    1990
                  -------------------------------------------------------------
ALLIANCE
   CONSERVATIVE
   INVESTORS          --       --        --      --      --     2.67%   4.66%
ALLIANCE
   GROWTH
   INVESTORS          --       --        --      --      --     3.42    8.89
ALLIANCE
   GROWTH &
   INCOME             --       --        --      --      --       --      --
ALLIANCE
   COMMON
   STOCK***        (3.53)%   31.30%   15.50%   5.73%  20.48%   23.60   (9.59)
ALLIANCE GLOBAL       --       --       --   (13.75)   9.11    24.72   (7.58)
ALLIANCE
   INTERNATIONAL      --       --       --       --      --       --      --
ALLIANCE
   AGGRESSIVE
   STOCK              --       --    33.28     5.58   (0.48)   41.22    6.43
ALLIANCE MONEY
   MARKET***        9.09      6.74    4.91     4.93    5.61     7.45    6.50
ALLIANCE
   INTERMEDIATE
   GOVERNMENT
   SECURITIES         --       --       --       --      --       --      --
ALLIANCE HIGH
   YIELD              --       --       --     3.03    7.99     3.46   (2.70)
ALLIANCE
   EQUITY INDEX       --       --       --       --      --       --      --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       1991     1992    1993     1994    1995     1996    1997
                     -----------------------------------------------------------
ALLIANCE
   CONSERVATIVE
   INVESTORS          17.97%    4.03%   9.04%  (5.63)%  18.49%    3.52%  11.43%
ALLIANCE
   GROWTH
   INVESTORS          46.53     3.22   13.43   (4.70)   24.36    10.80   14.92
ALLIANCE
   GROWTH &
   INCOME                --       --   (0.66)  (2.16)   22.10    18.16   24.73
ALLIANCE
   COMMON
   STOCK***           35.69     1.57   22.83   (3.70)   30.34    22.28   27.16
ALLIANCE GLOBAL
                      28.47    (2.10)  30.01    3.56    16.92    12.76    9.77
ALLIANCE
   INTERNATIONAL         --       --      --      --     9.97     8.04   (4.60)
ALLIANCE
   AGGRESSIVE
   STOCK              83.89    (4.71)  14.89   (5.35)   29.54    20.24    9.04
ALLIANCE MONEY
   MARKET***           4.49     1.94    1.32    2.36     4.06     3.64    3.74
ALLIANCE
   INTERMEDIATE
   GOVERNMENT
   SECURITIES         10.92     3.90    8.78   (5.90)   11.52     2.11    5.58
ALLIANCE HIGH
   YIELD              22.48    10.51   21.19   (4.33)   18.01    20.91   16.58
ALLIANCE
   EQUITY INDEX          --       --      --   (0.26)   34.31    20.42   30.45

----------------
*Returns do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, and any charge for tax such as premium taxes. There are no returns shown in Table 5 for the Alliance Small Cap Growth Fund and the Investment Funds investing in EQAT as such Funds have less than one year of performance.
 **Unannualized.


***Prior  to  1984  the  Year-by-Year   Rates  of   1976     1977      1978      1979     1980      1981      1982     1983
   Return were:
   ALLIANCE COMMON STOCK                           7.73%   (10.69)%   6.51%     27.77%   47.74%    (7.37)%   15.70%    24.11%
   ALLIANCE MONEY MARKET                             --        --       --         --       --      5.49     11.22      7.22
-----------------------------------------------------------------------------------------------------------------------------

COMMUNICATING  PERFORMANCE  DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 10, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's

Personal  Finance,   Financial  Planning,   National   Underwriter,   Pension  &
Investments, USA Today, Investor's Business Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND, ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND AND ALLIANCE HIGH YIELD FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund, Alliance Intermediate Government Securities Fund and Alliance High Yield Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the Alliance Intermediate Government Securities Fund and Alliance High Yield Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market Fund and monthly for the Alliance Intermediate Government Securities Fund and Alliance High Yield Fund. Alliance Money Market Fund, Alliance Intermediate Government Securities Fund and Alliance High Yield Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund, Alliance Intermediate Government Securities Fund and Alliance High Yield Fund Yield Information" in the SAI.

                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a GIRO with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.
--------------------------------------------------------------------------------



                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................           $  144,048                   $  119,487
(2)  Guaranteed Period Amount....................................              131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................               12,968                      (11,593)
On February 15, 2003 (After Withdrawal)
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................           $    4,501                   $   (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................               45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................               85,581                       76,229
(7)  Maturity Value..............................................              120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................               94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

------------------
You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

            APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CERTIFICATES
--------------------------------------------------------------------------------
Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP Certificate, the distribution of such an annuity, the purchase of the Guaranteed Minimum Income Benefit, and the payment of death benefits in accordance with the requirements of the Code. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan.

For defined benefit plans, the maximum percentage of actuarial value of the plan Participant/Employee's "Normal Retirement Benefit" which can be funded by a QP Certificate is 80%. The Annuity Account Value under a QP Certificate may at any time be more or less than the lump sum actuarial equivalent of the "Accrued Benefit" for a defined benefit plan Participant/Employee. Equitable Life does not guarantee that the Annuity Account Value under a QP Certificate will at any time equal the actuarial value of 80% of a Participant/Employee's Accrued Benefit. If overfunding of a plan occurs, withdrawals from the QP Certificate may be required. A withdrawal charge and/or market value adjustment may apply. Further, Equitable will not perform or provide any plan recordkeeping services with respect to the QP Certificates. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a Participant/Employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan Participants/Employees who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan Participants/Employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------
Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 4).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market and Alliance Intermediate Government Securities Funds or the GIROs), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------
                END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.


6%   ROLL UP TO AGE 80


(1)  For  Contract  Years 1  through  7,  the  Guaranteed
     Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

                        APPENDIX IV: EXAMPLE OF PAYMENTS
                  UNDER THE ASSURED PAYMENT OPTION AND APO PLUS
--------------------------------------------------------------------------------
The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on February 14, 1997 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1998. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the GIROs and the current purchase rate for the Life Contingent Annuity, on February 14, 1997, the initial payment would be $6,730.77 and would increase in each three-year period to a final payment of $9,854.53. The first payment under the Life Contingent Annuity would be $10,839.98.

The Guaranteed Rates as of February 14, 1997 for GIROs maturing on February 15, 1998 through 2012 are: 4.40%, 4.69%, 4.86%, 5.00%, 5.11%, 5.22%, 5.32%, 5.41%,
5.50%, 5.57%, 5.56%, 5.56%, 5.56%, 5.56% and 5.56%, respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Assuming election of the Alliance Common Stock Fund based on Guaranteed Rates for the GIROs and the current purchase rate for the Life Contingent Annuity, on February 14, 1997, the same initial payment of $6,730.77 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,949.12 is needed to purchase the initial payment stream, and the remaining $21,050.87 is invested in the Investment Funds. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock Fund.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Fund, the Annuity Account Value in the Investment Fund would grow to $21,050.87 and $26,518.03 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Fund to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the GIROs and purchase rates for the Life Contingent Annuity as of February 14, 1997, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.

Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

         ANNUAL PAYMENTS
         ----------------------------------------------------------------------------------------------------------------------
                                                                        ILLUSTRATIVE                    ILLUSTRATIVE
                               GUARANTEED INCREASING PAYMENTS             PAYMENTS                        PAYMENTS
                                         UNDER THE                         UNDER                           UNDER
                 YEARS             ASSURED PAYMENT OPTION              APO PLUS AT 0%                  APO PLUS AT 8%
         ----------------------------------------------------------------------------------------------------------------------
                  1-3                   $  6,730.77                       $6,730.77                     $  6,730.77
                  4-6                      7,403.85                        7,100.57                        7,520.00
                  7-9                      8,144.23                        7,483.79                        8,345.92
                 10-12                     8,958.66                        7,868.31                        9,191.42
                 13-15                     9,854.53                        8,217.67                       10,010.94
                  16                      10,839.98                        8,475.41                       10,731.67
         ----------------------------------------------------------------------------------------------------------------------

As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to GIROs under the former than the latter. In this illustration, $80,458.33 is allocated under the Assured Payment Option to the GIROs and under APO Plus, $68,020.34 is allocated to the GIROs. In addition, under APO Plus $21,050.87 is allocated to the Investment Fund. The balance of the $100,000 ($19,541.67 and $10,928.78, respectively) is applied to the Life Contingent Annuity.

The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                                      PAGE
-------------------------------------------------------------------------------------------------------------------------------
Part 1:           Minimum Distribution Withdrawals-- Traditional IRA Certificates                                       2
-------------------------------------------------------------------------------------------------------------------------------
Part 2:           Accumulation Unit Values                                                                              2
-------------------------------------------------------------------------------------------------------------------------------
Part 3:           Annuity Unit Values                                                                                   2
-------------------------------------------------------------------------------------------------------------------------------
Part 4:           Custodian and Independent Accountants                                                                 3
-------------------------------------------------------------------------------------------------------------------------------
Part 5:           Alliance Money Market Fund, Alliance Intermediate Government Securities Fund and Alliance High
                  Yield Fund Yield Information                                                                          3
-------------------------------------------------------------------------------------------------------------------------------
Part 6:           Long-Term Market Trends                                                                               4
-------------------------------------------------------------------------------------------------------------------------------
Part 7:           Key Factors in Retirement Planning                                                                    6
-------------------------------------------------------------------------------------------------------------------------------
Part 8:           Financial Statements                                                                                 10
-------------------------------------------------------------------------------------------------------------------------------








    HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45





    Send this request form to:

        Equitable Life
        Equitable Accumulator
        P.O. Box 1547
        Secaucus, NJ 07096-1547



    Please send me an Equitable Accumulator SAI dated May 1, 1998:


    ----------------------------------------------------------------------------
    Name

    ----------------------------------------------------------------------------
    Address

    ----------------------------------------------------------------------------
    City                                           State                Zip


(EDISAI 5/98)

                                  SUPPLEMENT TO
                             EQUITABLE ACCUMULATORSM
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------


This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 25 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:


         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


The Guaranteed Minimum Income Benefit benefit base described on page 32 of the prospectus is as follows:


         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
     New York, New York 10104. All rights reserved. Accumulator is a service mark and baseBUILDER is a registered service mark of The Equitable Life
                     Assurance Society of the United States.


SUPPLEMENT DATED MAY 1, 1998

PROS 1A SUPP1 (5/98)

                                                                     MAY 1, 1998




THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


            PROFILE OF THE EQUITABLE ACCUMULATOR(SM) (IRA, NQ AND QP) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.



1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. NQ Certificates may also be used as an investment vehicle for certain types of qualified plans (QP). The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.


You may allocate amounts to Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also allocate amounts to Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Also, the Special Dollar Cost Averaging Account (in states where approved) which is part of our general account and pays interest at guaranteed fixed interest rates, is available for our Special Dollar Cost Averaging program discussed below. In states were the Special Dollar Cost Averaging Account is not currently approved, the Special Dollar Cost Averaging program is available in the Alliance Money Market Fund. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under the Guaranteed Fixed Interest Accounts or the Special Dollar Cost Averaging Account, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals. Any transfers (other than Dollar Cost Averaging transfers) or withdrawals out of the Special Dollar Cost Averaging Account will cancel the Special Dollar Cost Averaging program.


                                   ----------
    Copyright 1998 The Equitable Life Assurance Society of the United States, New York, New York 10104. Accumulator is a service mark, and baseBUILDER and Income Manager are registered service marks of The Equitable Life
                     Assurance Society of the United States.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.


You can elect the baseBUILDER(R) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate.


2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to an Income Manager payout annuity certificate. You can also have your IRA or NQ Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for the annuitant's life, (2) Life Annuity - Period Certain - payments for the annuitant's life, but with payments continuing to the beneficiary for the balance of the selected years if the annuitant dies before the end of the selected period; (3) Life Annuity - Refund Certain - payments for the annuitant's life, with payments continuing to the beneficiary after the annuitant's death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for the annuitant's life, and after the annuitant's death, continuation of payments to the survivor for life. Under QP Certificates the only Annuity Benefit available is Option (2) as a Life Annuity with a 10 Year Period Certain, or a Joint and Survivor Life Annuity with a 10 Year Period Certain. Annuity Benefits (other than the Life Annuity in New York, the Refund Certain and the Period Certain which are only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your Annuity Benefit.



3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.


An Equitable Accumulator NQ or QP Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions). Certain restrictions also apply to the type of contributions we will accept under Equitable Accumulator QP Certificates.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT). The portfolios are described in the prospectuses for HRT and EQAT.


HRT INVESTMENT FUNDS                                                EQAT INVESTMENT FUNDS
--------------------                   ---------------------------------------------------------------------------------
Alliance Money Market                  BT Equity 500 Index                   MFS Research
Alliance High Yield                    BT Small Company Index                MFS Emerging Growth Companies
Alliance Common Stock                  BT International Equity Index         Morgan Stanley Emerging Markets Equity
Alliance Aggressive Stock              JPM Core Bond                         EQ/Putnam Growth & Income Value
Alliance Small Cap Growth              Lazard Large Cap Value                EQ/Putnam Investors Growth
                                       Lazard Small Cap Value                EQ/Putnam International Equity


You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008. The Special Dollar Cost Averaging Account is available (in states where approved) for the Special Dollar Cost Averaging program, discussed below.



5. EXPENSES. The Certificates have expenses as follows: As a percentage of net assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit discussed below) at an annual rate of 1.10%, and a daily charge is deducted for administration expenses at an annual rate of 0.25%. If baseBUILDER is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base. The base BUILDER charge is deducted from your Certificate's value.


The charges for the portfolios of HRT range from 0.64% to 1.20% of the average daily net assets of HRT portfolios, depending upon the HRT portfolios selected. The charges for the portfolios of EQAT range from 0.55% to 1.75% of the average daily net assets of EQAT portfolios, depending upon the EQAT portfolios selected. The amounts for HRT are based on average portfolio assets for the year ended December 31, 1997 and have been restated to reflect the fees that would have been paid if a new advisory agreement that Alliance, HRT's manager, and HRT entered into (which went into effect on May 1, 1997) were in effect since January 1, 1997. The amounts for EQAT are based on current expense caps. The 12b-1 fee (reflected in the "Total Annual Portfolio Charges" column in the chart below) for the portfolios of HRT (other than the Alliance Small Cap Growth portfolio) and EQAT are 0.25% of the average daily net assets of HRT and EQAT, respectively. For the Alliance Small Cap Growth portfolio the 12b-1 fee may be less than 0.25% under certain circumstances. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.


A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                Year of Contribution Withdrawal

                1       2        3        4        5        6       7        8+
                ---------------------------------------------------------------
Percentage of
Contribution   7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of net assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefits. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.


                                           TOTAL ANNUAL    TOTAL ANNUAL                           EXAMPLES
                                           CERTIFICATE       PORTFOLIO        TOTAL             Total Annual
                                             CHARGES          CHARGES         ANNUAL         Expenses at End of:
INVESTMENT FUND                                                              CHARGES     .....(1)           (2)
                                                                                            1 Year       10 Years
Alliance Money Market                          1.35%           0.64%         1.99%        $  90.19       $269.23
Alliance High Yield                            1.35%           0.89%         2.24%        $  92.68       $294.28
Alliance Common Stock                          1.35%           0.65%         2.00%        $  90.29       $270.24
Alliance Aggressive Stock                      1.35%           0.82%         2.17%        $  91.98       $287.33
Alliance Small Cap Growth                      1.35%           1.20%         2.55%        $  95.76       $324.53
BT Equity 500 Index                            1.35%           0.55%         1.90%        $  89.30       $260.07
BT Small Company Index                         1.35%           0.60%         1.95%        $  89.80       $265.18
BT International Equity Index                  1.35%           0.80%         2.15%        $  91.78       $285.33
JPM Core Bond                                  1.35%           0.80%         2.15%        $  91.78       $285.33
Lazard Large Cap Value                         1.35%           0.90%         2.25%        $  92.78       $295.27
Lazard Small Cap Value                         1.35%           1.20%         2.55%        $  95.76       $324.53
MFS Research                                   1.35%           0.85%         2.20%        $  92.28       $290.31
MFS Emerging Growth Companies                  1.35%           0.85%         2.20%        $  92.28       $290.31
Morgan Stanley Emerging Markets
    Equity                                     1.35%           1.75%         3.10%         $101.22       $376.00
EQ/Putnam Growth & Income Value                1.35%           0.85%         2.20%        $  92.28       $290.31
EQ/Putnam Investors Growth                     1.35%           0.85%         2.20%        $  92.28       $290.31
EQ/Putnam International Equity                 1.35%           1.20%         2.55%        $  95.76       $324.53



Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation.
For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received. This tax discussion does not apply to Roth IRA or QP Certificates. Please consult your tax adviser.


7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under IRA, NQ and QP Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pay the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.

You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment. A request for withdrawal of amounts from the Special Dollar Cost Averaging Account, will cancel the Dollar Cost Averaging program.



8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.



9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in (i) the Investment Funds, (ii) the Guaranteed Fixed Interest Accounts and (iii) the Special Dollar Cost Averaging Account, or if greater, the Guaranteed Minimum Death Benefit.

For Traditional IRA and Roth IRA Certificates if the annuitant is between the ages of 20 through 78 at issue of the Certificate; for NQ Certificates for annuitant ages 0 through 79 at issue of the Certificate; and for QP Certificates for annuitant ages 20 through 70 at issue of the Certificate, you may choose one of two types of Guaranteed Minimum Death Benefit available under the
Certificates: a "6% Roll Up to Age 80" or an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For NQ Certificates, for annuitant ages 80 through 83 at issue of the Certificate, a return of the contributions you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 -- The Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the Guaranteed Fixed Interest Accounts reflecting guaranteed interest.


10. OTHER INFORMATION.

QUALIFIED PLANS. If the QP Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFITS. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. baseBUILDER benefits (which are different than the ones described below) may be available for annuitant issue ages 76 and older. baseBUILDER benefits are not currently available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or (ii) the Annual Ratchet to Age
         80. These options are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss in the Investment Funds, any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, and interest credited to amounts in the Special Dollar Cost Averaging Account through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.

AUTOMATIC INVESTMENT PROGRAM (AIP). AIP provides for a specified amount to be automatically deducted from a checking account, money market account or credit union checking account and to be applied as additional amounts under NQ and Traditional IRA Certificates. AIP is not available for Roth IRA and QP Certificates.


PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.


DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your initial contribution to the Special Dollar Cost Averaging Account where it will be credited with interest at a guaranteed fixed rate. Amounts will be transferred from the Special Dollar Cost Averaging Account to the other Investment Funds on a monthly basis over the first twelve months of your Certificate. Thereafter the Special Dollar Cost Averaging Account will not be available for allocation under your Certificate. If you request a transfer (other than the Dollar Cost Averaging transfers) or a withdrawal from amounts in the Special Dollar Cost Averaging Account, the Special Dollar Cost Averaging program will end. Any amounts remaining in the Special Dollar Cost Averaging Account will immediately be transferred to the other Investment Options according to your previous allocation instructions we have on file.

The Special Dollar Cost Averaging Account may not currently be available in your state. In states where it is currently not available, we offer a Special Dollar Cost Averaging program from the Alliance Money Market Fund. During the time amounts are in the Alliance Money Market Fund under this program, mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund.

General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time. The mortality and expense risks and administration charges will be deducted from the Alliance Money Market Fund under this program.


Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semiannually or annually as you select. The amounts you have in each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing is intended to transfer amounts among the chosen Investment Funds in order to retain the allocation percentages you specify. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semiannual statements of HRT and EQAT.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values, guaranteed rates applicable to Guaranteed Fixed Interest Accounts, as well as guaranteed fixed interest rates in the Special Dollar Cost Averaging Account.


11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us at:

The Equitable Life Assurance Society of the United States
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                             EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


                               ------------------


          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR AND US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). NQ Certificates may also be used as an investment vehicle for a defined contribution plan or defined benefit plan (QP). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. Under QP Certificates we will only accept employer contributions from a trust under a plan qualified under Section 401(a) or 401(k) of the Code. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 17 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT. Also, the Special Dollar Cost Averaging Account (in states where approved) which is part of Equitable Life's general account and pays interest at guaranteed fixed interest rates, is available for our Special Dollar Cost Averaging program.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HRT (in which the Alliance Funds invest) and EQAT (in which the other Investment Funds invest), both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.


                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
o  ALLIANCE MONEY MARKET                  o  BT EQUITY 500 INDEX                    o  MFS RESEARCH
o  ALLIANCE HIGH YIELD                    o  BT SMALL COMPANY INDEX                 o  MFS EMERGING GROWTH COMPANIES
o  ALLIANCE COMMON STOCK                  o  BT INTERNATIONAL EQUITY INDEX          o  MORGAN STANLEY EMERGING MARKETS EQUITY
o  ALLIANCE AGGRESSIVE STOCK              o  JPM CORE BOND                          o  EQ/PUTNAM GROWTH & INCOME VALUE
o  ALLIANCE SMALL CAP GROWTH              o  LAZARD LARGE CAP VALUE                 o  EQ/PUTNAM INVESTORS GROWTH
                                          o  LAZARD SMALL CAP VALUE                 o  EQ/PUTNAM INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.


This prospectus provides information about IRA, NQ and QP Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HRT and EQAT, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1998, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------
   Copyright 1998 The Equitable Life Assurance Society of the United States,
 New York, New York 10104. All rights reserved. Accumulator is a service mark, and baseBUILDER and Income Manager are registered service marks of The Equitable Life Assurance Society of the United States.



PROS 1A (5/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------

GENERAL TERMS                                                      PAGE  5

FEE TABLE                                                          PAGE  7

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE
           INVESTMENT FUNDS                                        PAGE 11
Equitable Life                                                       11
Separate Account No. 49                                              11
The Trusts                                                           11
HRT's Manager and Adviser                                            12
EQAT's Manager                                                       12
EQAT's Investment Advisers                                           12
Investment Policies and Objectives of HRT's
   Portfolios and EQAT's Portfolios                                  14

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                                 PAGE 16
Guarantee Periods                                                    16
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                                   17
Investments                                                          17

PART 3:    THE SPECIAL DOLLAR COST
           AVERAGING ACCOUNT                                       PAGE 19

PART 4:    PROVISIONS OF THE CERTIFICATES
           AND SERVICES WE PROVIDE                                 PAGE 20
What Is the Equitable Accumulator?                                   20
Joint Ownership                                                      20
Contributions under the Certificates                                 20
Methods of Payment                                                   21
Allocation of Contributions                                          22
Free Look Period                                                     22
Annuity Account Value                                                23
Transfers among Investment Options                                   23
Dollar Cost Averaging                                                24
Rebalancing                                                          24
baseBUILDER Benefits                                                 25
Guaranteed Minimum Income Benefit                                    25
Death Benefit                                                        26
How Death Benefit Payment Is Made                                    27
When an NQ Certificate Owner Dies
   before the Annuitant                                              27
Cash Value                                                           28
Surrendering the Certificates to
   Receive the Cash Value                                            28
When Payments Are Made                                               28
Assignment                                                           28
Services We Provide                                                  29
Distribution of the Certificates                                     29

PART 5:    DISTRIBUTION METHODS UNDER
           THE CERTIFICATES                                        PAGE 30
Withdrawal Options                                                   30
How Withdrawals Affect Your
   Guaranteed Minimum Income Benefit
   and Guaranteed Minimum Death Benefit                              32
Annuity Benefits and Payout Annuity
   Options                                                           33

PART 6:    DEDUCTIONS AND CHARGES                                  PAGE 35
Charges Deducted from the Annuity
   Account Value                                                     35
Charges Deducted from the Investment
   Funds                                                             36
HRT Charges to Portfolios                                            36
EQAT Charges to Portfolios                                           36
Group or Sponsored Arrangements                                      37
Other Distribution Arrangements                                      37

PART 7:    VOTING RIGHTS                                           PAGE 38
The Trusts' Voting Rights                                            38
Voting Rights of Others                                              38
Separate Account Voting Rights                                       38
Changes in Applicable Law                                            38

PART 8:    TAX ASPECTS OF THE
           CERTIFICATES                                            PAGE 39
Tax Changes                                                          39
Taxation of Non-Qualified Annuities                                  39
Charitable Remainder Trusts                                          40
Special Rules for NQ Certificates Issued
   in Puerto Rico                                                    40
IRA Tax Information                                                  40
Traditional Individual Retirement Annuities
   (Traditional IRAs)                                                41
Roth Individual Retirement Annuities
   (Roth IRAs)                                                       46
Federal and State Income Tax Withholding
   and Information Reporting                                         49
Other Withholding                                                    50
Impact of Taxes to Equitable Life                                    50

PART 9:    OTHER INFORMATION                                       PAGE 51
Independent Accountants                                              51
Legal Proceedings                                                    51

PART 10:   INVESTMENT PERFORMANCE                                  PAGE 52
Communicating Performance Data                                       57
Alliance Money Market Fund and Alliance
   High Yield Fund Yield Information                                 57

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                                              PAGE 58

APPENDIX II: PURCHASE CONSIDERATIONS
   FOR QP CERTIFICATES                                             PAGE 59

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                                           PAGE 60

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                                   PAGE 61

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------
ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual. Under QP Certificates, the Annuitant must be the Participant/Employee.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 4.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

BASEBUILDER(R) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.


BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.

CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant. Under QP Certificates, the Certificate Owner must be the trustee of a trust for a qualified plan maintained by an employer.


CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.


EQAT -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQAT and has appointed advisers for each of the Portfolios.


EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.


HRT -- The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (ALLIANCE) is the manager and adviser to HRT.


INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.


INVESTMENT OPTIONS -- The choices for investment: the Investment Funds, each available Guarantee Period, and the Special Dollar Cost Averaging Account (available only during the first Contract Year).

IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA and a Roth IRA. A Roth IRA must also meet the requirements of Section 408A of the Code.

JOINT OWNERS -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them. Joint Owners may be selected only for NQ Certificates.


MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PARTICIPANT/EMPLOYEE -- An individual who participates in an employer's plan funded by an Equitable Accumulator QP Certificate.

PORTFOLIOS -- The portfolios of HRT and EQAT that correspond to the Investment Funds of the Separate Account.


PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 4.


QP -- When issued with the appropriate endorsement, an NQ Certificate which is used as an investment vehicle for a defined contribution plan within the meaning of Section 401(a) and 401(k) of the Code, or a defined benefit plan within the meaning of Section 401(a) of the Code.


ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.


SPECIAL DOLLAR COST AVERAGING ACCOUNT -- The Investment Option that pays interest at guaranteed fixed rates and is part of our general account. This account is available only for Dollar Cost Averaging of your initial Contribution during the first Contract Year. The Special Dollar Cost Averaging Account is referred to as the Guaranteed Interest Account in the Certificates.


TRADITIONAL   IRA  --  An  IRA  which  is  generally   purchased   with  pre-tax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.


TRUSTS -- HRT and EQAT.


VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------

                                    FEE TABLE


--------------------------------------------------------------------------------
The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HRT and EQAT. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 6:
Deductions and Charges." For a complete description of the Trusts' charges and expenses, see the prospectuses for HRT and EQAT.


As explained in Parts 2 and 3, the Guarantee Periods and the Special Dollar Cost Averaging Account are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the Guarantee Periods and the Special Dollar Cost Averaging Account is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------

WITHDRAWAL  CHARGE AS A PERCENTAGE OF  CONTRIBUTIONS  (deducted  upon  surrender or for    CONTRACT
   certain  withdrawals.  The applicable  withdrawal charge percentage is determined by      YEAR
   the Contract Year in which the withdrawal is made or the  Certificate is surrendered         1.......................7.00%
   beginning  with  Contract  Year 1 with  respect to each  contribution  withdrawn  or         2.......................6.00
   surrendered.  For each  contribution,  the  Contract  Year in which we receive  that         3.......................5.00
   contribution is "Contract Year 1").(1)                                                       4.......................4.00
                                                                                                5.......................3.00
                                                                                                6.......................2.00
                                                                                                7.......................1.00
                                                                                                8+......................0.00

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS IN EACH INVESTMENT FUND)
----------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS(2)..............................................................................       1.10%
ADMINISTRATION(3)...........................................................................................       0.25%
                                                                                                                   =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................       1.35%
                                                                                                                   =====

OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
--------------------------------------------------------------


BASEBUILDER BENEFITS EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4) ................................................................................       0.30%


-------------------
See footnotes on next page.


HRT AND EQAT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------------------
                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE (5)        EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------
     HRT
     Alliance Money Market(6)                              0.35%             0.25%               0.04%              0.64%
     Alliance High Yield(6)                                0.60%             0.25%               0.04%              0.89%
     Alliance Common Stock(6)                              0.37%             0.25%               0.03%              0.65%
     Alliance Aggressive Stock (6)                         0.54%             0.25%               0.03%              0.82%
     Alliance Small Cap Growth(6)                          0.90%             0.25%               0.05%              1.20%

     EQAT

     BT Equity 500 Index(7)                                0.25%             0.25%               0.05%              0.55%
     BT Small Company Index(7)                             0.25%             0.25%               0.10%              0.60%
     BT International Equity Index(7)                      0.35%             0.25%               0.20%              0.80%
     JPM Core Bond(7)                                      0.45%             0.25%               0.10%              0.80%
     Lazard Large Cap Value(7)                             0.55%             0.25%               0.10%              0.90%
     Lazard Small Cap Value(7)                             0.80%             0.25%               0.15%              1.20%
     MFS Research(7)                                       0.55%             0.25%               0.05%              0.85%
     MFS Emerging Growth Companies(7)                      0.55%             0.25%               0.05%              0.85%
     Morgan Stanley Emerging Markets Equity(7)             1.15%             0.25%               0.35%              1.75%
     EQ/Putnam Growth & Income Value(7)                    0.55%             0.25%               0.05%              0.85%
     EQ/Putnam Investors Growth(7)                         0.55%             0.25%               0.05%              0.85%
     EQ/Putnam International Equity(7)                     0.70%             0.25%               0.25%              1.20%

-------------------
Notes:

(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 6.

(2) A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 6.

(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4) If the baseBUILDER is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefits Charge" in Part 6. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 5.

(5) The Class IB shares of HRT and EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by HRT and EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HRT and EQAT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio of HRT), may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio of HRT provides that Equitable Distributors Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%.

(6) Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P. ("Alliance"), HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information. The amounts shown for the Portfolios of HRT are based on average daily net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current Investment Advisory Agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HRT. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HRT Charges to Portfolios" in Part 6.

(7) All EQAT Portfolios commenced operations on May 1, 1997, except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997, and the following Portfolios, which had initial seed capital invested on December 31, 1997: BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value.

     The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: BT Equity 500 Index - 0.30%; BT Small Company Index - 0.35%; JPM Core Bond and BT International Equity - 0.55%; MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth - 0.60%; Lazard Large Cap Value - 0.65%; EQ/Putnam International Equity and Lazard Small Cap Value - 0.95%; Morgan Stanley Emerging Markets Equity - 1.50%.

     Absent the expense limitation, the "Other Expenses" for 1997 on an annualized basis for each of the following Portfolios would have been as follows: EQ/Putnam Growth & Income Value - 0.95%; MFS Research - 0.98%; MFS Emerging Growth Companies - 1.02%; Morgan Stanley Emerging Markets Equity - 1.21%; EQ/Putnam Investors Growth - 1.33%; and EQ/Putnam International Equity - 1.58%. For EQAT Portfolios which had initial seed capital invested on December 31, 1997, the "Other Expenses" for 1998 are estimated to be as follows (absent the expense limitation): BT Equity 500 Index - 0.29%; BT Small Company Index - 0.23%; BT International Equity Index - 0.47%; JPM Core Bond - 0.41%; Lazard Large Cap Value - 0.29%; and Lazard Small Cap Value - 0.23%. See "EQAT Charges to Portfolios" in Part 6.

     Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the EQAT prospectus for more information.

EXAMPLES
---------------
The examples below show the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:

                                 1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HRT
---

Alliance Money Market           $ 90.19     $118.74     $150.32     $263.86      $23.37     $ 72.31     $124.33     $269.23
Alliance High Yield               92.68      126.22      162.82      288.92       25.86       79.79      136.83      294.28
Alliance Common
   Stock                          90.29      119.04      150.82      264.87       23.47       72.61      124.83      270.24
Alliance Aggressive
   Stock                          91.98      124.12      159.32      281.95       25.16       77.70      133.34      287.33
Alliance Small Cap
   Growth                         95.76      135.44          --          --       28.94       89.01          --          --

EQAT
----
BT Equity 500 Index               89.30      116.04          --          --       22.48       69.62          --          --
BT Small Company Index            89.80      117.55          --          --       22.98       71.12          --          --
BT International Equity
   Index                          91.78      123.52          --          --       24.96       77.10          --          --
JPM Core Bond                     91.78      123.52          --          --       24.96       77.10          --          --
Lazard Large Cap Value            92.78      126.52          --          --       25.96       80.09          --          --
Lazard Small Cap Value            95.76      135.44          --          --       28.94       89.01          --          --
MFS Research                      92.28      125.02          --          --       25.46       78.59          --          --
MFS Emerging
   Growth Companies               92.28      125.02          --          --       25.46       78.59          --          --
Morgan Stanley Emerging
   Markets Equity                101.22      151.65          --          --       34.40      105.23          --          --
EQ/Putnam Growth
   & Income Value                 92.28      125.02          --          --       25.46       78.59          --          --
EQ/Putnam
   Investors Growth               92.28      125.02          --          --       25.46       78.59          --          --
EQ/Putnam International
   Equity                         95.76      135.44          --          --       28.94       89.01          --          --

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced offering the Certificates on May 1, 1997. The following table shows the Accumulation Unit Values, as of the applicable dates each Investment Fund was first available under the Certificates as noted below and the last business day of the periods shown.

-------------------------------------------------------------------------------------------------------------------------------
                                                            MAY 1, 1997          DECEMBER 31, 1997         MARCH 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
HRT
---
Alliance Aggressive Stock                                       61.42                   70.28                   79.88
Alliance Common Stock                                          146.89                  186.29                  210.70
Alliance High Yield                                             26.35                   29.96                   31.45
Alliance Money Market                                           24.38                   25.01                   25.23
Alliance Small Cap Growth                                       10.00                   12.54                   14.25

EQAT
----
BT Equity 500 Index*                                               --                   10.00                   11.12
BT Small Company Index*                                            --                   10.00                   10.90
BT International Equity Index*                                     --                   10.00                   11.33
JPM Core Bond*                                                     --                   10.00                   10.12
Lazard Large Cap Value*                                            --                   10.00                   11.17
Lazard Small Cap Value*                                            --                   10.00                   10.81
MFS Research                                                    10.00                   11.50                   13.32
MFS Emerging Growth Companies                                   10.00                   12.13                   14.57
Morgan Stanley Emerging Markets Equity*                            --                    7.94                    8.27
EQ/Putnam Growth & Income Value                                 10.00                   11.52                   12.72
EQ/Putnam Investors Growth                                      10.00                   12.36                   14.32
EQ/Putnam International Equity                                  10.00                   10.86                   12.68

-------------------
* The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity Funds were first offered under the Certificates on December 31, 1997.

--------------------------------------------------------------------------------

                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS

--------------------------------------------------------------------------------
EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $274.1 billion of assets as of December 31, 1997.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HRT and EQAT. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. This means that assets supporting Annuity Account Value in the Separate Account are not subject to claims of Equitable Life's creditors. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.


We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.


THE TRUSTS

The Trusts are open-end management investment companies registered under the 1940 Act, more commonly called mutual funds. As a "series" type of mutual fund, each Trust issues several different series of stock, each of which relates to a different Portfolio of that Trust. HRT commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. EQAT commenced operations on May 1, 1997. The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a Portfolio's shares are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio. All of the Portfolios, except for the Morgan Stanley Emerging Markets Equity and the Lazard Small Cap Value Portfolios, are diversified for 1940 Act purposes. The Board of Trustees of HRT and EQAT may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about the Trusts, their investment objectives, policies, restrictions, risks, expenses, their respective Rule 12b-1 Plans relating to their respective Class IB shares, and other aspects of their operations, appears in the HRT prospectus (beginning after this prospectus), the EQAT prospectus (beginning after the HRT prospectus), or in their respective Statements of Additional Information, which are available upon request.

HRT'S MANAGER AND ADVISER

HRT is managed and its Portfolios are advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (ADVISERS ACT).

In its role as manager of HRT, Alliance has overall responsibility for the general management and administration of HRT, including selecting the portfolio managers for HRT's Portfolios, monitoring their investment programs and results, reviewing brokerage matters, performing fund accounting, overseeing compliance by HRT with various Federal and state statutes, and carrying out the directives of its Board of Trustees. With the approval of HRT's Trustees, Alliance may enter into agreements with other companies to assist with its administrative and management responsibilities to HRT.

As adviser for all HRT Portfolios, Alliance is responsible for developing the Portfolios' investment programs, making investment decisions for the Portfolios, placing all orders for the purchase and sale of those investments and performing certain limited related administrative functions.

ALLIANCE CAPITAL MANAGEMENT L.P.

Alliance, a leading international investment adviser, provides investment management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance is a publicly traded limited partnership incorporated in Delaware. On December 31, 1997, Alliance was managing approximately $218.7 billion in assets. Alliance employs 223 investment professionals, including 83 research analysts. Portfolio managers have average investment experience of more than 14 years.

Alliance is an indirect, majority-owned subsidiary of Equitable Life, and its main office is located at 1345 Avenue of the Americas, New York, NY 10105. Additional information regarding Alliance is located in the HRT prospectus which directly follows this prospectus.

EQAT'S MANAGER

EQ Financial Consultants, Inc. (EQ FINANCIAL), subject to the supervision and direction of the Board of Trustees of EQAT, has overall responsibility for the general management and administration of EQAT. EQ Financial is an investment adviser registered under the Advisers Act, and a broker-dealer registered under the Exchange Act. EQ Financial currently furnishes specialized investment advice to other clients, including individuals, pension and profit-sharing plans, trusts, charitable organizations, corporations, and other business entities. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial is responsible for providing management and administrative services to EQAT and selects the investment advisers for EQAT's Portfolios, monitors the EQAT advisers' investment programs and results, reviews brokerage matters, oversees compliance by EQAT with various Federal and state statutes, and carries out the directives of its Board of Trustees. EQ Financial Consultants, Inc.'s main office is located at 1290 Avenue of the Americas, New York, NY 10104.

Pursuant to a service agreement, Chase Global Funds Services Company assists EQ Financial in the performance of its administrative responsibilities to EQAT with other necessary administrative, fund accounting and compliance services.

EQAT'S INVESTMENT ADVISERS

Bankers Trust Company, J.P. Morgan Investment Management Inc., Lazard Asset Management, Massachusetts Financial Services Company, Morgan Stanley Asset Management Inc., and Putnam Investment Management, Inc. serve as EQAT advisers only for their respective EQAT Portfolios.

Each EQAT adviser furnishes EQAT's manager, EQ Financial, with an investment program (updated periodically) for each of its Portfolios, makes investment decisions on behalf of its EQAT Portfolios, places all orders for the purchase and sale of investments for the

Portfolio's account with brokers or dealers selected by such adviser and may perform certain limited related administrative functions.

The assets of each Portfolio are allocated currently among the EQAT advisers. If an EQAT Portfolio shall at any time have more than one EQAT adviser, the allocation of an EQAT Portfolio's assets among EQAT advisers may be changed at any time by EQ Financial.

BANKERS TRUST COMPANY

Bankers Trust Company (BANKERS TRUST) is a wholly owned subsidiary of Bankers Trust New York Corporation which was founded in 1903. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional markets. Bankers Trust advises BT Equity 500 Index, a domestic equity portfolio, BT Small Company Index, an aggressive equity portfolio, and BT International Equity Index, an international equity portfolio. As of December 31, 1997,
Bankers Trust had approximately $317.8 billion in assets under management worldwide. The executive offices of Bankers Trust are located at 130 Liberty Street (One Bankers Trust Plaza), New York, NY 10006.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

J.P. Morgan Investment Management Inc. (J.P. MORGAN) advises JPM Core Bond, a high-quality bond portfolio. It is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated (JPM & CO.). JPM & Co., through J.P. Morgan and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients. Its combined assets under management totaled over $255 billion as of December 31, 1997. J.P. Morgan is located at 522 Fifth Avenue, New York, NY 10036.

LAZARD ASSET MANAGEMENT

Lazard Asset Management (LAM) is a division of Lazard Freres & Co. LLC, which was founded in 1848. LAM and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $53 billion as of December 31, 1997. LAM advises Lazard Large Cap Value, a domestic equity portfolio, and Lazard Small Cap Value, an aggressive equity portfolio. LAM's global headquarters are located at 30 Rockefeller Plaza, New York, NY 10112.

MASSACHUSETTS FINANCIAL SERVICES COMPANY

Massachusetts Financial Services Company (MFS) is America's oldest mutual fund organization, whose assets under management as of December 31, 1997 were approximately $70.2 billion on behalf of more than 2.7 million investors. MFS advises MFS Research, a domestic equity portfolio, and MFS Emerging Growth Companies, an aggressive equity portfolio. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada and is located at 500 Boylston Street, Boston, MA 02116.

MORGAN STANLEY ASSET MANAGEMENT INC.

Morgan Stanley Asset Management Inc. (MSAM) provides a broad range of portfolio management services to customers in the United States and abroad and serves as an investment adviser to numerous open-end and closed-end investment companies. MSAM, together with its affiliated institutional investment management companies, had approximately $146 billion in assets under management and fiduciary care as of December 31, 1997. MSAM advises Morgan Stanley Emerging Markets Equity, an international equity portfolio. MSAM is a subsidiary of Morgan Stanley, Dean Witter & Co. and is located at 1221 Avenue of the Americas, New York, NY 10020.

PUTNAM INVESTMENT MANAGEMENT, INC.

Putnam Investment Management, Inc. (PUTNAM) has been managing mutual funds since 1937. As of December 31, 1997, Putnam and its affiliates managed more than $235 billion in assets. Putnam advises EQ/Putnam Growth & Income Value, a domestic equity portfolio, EQ/Putnam Investors Growth, a domestic equity portfolio, and EQ/Putnam International Equity, an international equity portfolio. Putnam is an indirect subsidiary of Marsh & McLennan Companies, Inc. and is located at One Post Office Square, Boston, MA 02109.

Additional information regarding each of the companies which serve as an EQAT adviser appears in the EQAT prospectus beginning after the HRT prospectus.

INVESTMENT POLICIES AND OBJECTIVES OF HRT'S PORTFOLIOS AND EQAT'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HRT and EQAT, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
           HRT PORTFOLIO                             INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample           Replicate as closely as possible
                                      of the 500 stocks included in the Standard &        (before the deduction of
                                      Poor's 500 Composite Stock Price Index ("S&P        Portfolio expenses) the total
                                      500").                                              return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Index ("Russell 2000").                             Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's assets will, at the time of             moderate risk of capital and
                                      purchase, consist of investment grade               maintenance of liquidity
                                      fixed-income securities rated BBB or better by
                                      Standard and Poor's Rating Service or Baa or
                                      better by Moody's Investors Service, Inc. or
                                      unrated securities of comparable quality.
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that appear to the adviser to be inexpensively
                                      priced relative to the return on total capital
                                      or equity.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with small market capitalizations
                                      (i.e., companies in the range of companies
                                      represented in the Russell 2000 Index) that the
                                      adviser considers inexpensively priced relative
                                      to the return on total capital or equity.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies  believed by the
                                      adviser to  possess  better  than  average
                                      prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the adviser
                                      believes are early in their life cycle but
                                      which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the adviser  believes  the  economies  are
                                      developing   strongly  and  in  which  the
                                      markets are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the adviser            Long-term growth of capital and
                                      believes afford the best opportunity for            any increased income that results
                                      long-term capital growth.                           from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 4. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.


We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH
   EXPIRATION DATE        GUARANTEED            PRICE
  FEBRUARY 15TH OF        RATE AS OF         PER $100 OF
    MATURITY YEAR       APRIL 15, 1998     MATURITY VALUE
-------------------------------------------------------------
        1999                  4.48%             $96.39
        2000                  4.59               92.08
        2001                  4.64               87.91
        2002                  4.68               83.89
        2003                  4.73               79.95
        2004                  4.80               76.04
        2005                  4.81               72.50
        2006                  4.83               69.07
        2007                  4.86               65.72
        2008                  4.86               62.68
-------------------------------------------------------------


Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of April 15, 1998 would be $440.22 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).


The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date


We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 4:


     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.


Investments purchased with amounts allocated to the Guaranteed Period Account (and any earnings on those amounts) are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.


Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account


Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account and the Special Dollar Cost Averaging Account, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

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                PART 3: THE SPECIAL DOLLAR COST AVERAGING ACCOUNT

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The Special  Dollar Cost  Averaging  Account is part of our general  account and pays interest at guaranteed rates. The general account supports all of our policy and contract guarantees, as well as our general obligations. See, "General Account" under "Investments" in "Part 2: the Guaranteed Period Account" for a discussion of our general account.

The Special Dollar Cost Averaging Account is only available for Dollar Cost Averaging of your entire initial contribution. Partial allocation of your initial contribution and transfer of amounts into this Account are not permitted. The Special Dollar Cost Averaging Account will not be available as an Investment Option under your Certificate after the first Contract Year. The Special Dollar Cost Averaging Account may not currently be available in your state. See "Dollar Cost Averaging" in Part 4. Contributions to the Special Dollar Cost Averaging Account, less transfers under the Special Dollar Cost Averaging program are guaranteed by Equitable Life.

Interest is credited to the Special Dollar Cost Averaging Account every day at the current interest rate. Current interest rates are set periodically by Equitable Life, at its discretion, according to procedures that Equitable Life reserves the right to change. All interest rates are effective annual rates, but before deduction of applicable withdrawal charges.

An interest rate is assigned to each allocation of an initial contribution to the Special Dollar Cost Averaging Account and the rate is guaranteed for a Contract Year. The guaranteed interest rate applicable under the Special Dollar Cost Averaging program is set forth in your Certificate and will never be less than 3%. See "Dollar Cost Averaging" in Part 4 for the rules and restrictions applicable to the Special Dollar Cost Averaging Account.

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         PART 4: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?


The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. The Special Dollar Cost Averaging Account providing guaranteed interest is also available (in states where approved) only for Dollar Cost Averaging of your initial contribution during the first Contract Year. Equitable Accumulator Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). NQ Certificates may also be used as an investment vehicle for qualified plans (QP). The provisions of your Certificate may be restricted by applicable laws or regulations. Roth IRA Certificates may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES


NQ Certificates are available for Annuitant issue ages 0 through 83.

QP CERTIFICATES

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) or 401(k) of the Code. Such purchases may not be available in all states. QP Certificates are available for Annuitant issue ages 20 through 70. Plan fiduciaries considering purchase of a Certificate should read the important information in "Appendix II: Purchase Considerations for QP Certificates."

JOINT OWNERSHIP

If Joint Owners are named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

CONTRIBUTIONS UNDER THE CERTIFICATES

The minimum initial contribution under all Certificates is $5,000. We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

IRA CERTIFICATES

Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 8: Tax Aspects of the Certificates."

Under Traditional IRA Certificates, you may make subsequent contributions of at least $1,000. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 8. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 8.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until you attain age 79, provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 8.

NQ CERTIFICATES

Under NQ Certificates, you may make subsequent contributions of at least $1,000 once per Contract Year at any time during the Contract Year until the Annuitant attains age 84.

QP CERTIFICATES

Under QP Certificates, we will only accept contributions which are employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If a defined contribution plan is qualified under Section 401(k) of the Code, contributions may include employee pre-tax and employer matching contributions, but not employee after-tax contributions to the plan. For defined benefit plans, contributions may not be made by employees. The employer shall contribute to the Certificates such amounts as shall be determined by the plan trustee.

Under QP Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 71.

METHODS OF PAYMENT

Except as indicated under "Wire Transmittals" and "Automatic Investment Plan" below, all contributions must be made by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.


Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.


Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s), and initial contributions allocated to the Special Dollar Cost Averaging Account will receive the interest rate in effect on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.


Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges


You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 8. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.


Automatic Investment Program


Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, money market account, or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. AIP is not available for Roth IRA and QP Certificates.

The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be allocated to any of the Investment Funds and available Guarantee Periods, but not the Special Dollar Cost Averaging Account. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.


You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.


A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date. An initial contribution allocated to the Special Dollar Cost Averaging Account will receive the guaranteed interest rate in effect on the Transaction Date.


Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Funds and Guarantee Periods. The Special Dollar Cost Averaging Account is not available under Self-Directed Allocation. Allocations among the available Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.


At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation


This option (for Annuitant issue ages up through age 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in
Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 8.


Dollar Cost Averaging Allocation


A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 4 under "Dollar Cost Averaging."


FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.


Your refund will equal the Annuity Account Value reflecting any investment gain or loss, any positive or negative market value adjustment, and any guaranteed interest through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.


In the case of a complete conversion of an existing Equitable Accumulator Traditional IRA Certificate to an Equitable Accumulator Roth IRA Certificate, you may cancel your Equitable Accumulator Roth IRA Certificate and return to an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."


Annuity Account Value in Special Dollar Cost Averaging Account

The amount that you have in the Special Dollar Cost Averaging Account at any time is equal to your initial contribution allocated to the Special Dollar Cost Averaging Account on your behalf plus interest, less the sum of all amounts that have been Dollar Cost Averaged out. See "Part 3: The Special Dollar Cost Averaging Account."


TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:


o You may not transfer any amount to the Special Dollar Cost Averaging Account. The Special Dollar Cost Averaging Account is available only for allocation of your initial contribution during the first Contract Year under the Special Dollar Cost Averaging program. A request by you to transfer amounts out of the Special Dollar Cost Averaging Account will cancel the Special Dollar Cost Averaging program. In such case, all amounts will be transferred out of the Special Dollar Cost Averaging Account. See "Dollar Cost Averaging" below.


o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the specified Investment Options to the Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

You elect a Dollar Cost Averaging program by completing the proper form and sending it to our Processing Office. The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st).

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 5) is in effect.


Special Dollar Cost Averaging


For Certificate Owners who at issue of the Certificate want to Dollar Cost Average their entire initial contribution from the Special Dollar Cost Averaging Account into the Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program. Under this program your entire initial contribution must be allocated to the Special Dollar Cost Averaging Account and it will be credited with interest at the guaranteed interest rate in effect on the Transaction Date. We will transfer amounts out of the Special Dollar Cost Averaging Account into the Investment Funds according to your instructions. All amounts will be transferred out by the end of the first Contract Year. Thereafter, no other amounts may be allocated to the Special Dollar Cost Averaging Account under your Certificate.

A request by you to transfer or withdraw any amount from the Special Dollar Cost Averaging Account will cancel this program. Or, you may request to cancel this program at any time by sending us satisfactory notice to our Processing Office. Upon cancellation, all remaining amounts in the Special Dollar Cost Averaging Account will be transferred out and allocated to the other Investment Options according to the allocation percentages you currently have on file with us, unless you specify other allocation percentages.

Dollar Cost Averaging from the Special Dollar Cost Averaging Account may not currently be available in your state. If the Special Dollar Cost Averaging Account is not available in your state, we offer a Special Dollar Cost Averaging program from the Alliance Money Market Fund. Under Special Dollar Cost Averaging from the Alliance Money Market Fund, the mortality and expense risks and the administration charges will not be deducted. See "Charges Deducted from the Investment Funds" in Part 6. We reserve the right to discontinue offering Special Dollar Cost Averaging from the Alliance Money Market Fund for new Certificates subject to state availability of the Special Dollar Cost Averaging Account. Your registered representative can provide information about state availability, or you may contact our Processing Office.


General Dollar Cost Averaging


If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. You may not have Annuity Account Value transferred to the Special Dollar Cost Averaging Account or the Guarantee Periods. This program may be elected at any time.


The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.


If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the Dollar Cost Averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.


REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity

Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account or the Special Dollar Cost Averaging Account.


Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS


The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefits Charge" in Part 6). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options for Annuitant issue ages 20 through 75: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80. If you do not elect the baseBUILDER, and for Annuitant issue ages 0 through 19 under NQ Certificates, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The baseBUILDER is not currently available in New York.


If the Annuitant's age at issue is 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT ELECTION        PAYABLE FOR LIFE WITH
                               10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                       $  8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------


Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5.

Under Traditional IRA, Roth IRA and NQ Certificates, the Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

For information on when the Guaranteed Minimum Income Benefit may be exercised under QP Certificates, see "Exercise of the Guaranteed Minimum Income Benefit under QP Certificates" below.


When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
                                  PERIOD CERTAIN YEARS
         ANNUITANT'S         TRADITIONAL AND
       AGE AT ELECTION           ROTH IRA          NQ
-------------------------------------------------------------
          60 to 75                 10                10
             76                     9                10
             77                     8                10
             78                     7                10
             79                     7                10
             80                     7                10
             81                     7                 9
             82                     7                 8
             83                     7                 7


----------------
* Other  forms and periods  certain may also be  available.
  For    Traditional   IRA    Certificates,    please   see
  "Traditional      Individual     Retirement     Annuities
  (Traditional  IRAs):  Required Minimum  Distributions" in
  Part  8 to  see  how  this  option  may  be  affected  if
  exercised after age 70 1/2.
--------------------------------------------------------------------------------
Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.


Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.


You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 5. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.


The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.


Exercise of the Guaranteed Minimum Income Benefit under QP Certificates

Under QP Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated above, only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.


DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The joint ownership feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.


The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT


Applicable for Annuitant Issue Ages 0 through 79 under NQ Certificates; 20 through 78 under Traditional IRA and Roth IRA Certificates; and 20 through 70 under QP Certificates.


You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.

Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.


Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.


See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 5. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.


Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate
Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE


The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment, and any guaranteed interest. We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date and amounts in the Special Dollar Cost Averaging Account. See "Part 2: The Guaranteed Period Account" and "Part 3: The Special Dollar Cost Averaging Account." On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6:
Deductions and Charges."


SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.


You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 5. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 8: Tax Aspects of the Certificates."


WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.


We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account and the Special Dollar Cost Averaging Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.


ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


QP Certificates may not be assigned.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES


   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods and guaranteed interest rates for the Special Dollar Cost Averaging Account. Also call during our regular business hours to speak to one of our customer service representatives.


o  PROCESSING OFFICE


   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 13014
     Newark, NJ 07188-0014


   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094


   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Equitable Accumulator
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Investment Options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer system would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Investment Options. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Investment Options. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.


DISTRIBUTION OF THE CERTIFICATES


As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable Life's separate accounts, including the Separate Account, and EDI, Equitable Life paid EDI distribution fees of $9,566,343 for 1997, $87,157 for 1996 and $0 for 1995 as the distributor of certain certificates, including the Certificates, and as the principal underwriter of the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 7.0% of total contributions made under the Certificates. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------


               PART 5: DISTRIBUTION METHODS UNDER THE CERTIFICATES


--------------------------------------------------------------------------------


The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 8: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).


WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.


Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 8:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

Any withdrawal while the Special Dollar Cost Averaging program in the Special Dollar Cost Averaging Account is in effect will cancel such program. See "Special Dollar Cost Averaging" in Part 4.


LUMP SUM WITHDRAWALS

(Available under Traditional IRA, Roth IRA and NQ Certificates)


You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 4.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 4. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.


SYSTEMATIC WITHDRAWALS

(Available  under   Traditional  IRA,  Roth  IRA  and  NQ  Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.


Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 6.


Systematic Withdrawals may not be elected if the Special Dollar Cost Averaging program from the Special Dollar Cost Averaging Account is in effect.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)


Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 8: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. Substantially Equal Payment Withdrawals may not be elected if the Special Dollar Cost Averaging program from the Special Dollar Cost Averaging Account is in effect. A Lump Sum Withdrawal taken while
Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).


Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)


Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Traditional IRA Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 6.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.


                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                       AGE               AMOUNT WITHDRAWN
                        70                   $6,250
                        75                   $7,653
                        80                   $8,667
                        85                   $8,770
                        90                   $6,931
                        95                   $3,727
                       100                   $1,179

                        Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.


This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. It assumes no allocation to the Special Dollar Cost Averaging Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME
BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE


The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 4) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies. Currently, this annuity option is available only as a fixed annuity.

o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of payments to the survivor.


The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


We offer the annuity distribution options outlined above in fixed form. In variable form, only the following options are available: Life Annuity (except in New York), Life Annuity -- Period Certain, Joint and Survivor Life Annuity and Life Period Certain Annuity (100% to Survivor). Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through your choice of Investment Funds of HRT through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

Under QP Certificates, the only annuity forms available are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain.

For all Annuitants under Traditional IRA, Roth IRA and NQ Certificates, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS


Under Traditional IRA, Roth IRA and NQ Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate.

Under QP Certificates, Income Manager payout annuity certificates are available only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant, and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a Participant/Employee in the qualified plan.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level payments (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing payments (NQ Certificates) under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.


If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under
an  Income  Manager  (Life  Annuity  with  a  Period   Certain)  payout  annuity
certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under your Equitable Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------


                         PART 6: DEDUCTIONS AND CHARGES


--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

Withdrawal Charge A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.


For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 8: Tax Aspects of the Certificates."


The withdrawal charge is to help cover sales expenses.


For NQ Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate), and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 8 concerning recent IRS announcements on the use of annuities in CRTs.

baseBUILDER Benefits Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 5.


This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge


We will deduct a daily charge from the net assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.


The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the net assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


HRT CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HRT's assets, the 12b-1 fee, direct operating expenses of HRT (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HRT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
HRT PORTFOLIO                              (ANNUAL RATE)
-------------------------------------------------------------
Alliance Money Market                           0.350%
Alliance High Yield                             0.600%
Alliance Common Stock                           0.475%
Alliance Aggressive Stock                       0.625%
Alliance Small Cap Growth                       0.900%
-------------------------------------------------------------

Investment advisory fees are established under HRT's investment advisory agreements between HRT and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HRT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio), may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. With respect to the Alliance Small Cap Growth Portfolio, EDI will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in a ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%. Prior to October 8, 1997, EDI waived a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HRT prospectus.

EQAT CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQAT's assets, the 12b-1 fee, direct operating expenses of EQAT (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQAT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
EQAT PORTFOLIO                             (ANNUAL RATE)
-------------------------------------------------------------
BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

EQ Financial has entered into expense limitation agreements with EQAT, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio (other than interest, taxes, and brokerage commissions, in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) are limited to certain amounts. See the prospectus for EQAT for more information.

The Rule 12b-1 Plan provides that EQAT, on behalf of each Portfolio, may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQAT prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HRT and EQAT, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------


                              PART 7: VOTING RIGHTS

--------------------------------------------------------------------------------

THE TRUSTS' VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HRT and EQAT. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trusts' Board of Trustees,

o  to ratify the selection of independent auditors for the Trusts, and

o on any other matters described in the current prospectuses for the Trusts or requiring a vote by shareholders under the 1940 Act.

Because HRT is a Massachusetts business trust and EQAT is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of the Trusts is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.



VOTING RIGHTS OF OTHERS


Currently, we control each trust. EQAT shares currently are sold only to our separate accounts. HRT shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------


                     PART 8: TAX ASPECTS OF THE CERTIFICATES


--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.


This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed throughout the prospectus and in Appendix II.


This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES


The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TRANSFERS AMONG INVESTMENT OPTIONS

Under current law, there will not be any tax liability if you transfer Annuity Account Value among the Investment Funds, or between the Guaranteed Period
Account and one or more Investment Funds, or from the Special Dollar Cost Averaging Account.


TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.


Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if you transfer a Certificate, for example, as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals


Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in the NQ Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 4, your investment in that original contract generally is treated as the basis in the Equitable Accumulator NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death


If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 4, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).


If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.


Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 4.


CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO


Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION


The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-

IRAs are issued and funded in connection with employer-sponsored retirement plans. Regardless of the type of IRA, your interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

The Equitable Accumulator Certificate is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Code. This prospectus contains the information which the Internal Revenue Service (IRS) requires to be disclosed to you before you purchase an individual retirement arrangement. This section of Part 8 covers some of the special tax rules that apply to individual retirement arrangements, including Traditional IRAs and Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.


There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.


The Equitable Accumulator IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator IRA Certificate. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 4 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.


Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and Transfers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 4. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Rollovers and Transfers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of contributions which you may make to all IRAs (including Roth IRAs) in any taxable year. The above limit may be less when your earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

If you are married and file a joint income tax return, your and your spouse's compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that you can deduct depends on whether you are covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution with the phase out, you determine AGI and subtract $30,000 if you are single, $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess
AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:


                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------           Dollar           Deduction
        $10,000                Deduction            Limit



If you are not eligible to deduct part or all of the Traditional IRA contribution you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional
IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving amounts from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which you attain age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.


EXCESS CONTRIBUTIONS


Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in your gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing your Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.


If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.


The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.


Under the conditions and limitations of the Code, you may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES


Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to you. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by you in your gross income.

If you have made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. You must keep records of all such nondeductible contributions. At the end of each tax year in which you have received a distribution from any traditional individual retirement arrangement, you determine a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by you at the end of the tax year (including rollover
Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2)
the entire amount received is rolled over to another traditional individual retirement arrangement (see "Rollovers and Transfers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of your interest in the IRA over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.


You may recompute your minimum distribution amount each year based on your current life expectancy as well as that of your spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

If you have been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) you may subsequently apply such funds to a life annuity-based payout, provided that you have elected to recalculate life expectancy annually (and your spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.


If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.


Except as described in the next sentence, if you die after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to your death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to your death applies if the beneficiary of the Traditional IRA is your surviving spouse. In some circumstances, your surviving spouse may elect to "make the Tradi-tional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)


If you die before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of your entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.


TAXATION OF DEATH BENEFITS


Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.


If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION


A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.


PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher  educational  expense payments,  all as defined in the Code.


A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 5. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of Part 8 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code.


Cancellation


You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 4 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.


Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.


Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 4. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.


ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.


Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer transaction is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions and can be made more frequently than once a year.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.) For this reason, Equitable Life is required to withhold 10% Federal income tax from the amount converted unless you elect out of such withholding. See "Federal and State Income Tax Withholding and Information Reporting" below.


However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS


NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 6. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it appears that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution

("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. For this reason we are generally required to withhold on conversion rollovers of Traditional IRAs to Roth IRAs, as the deemed withdrawal from the Traditional IRA is taxable. Withholding may also apply to any taxable amounts paid under a free look or cancellation. Generally, no withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.


The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.


Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withhold-ing. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.


All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

--------------------------------------------------------------------------------


                            PART 9: OTHER INFORMATION

--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the Certificate or the Certificates' distribution.

--------------------------------------------------------------------------------


                         PART 10: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------
This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method, presented in Tables 1 and 2, reflects all applicable fees and charges, including the optional baseBUILDER benefits charge, but not the charges for any applicable taxes such as premium taxes.

The second method, presented in Tables 3, 4 and 5, also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional baseBUILDER benefits charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were first offered on May 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date. In addition, the investment results prior to October 1996, when HRT Class IB shares were not available, have been adjusted to reflect 12b-1 fees.

In all cases the results shown in the tables are based on the actual historical investment experience of the corresponding Portfolios of HRT or EQAT, as the case may be (see "HRT Portfolios" below). Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio, as indicated in Table 1. When we advertise the performance of an Investment Fund we will separately include the historical performance of the Investment Fund, determined in the manner shown in Table 1, since the Investment Fund's inception date, as and to the extent required by regulatory authorities.

HRT Portfolios

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HRT Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HRT, as well as an assumed charge of 0.06% for direct operating expenses.

EQAT Portfolios

EQAT commenced operations on May 1, 1997. The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQAT commenced operations on May 1 and December 31, 1997.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account, and "Part 3: The Special Dollar Cost Averaging Account" for information on the Special Dollar Cost Averaging Account.

The performance data in Tables 1 and 2 (which reflect the first calculation method described above) illustrate the average annual total return of the Investment Funds, and the growth of an investment in the Investment Funds, respectively, over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period on December 31, 1997. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.


Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.


In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1997 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                                     TABLE 1
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1997*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
                                                                                                      SINCE
                                                                                                    INVESTMENT
INVESTMENT                                     ONE          THREE          FIVE          TEN           FUND         SINCE
FUND                                          YEAR          YEARS         YEARS         YEARS      INCEPTION**   INCEPTION***
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        (3.26)%         2.02%         2.20%         3.79%        (0.88)%        5.01%
Alliance High Yield                           9.58          17.23         13.44         10.72          6.32          9.96
Alliance Common Stock                        20.16          25.30         18.57         15.88         12.85         13.76
Alliance Aggressive Stock                     2.04          17.94         12.44         16.89          1.62         17.16
Alliance Small Cap Growth                       --             --            --            --         18.38         18.38
MFS Research                                    --             --            --            --          7.99          7.99
MFS Emerging Growth Companies                   --             --            --            --         14.32         14.32
Morgan Stanley Emerging
    Markets Equity                              --             --            --            --            --        (27.59)
EQ/Putnam Growth & Income
    Value                                       --             --            --            --          8.15          8.15
EQ/Putnam Investors Growth                      --             --            --            --         16.53         16.53
EQ/Putnam International Equity                  --             --            --            --          1.59          1.59

-------------------
See footnotes below.
------------------------------------------------------------------------------------------------------------------------------


                                     TABLE 2
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1997*
-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS       INCEPTION***
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
Alliance Money Market                            $  967           $1,062             $1,115          $1,450        $ 2,296
Alliance High Yield                               1,096            1,605              1,879           2,769          2,842
Alliance Common Stock                             1,202            1,967              2,344           4,364         17,039
Alliance Aggressive Stock                         1,020            1,641              1,797           4,762          6,690
Alliance Small Cap Growth                            --               --                 --              --          1,184
MFS Research                                         --               --                 --              --          1,080
MFS Emerging Growth Companies                        --               --                 --              --          1,143
Morgan Stanley Emerging
    Markets Equity                                   --               --                 --              --            724
EQ/Putnam Growth & Income
    Value                                            --               --                 --              --          1,082
EQ/Putnam Investors Growth                           --               --                 --              --          1,165
EQ/Putnam International Equity                       --               --                 --              --          1,016

-------------------

* The tables reflect the withdrawal charge and the optional baseBUILDER benefits charge.

**   The  "Since  Inception"  dates for the  Investment  Funds  are as  follows:
     Alliance Money Market, Alliance High Yield, Alliance Common Stock, and Alliance Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); and Morgan Stanley Emerging Markets Equity (December 31, 1997).

*** The "Since Inception" dates for the Portfolios of HRT and EQAT are as follows: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1,
     1997);  MFS Research (May 1, 1997);  MFS Emerging Growth  Companies (May 1,
     1997); Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Putnam Growth & Income Value (May 1, 1997); and EQ/Putnam International Equity (May 1, 1997).

--------------------------------------------------------------------------------

Tables 3, 4 and 5 (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.


BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.


ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Russell 2000 Small Stock Index and 50% Standard & Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: May 1, 1997; Russell 2000 Growth Index.

MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index.

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index.

EQ/PUTNAM GROWTH & INCOME VALUE: May 1, 1997; Standard & Poor's 500 Index.

EQ/PUTNAM INVESTORS GROWTH: May 1, 1997; Standard & Poor's 500 Index.


EQ/PUTNAM   INTERNATIONAL   EQUITY:   May  1,  1997;   Morgan  Stanley   Capital
International Europe, Australia, Far East Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                      3.74%       3.81%       3.02%       4.09%       4.91%          --        5.48%
   Lipper Money Market                     3.95        4.05        3.29        4.41        5.39           --        5.77
   Benchmark                               5.23        5.41        4.71        5.61        6.33           --        6.87

ALLIANCE HIGH YIELD                       16.58       18.49       14.04       10.99          --           --       10.25
   Lipper High Yield                      12.87       14.23       10.68       10.33          --           --        9.46
   Benchmark                              12.83       14.54       11.72       12.09          --           --       11.39

ALLIANCE COMMON STOCK                     27.16       26.55       19.11       16.10       15.37        15.68%      13.98
   Lipper Growth                          24.35       24.72       16.01       15.40       13.99        15.20       13.97
   Benchmark                              33.36       31.15       20.27       18.05       17.52        16.66       15.44

ALLIANCE AGGRESSIVE STOCK                  9.04       19.31       13.05       17.08          --           --       17.45
   Lipper Mid-Cap                         12.11       15.54        9.27       14.32          --           --       15.87
   Benchmark                              27.31       24.88       17.11       17.74          --           --       15.12

ALLIANCE SMALL CAP
   GROWTH                                    --          --          --          --          --           --       25.38**
   Lipper Small Cap                          --          --          --          --          --           --       26.66**
   Benchmark                                 --          --          --          --          --           --       27.66**

MFS RESEARCH                                 --          --          --          --          --           --       14.99**
   Lipper Growth                             --          --          --          --          --           --       21.89**
   Benchmark                                 --          --          --          --          --           --       22.55**

MFS EMERGING GROWTH
   COMPANIES                                 --          --          --          --          --           --       21.32**
   Lipper Mid-Cap                            --          --          --          --          --           --       20.88**
   Benchmark                                 --          --          --          --          --           --       28.68**

MORGAN STANLEY
   EMERGING MARKETS
   EQUITY                                    --          --          --          --          --           --      (20.59)**
   Lipper Emerging Markets                   --          --          --          --          --           --         N/A
   Benchmark                                 --          --          --          --          --           --      (21.43)**

EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --          --          --          --           --       15.15**
   Lipper Growth & Income                    --          --          --          --          --           --       20.28**
   Benchmark                                 --          --          --          --          --           --       22.55**

EQ/PUTNAM INVESTORS
   GROWTH                                    --          --          --          --          --           --       23.53**
   Lipper Growth                             --          --          --          --          --           --       21.89**
   Benchmark                                 --          --          --          --          --           --       22.55**

EQ/PUTNAM INTERNATIONAL
   EQUITY                                    --          --          --          --          --           --        8.59**
   Lipper International                      --          --          --          --          --           --        3.41**
   Benchmark                                 --          --          --          --          --           --        2.85**

-------------------
See footnotes on page 57.
------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                      3.74%      11.88%      16.03%      49.32%     105.23%            --       140.79%
   Lipper Money Market                     3.95       12.64       17.61       54.00      120.14             --       151.25
   Benchmark                               5.23       17.13       25.87       72.64      150.97             --       199.34

ALLIANCE HIGH YIELD                       16.58       66.34       92.84      183.74          --             --       192.34
   Lipper High Yield                      12.87       49.17       66.26      169.15          --             --       173.12
   Benchmark                              12.83       50.26       74.04      213.08          --             --       227.68

ALLIANCE COMMON STOCK                     27.16      102.66      139.73      344.83      753.99       1,740.23%    1,670.44
   Lipper Growth                          24.35       94.70      111.15      321.71      625.81       1,602.96     1,659.17
   Benchmark                              33.36      125.60      151.62      425.67    1,026.40       2,080.13     2,248.74

ALLIANCE AGGRESSIVE STOCK                  9.04       69.84       84.69      384.08          --             --       581.19
   Lipper Mid-Cap                         12.11       56.12       59.26      311.80          --             --       478.26
   Benchmark                              27.31       94.76      120.25      412.08          --             --       436.52

ALLIANCE SMALL CAP
   GROWTH                                    --          --          --          --          --             --        25.38**
   Lipper Small Cap                          --          --          --          --          --             --        26.66**
   Benchmark                                 --          --          --          --          --             --        27.66**

MFS RESEARCH                                 --          --          --          --          --             --        14.99**
   Lipper Growth                             --          --          --          --          --             --        21.89**
   Benchmark                                 --          --          --          --          --             --        22.55**

MFS EMERGING GROWTH
   COMPANIES                                 --          --          --          --          --             --        21.32**
   Lipper Mid-Cap                            --          --          --          --          --             --        20.88**
   Benchmark                                 --          --          --          --          --             --        28.68**

MORGAN STANLEY
   EMERGING MARKETS
   EQUITY                                    --          --          --          --          --             --       (20.59)**
   Lipper Emerging Markets                   --          --          --          --          --             --         N/A
   Benchmark                                 --          --          --          --          --             --       (21.43)**

EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --          --          --          --             --        15.15**
   Lipper Growth & Income                    --          --          --          --          --             --        20.28**
   Benchmark                                 --          --          --          --          --             --        22.55**

EQ/PUTNAM INVESTORS
   GROWTH                                    --          --          --          --          --             --        23.53**
   Lipper Growth                             --          --          --          --          --             --        21.89**
   Benchmark                                 --          --          --          --          --             --        22.55**

EQ/PUTNAM INTERNATIONAL
   EQUITY                                    --          --          --          --          --             --         8.59**
   Lipper International                      --          --          --          --          --             --         3.41**
   Benchmark                                 --          --          --          --          --             --         2.85**

-------------------
See footnotes on page 57.
------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN*

----------------------------------------------------------------------------------------------------------------------------------
                 1984    1985    1986     1987    1988    1989    1990    1991    1992    1993    1994     1995    1996    1997
               -------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY
   MARKET***     9.09%   6.74%   4.91%    4.93%   5.61%   7.45%   6.50%   4.49%   1.91%   1.32%   2.36%    4.06%   3.64%   3.74%
ALLIANCE HIGH
   YIELD           --      --      --     3.03    7.99    3.46   (2.70)  22.48   10.51   21.19   (4.33)   18.01   20.91   16.58
ALLIANCE
   COMMON
   STOCK***     (3.53)  31.30   15.50     5.73   20.48   23.60   (9.59)  35.69    1.57   22.83   (3.70)   30.34   22.28   27.16
ALLIANCE
   AGGRESSIVE
   STOCK           --      --   33.28     5.58   (0.48)  41.22    6.43   83.89   (4.71)  14.89   (5.35)   29.54   20.24    9.04
----------------
 * Returns do not  reflect  the  withdrawal  charge,  the  optional  baseBUILDER benefits charge,  and any charge for tax such as premium taxes.  There are no returns  shown in Table 5 for the  Alliance  Small  Cap  Growth  Fund and the
   Investment  Funds  investing in EQAT as such Funds have less than one year of performance.
 **Unannualized
***Prior  to 1984  the  Year-by-Year  Rates of         1976     1977      1978      1979     1980      1981     1982      1983
   Return were:                                   ----------------------------------------------------------------------------

   ALLIANCE COMMON STOCK                              7.73%    (10.69)%  6.51%    27.77%    47.74%   (7.37)%   15.70%   24.11%
   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.49     11.22     7.22
----------------------------------------------------------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA


In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 10, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Business Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE HIGH YIELD FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance High Yield Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market Fund and monthly for the Alliance High Yield Fund. Alliance Money Market Fund and Alliance High Yield Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund and Alliance High Yield Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

--------------------------------------------------------------------------------
                                                               ASSUMED
                                                          GUARANTEED RATE ON
                                                          FEBRUARY 15, 2003
                                                      5.00%               9.00%
                                                 -------------------------------
As of February 15, 2003 (Before Withdrawal)
------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................   $144,048           $119,487
(2)  Guaranteed Period Amount....................    131,080            131,080
(3)  Market Value Adjustment: (1) - (2)..........     12,968            (11,593)
On February 15, 2003 (After Withdrawal)
--------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........   $  4,501           $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............     45,499             54,851
(6)  Guaranteed Period Amount: (2) - (5).........     85,581             76,229
(7)  Maturity Value..............................    120,032            106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................     94,048             69,487
--------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

            APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CERTIFICATES
--------------------------------------------------------------------------------

Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP Certificate, the distribution of such an annuity, the purchase of the Guaranteed Minimum Income Benefit, and the payment of death benefits in accordance with the requirements of the Code. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan.

For defined benefit plans, the maximum percentage of actuarial value of the plan Participant/Employee's "Normal Retirement Benefit" which can be funded by a QP Certificate is 80%. The Annuity Account Value under a QP Certificate may at any time be more or less than the lump sum actuarial equivalent of the "Accrued Benefit" for a defined benefit plan Participant/Employee. Equitable Life does not guarantee that the Annuity Account Value under a QP Certificate will at any time equal the actuarial value of 80% of a Participant/Employee's Accrued Benefit. If overfunding of a plan occurs, withdrawals from the QP Certificate may be required. A withdrawal charge and/or market value adjustment may apply. Further, Equitable will not perform or provide any plan recordkeeping services with respect to the QP Certificates. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a Participant/Employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan Participants/Employees who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan Participants/Employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------


Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 4).


The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

     ---------------------------------------------------------------------------
      END OF                    6% ROLL UP TO AGE 80    ANNUAL RATCHET TO AGE 80
     CONTRACT      ANNUITY       GUARANTEED MINIMUM        GUARANTEED MINIMUM
       YEAR     ACCOUNT VALUE     DEATH BENEFIT(1)           DEATH BENEFIT
     ---------------------------------------------------------------------------
         1          $105,000           $106,000                  $105,000(2)
         2          $115,500           $112,360                  $115,500(2)
         3          $132,825           $119,102                  $132,825(2)
         4          $106,260           $126,248                  $132,825(3)
         5          $116,886           $133,823                  $132,825(3)
         6          $140,263           $141,852                  $140,263(2)
         7          $140,263           $150,363                  $140,263(3)
     ---------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% ROLL UP TO AGE 80

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS


------------------------------------------------------------------------------------------------------
                                                                                               PAGE
------------------------------------------------------------------------------------------------------
Part 1:      Minimum Distribution Withdrawals -- Traditional IRA Certificates                     2
------------------------------------------------------------------------------------------------------
Part 2:      Accumulation Unit Values                                                            2
------------------------------------------------------------------------------------------------------
Part 3:      Annuity Unit Values                                                                 2
------------------------------------------------------------------------------------------------------
Part 4:      Custodian and Independent Accountants                                               3
------------------------------------------------------------------------------------------------------
Part 5:      Alliance Money Market Fund and Alliance High Yield Fund Yield Information           3
------------------------------------------------------------------------------------------------------
Part 6:      Long-Term Market Trends                                                             4
------------------------------------------------------------------------------------------------------
Part 7:      Key Factors in Retirement Planning                                                  6
------------------------------------------------------------------------------------------------------
Part 8:      Financial Statements                                                               10
------------------------------------------------------------------------------------------------------









                  HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49





                  Send this request form to:


                      Equitable Life
                      Equitable Accumulator
                      P.O. Box 1547
                      Secaucus, NJ 07096-1547




                  Please send me an Equitable Accumulator SAI dated May 1, 1998:


                  --------------------------------------------------------------
                  Name

                  --------------------------------------------------------------
                  Address

                  --------------------------------------------------------------
                  City                       State                Zip


(EDISAI5/98)

                                  SUPPLEMENT TO
                             EQUITABLE ACCUMULATORSM
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------


This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 23 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 and older is as discussed below:


         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


The Guaranteed Minimum Income Benefit benefit base described on page 31 of the prospectus is as follows:


         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
     New York, New York 10104. All rights reserved. Accumulator is a service mark and baseBUILDER is a registered service mark of The Equitable Life
                     Assurance Society of the United States.

SUPPLEMENT DATED MAY 1, 1998

PROS 1AML SUPP1(5/98)

                                                                     MAY 1, 1998





THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


            PROFILE OF THE EQUITABLE ACCUMULATOR(SM) (IRA, NQ AND QP) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES



This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.



1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. NQ Certificates may also be used as an investment vehicle for certain types of qualified plans (QP). The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.


You may allocate amounts to Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also allocate amounts to Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under the Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.


                                   ----------
    Copyright 1998 The Equitable Life Assurance Society of the United States, New York, New York 10104. Accumulator is a service mark, and baseBUILDER and Income Manager are registered service marks of The Equitable Life
                     Assurance Society of the United States.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.


You can elect the baseBUILDER(R) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R)
(Life Annuity with a Period Certain) payout annuity certificate.


2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to an Income Manager payout annuity certificate. You can also have your IRA or NQ Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for the annuitant's life, (2) Life Annuity - Period Certain - payments for the annuitant's life, but with payments continuing to the beneficiary for the balance of the selected years if the annuitant dies before the end of the selected period; (3) Life Annuity - Refund Certain - payments for the annuitant's life, with payments continuing to the beneficiary after the annuitant's death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for the annuitant's life, and after the annuitant's death, continuation of payments to the survivor for life. Under QP Certificates the only Annuity Benefit available is Option (2) as a Life Annuity with a 10 Year Period Certain, or a Joint and Survivor Life Annuity with a 10 Year Period Certain. Annuity Benefits (other than the Life Annuity in New York, the Refund Certain and the Period Certain which are only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your Annuity Benefit.



3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.


An Equitable Accumulator NQ or QP Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions). Certain restrictions also apply to the type of contributions we will accept under Equitable Accumulator QP Certificates.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT). The portfolios are described in the prospectuses for HRT and EQAT.


 HRT INVESTMENT FUNDS                                          EQAT INVESTMENT FUNDS
--------------------------         -----------------------------------------------------------------------------------
Alliance Money Market              BT Equity 500 Index                         Merrill Lynch Basic Value Equity
Alliance High Yield                BT Small Company Index                      Merrill Lynch World Strategy
Alliance Common Stock              BT International Equity Index               Morgan Stanley Emerging Markets Equity
Alliance Aggressive Stock          JPM Core Bond                               EQ/Putnam Growth & Income Value
Alliance Small Cap Growth          Lazard Large Cap Value                      EQ/Putnam Investors Growth
                                   Lazard Small Cap Value                      EQ/Putnam International Equity
                                   MFS Research
                                   MFS Emerging Growth Companies

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008.



5. EXPENSES. The Certificates have expenses as follows: As a percentage of net assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit discussed below) at an annual rate of 1.10%, and a daily charge is deducted for administration expenses at an annual rate of 0.25%. If baseBUILDER is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base. The baseBUILDER charge is deducted from your Certificate's value.

The charges for the portfolios of HRT range from 0.64% to 1.20% of the average daily net assets of HRT portfolios, depending upon the HRT portfolios selected. The charges for the portfolios of EQAT range from 0.55% to 1.75% of the average daily net assets of EQAT portfolios, depending upon the EQAT portfolios selected. The amounts for HRT are based on average portfolio assets for the year ended December 31, 1997 and have been restated to reflect the fees that would have been paid if a new advisory agreement that Alliance, HRT's manager, and HRT entered into (which went into effect on May 1, 1997) were in effect since January 1, 1997. The amounts for EQAT are based on current expense caps. The 12b-1 fee (reflected in the "Total Annual Portfolio Charges" column in the chart below) for the portfolios of HRT (other than the Alliance Small Cap Growth portfolio) and EQAT are 0.25% of the average daily net assets of HRT and EQAT, respectively. For the Alliance Small Cap Growth portfolio the 12b-1 fee may be less than 0.25% under certain circumstances. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.


A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                         Year of Contribution Withdrawal

                1       2        3        4        5        6       7        8+
                ---------------------------------------------------------------
Percentage of
Contribution   7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of net assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefits. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.


                                           TOTAL ANNUAL    TOTAL ANNUAL                           EXAMPLES
                                           CERTIFICATE       PORTFOLIO        TOTAL             Total Annual
                                             CHARGES          CHARGES         ANNUAL         Expenses at End of:
INVESTMENT FUND                                                              CHARGES     .....(1)           (2)
                                                                                            1 Year       10 Years
Alliance Money Market                          1.35%           0.64%         1.99%        $  90.19       $269.23
Alliance High Yield                            1.35%           0.89%         2.24%        $  92.68       $294.28
Alliance Common Stock                          1.35%           0.65%         2.00%        $  90.29       $270.24
Alliance Aggressive Stock                      1.35%           0.82%         2.17%        $  91.98       $287.33
Alliance Small Cap Growth                      1.35%           1.20%         2.55%        $  95.76       $324.53
BT Equity 500 Index                            1.35%           0.55%         1.90%        $  89.30       $260.07
BT Small Company Index                         1.35%           0.60%         1.95%        $  89.80       $265.18
BT International Equity Index                  1.35%           0.80%         2.15%        $  91.78       $285.33
JPM Core Bond                                  1.35%           0.80%         2.15%        $  91.78       $285.33
Lazard Large Cap Value                         1.35%           0.90%         2.25%        $  92.78       $295.27
Lazard Small Cap Value                         1.35%           1.20%         2.55%        $  95.76       $324.53
MFS Research                                   1.35%           0.85%         2.20%        $  92.28       $290.31
MFS Emerging Growth Companies                  1.35%           0.85%         2.20%        $  92.28       $290.31
Merrill Lynch Basic Value Equity               1.35%           0.85%         2.20%        $  92.28       $290.31
Merrill Lynch World Strategy                   1.35%           1.20%         2.55%        $  95.76       $324.53
Morgan Stanley Emerging Markets
    Equity                                     1.35%           1.75%         3.10%        $ 101.22       $376.00
EQ/Putnam Growth & Income Value                1.35%           0.85%         2.20%        $  92.28       $290.31
EQ/Putnam Investors Growth                     1.35%           0.85%         2.20%        $  92.28       $290.31
EQ/Putnam International Equity                 1.35%           1.20%         2.55%        $  95.76       $324.53



Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation.
For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received. This tax discussion does not apply to Roth IRA or QP Certificates. Please consult your tax adviser.


7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under IRA, NQ and QP Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pay the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.


You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.


8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.


9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in the Investment Funds and the Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.


For Traditional IRA and Roth IRA Certificates if the annuitant is between the ages of 20 through 78 at issue of the Certificate; for NQ Certificates for annuitant ages 0 through 79 at issue of the Certificate; and for QP Certificates for annuitant ages 20 through 70 at issue of the Certificate, you may choose one of two types of Guaranteed Minimum Death Benefit available under the
Certificates: a "6% Roll Up to Age 80" or an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For NQ Certificates, for annuitant ages 80 through 83 at issue of the Certificate, a return of the contributions you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 --The Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the Guaranteed Fixed Interest Accounts reflecting guaranteed interest.


10. OTHER INFORMATION.

QUALIFIED PLANS. If the QP Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFITS. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. baseBUILDER benefits (which are different than the ones described below) may be available for annuitant issue ages 76 and older. baseBUILDER benefits are not currently available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or (ii) the Annual Ratchet to Age
         80. These options are described in "Death Benefit" above.

      FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss in the Investment Funds, any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.


AUTOMATIC INVESTMENT PROGRAM (AIP). AIP provides for a specified amount to be automatically deducted from a checking account, money market account or credit union checking account and to be applied as additional amounts under NQ and Traditional IRA Certificates. AIP is not available for Roth IRA and QP Certificates.


PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time mortality and expense risks, and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the Alliance Money Market Fund will apply. Dollar Cost Averaging does not assure a profit or protect against a loss should market prices decline.


REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semiannually or annually as you select. The amounts you have in each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing is intended to transfer amounts among the chosen Investment Funds in order to retain the allocation percentages you specify. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semiannual statements of HRT and EQAT.


You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us at:


sThe Equitable Life Assurance Society of the United States
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                            EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


--------------------------------------------------------------------------------
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR AND US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). NQ Certificates may also be used as an investment vehicle for a defined contribution plan or defined benefit plan (QP). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. Under QP Certificates we will only accept employer contributions from a trust under a plan qualified under Section 401(a) or 401(k) of the Code. A minimum initial contribution of $5,000 is required to put a Certificate into effect.


The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 19 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HRT (in which the Alliance Funds invest) and EQAT (in which the other Investment Funds invest), both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.


                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
O  ALLIANCE MONEY MARKET                  O  BT INTERNATIONAL EQUITY INDEX          O  MERRILL LYNCH BASIC VALUE EQUITY
O  ALLIANCE HIGH YIELD                    O  JPM CORE BOND                          O  MERRILL LYNCH WORLD STRATEGY
O  ALLIANCE COMMON STOCK                  O  LAZARD LARGE CAP VALUE                 O  MORGAN STANLEY EMERGING MARKETS EQUITY
O  ALLIANCE AGGRESSIVE STOCK              O  LAZARD SMALL CAP VALUE                 O  EQ/PUTNAM GROWTH & INCOME VALUE
O  ALLIANCE SMALL CAP GROWTH              O  MFS RESEARCH                           O  EQ/PUTNAM INVESTORS GROWTH
O  BT EQUITY 500 INDEX                    O  MFS EMERGING GROWTH COMPANIES          O  EQ/PUTNAM INTERNATIONAL EQUITY
O  BT SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.


This prospectus provides information about IRA, NQ and QP Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HRT and EQAT, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1998, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                              All rights reserved.
                 Accumulator is a service mark, and baseBUILDER
               and Income Manager are registered service marks of
           The Equitable Life Assurance Society of the United States.



PROS 1AML (5/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                          PROSPECTUS TABLE OF CONTENTS
--------------------------------------------------------------------------------


GENERAL TERMS                                       PAGE   5

FEE TABLE                                           PAGE   7

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE
           INVESTMENT FUNDS                          PAGE 11
Equitable Life                                          11
Separate Account No. 49                                 11
The Trusts                                              11
HRT's Manager and Adviser                               12
EQAT's Manager                                          12
EQAT's Investment Advisers                              12
Investment Policies and Objectives of HRT's
   Portfolios and EQAT's Portfolios                     14

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                   PAGE 16
Guarantee Periods                                       16
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      17
Investments                                             17

PART 3:    PROVISIONS OF THE
           CERTIFICATES AND SERVICES
           WE PROVIDE                                PAGE 19
What Is the Equitable Accumulator?                      19
Joint Ownership                                         19
Contributions under the Certificates                    19
Methods of Payment                                      20
Allocation of Contributions                             21
Free Look Period                                        21
Annuity Account Value                                   22
Transfers among Investment Options                      22
Dollar Cost Averaging                                   22
Rebalancing                                             23
baseBUILDER Benefits                                    23
Guaranteed Minimum Income Benefit                       24
Death Benefit                                           25
How Death Benefit Payment Is Made                       26
When an NQ Certificate Owner Dies
   before the Annuitant                                 26
Cash Value                                              26
Surrendering the Certificates to
   Receive the Cash Value                               26
When Payments Are Made                                  27
Assignment                                              27

Services We Provide                                     27
Distribution of the Certificates                        28

PART 4:    DISTRIBUTION METHODS UNDER THE
           CERTIFICATES                              PAGE 29
Withdrawal Options                                      29
How Withdrawals Affect Your
   Guaranteed Minimum Income Benefit
   and Guaranteed Minimum Death Benefit                 31
Annuity Benefits and Payout Annuity Options             32

PART 5:    DEDUCTIONS AND CHARGES                    PAGE 34
Charges Deducted from the Annuity
   Account Value                                        34
Charges Deducted from the Investment Funds              35
HRT Charges to Portfolios                               35
EQAT Charges to Portfolios                              35
Group or Sponsored Arrangements                         36
Other Distribution Arrangements                         36

PART 6:    VOTING RIGHTS                             PAGE 37
The Trusts' Voting Rights                               37
Voting Rights of Others                                 37
Separate Account Voting Rights                          37
Changes in Applicable Law                               37

PART 7:    TAX ASPECTS OF THE CERTIFICATES           PAGE 38
Tax Changes                                             38
Taxation of Non-Qualified Annuities                     38
Charitable Remainder Trusts                             39
Special Rules for NQ Certificates Issued
   in Puerto Rico                                       39
IRA Tax Information                                     39
Traditional Individual Retirement Annuities
   (Traditional IRAs)                                   40
Roth Individual Retirement Annuities
   (Roth IRAs)                                          45
Federal and State Income Tax Withholding
   and Information Reporting                            48
Other Withholding                                       49
Impact of Taxes to Equitable Life                       49

PART 8:    OTHER INFORMATION                         PAGE 50
Independent Accountants                                 50
Legal Proceedings                                       50

PART 9:    INVESTMENT PERFORMANCE                    PAGE 51
Communicating Performance Data                          56
Alliance Money Market Fund And Alliance
   High Yield Fund Yield Information                    56

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                                PAGE 57

APPENDIX II: PURCHASE CONSIDERATIONS
   FOR QP CERTIFICATES                               PAGE 58

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                             PAGE 59

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                     PAGE 60

--------------------------------------------------------------------------------
                                  GENERAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual. Under QP Certificates, the Annuitant must be the Participant/Employee.


ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.


BASEBUILDER(R) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant. Under QP Certificates, the Certificate Owner must be the trustee of a trust for a qualified plan maintained by an employer.


CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.


EQAT -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQAT and has appointed advisers for each of the Portfolios.


EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.


HRT -- The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (ALLIANCE) is the manager and adviser to HRT.


INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.


IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA and a Roth IRA. A Roth IRA must also meet the requirements of Section 408A of the Code.

JOINT OWNERS -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them. Joint Owners may be selected only for NQ Certificates.


MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PARTICIPANT/EMPLOYEE -- An individual who participates in an employer's plan funded by an Equitable Accumulator QP Certificate.

PORTFOLIOS -- The portfolios of HRT and EQAT that correspond to the Investment Funds of the Separate Account.


PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.


QP -- When issued with the appropriate endorsement, an NQ Certificate which is used as an investment vehicle for a defined contribution plan within the meaning of Section 401(a) and 401(k) of the Code, or a defined benefit plan within the meaning of Section 401(a) of the Code.


ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.


TRADITIONAL   IRA  --  An  IRA  which  is  generally   purchased   with  pre-tax
contributions, the distributions from which are treated as taxable.


TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.


TRUSTS -- HRT and EQAT.


VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------
                                    FEE TABLE
--------------------------------------------------------------------------------


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HRT and EQAT. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5:
Deductions and Charges." For a complete description of the Trusts' charges and expenses, see the prospectuses for HRT and EQAT.


As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


        OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL  CHARGE AS A PERCENTAGE OF  CONTRIBUTIONS  (deducted  upon  surrender or for     CONTRACT
   certain  withdrawals.  The applicable  withdrawal charge percentage is determined by       YEAR
   the Contract Year in which the withdrawal is made or the  Certificate is surrendered       ----
   beginning  with  Contract  Year 1 with  respect to each  contribution  withdrawn  or
   surrendered.  For each  contribution,  the  Contract  Year in which we receive  that         1.......................7.00%
   contribution is "Contract Year 1").(1)                                                       2.......................6.00
                                                                                                3.......................5.00
                                                                                                4.......................4.00
                                                                                                5.......................3.00
                                                                                                6.......................2.00
                                                                                                7.......................1.00
                                                                                                8+......................0.00

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS IN EACH INVESTMENT FUND)

MORTALITY AND EXPENSE RISKS(2)..................................................................................         1.10%
ADMINISTRATION(3)...............................................................................................         0.25%
                                                                                                                       =======
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.......................................................................         1.35%
                                                                                                                       =======


OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)


BASEBUILDER BENEFITS EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4).....................................................................................         0.30%


-------------------
See footnotes on next page.


HRT AND EQAT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE (5)        EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------
     HRT
     Alliance Money Market(6)                              0.35%             0.25%               0.04%              0.64%
     Alliance High Yield(6)                                0.60%             0.25%               0.04%              0.89%
     Alliance Common Stock(6)                              0.37%             0.25%               0.03%              0.65%
     Alliance Aggressive Stock (6)                         0.54%             0.25%               0.03%              0.82%
     Alliance Small Cap Growth(6)                          0.90%             0.25%               0.05%              1.20%

     EQAT
     BT Equity 500 Index(7)                                0.25%             0.25%               0.05%              0.55%
     BT Small Company Index(7)                             0.25%             0.25%               0.10%              0.60%
     BT International Equity Index(7)                      0.35%             0.25%               0.20%              0.80%
     JPM Core Bond(7)                                      0.45%             0.25%               0.10%              0.80%
     Lazard Large Cap Value(7)                             0.55%             0.25%               0.10%              0.90%
     Lazard Small Cap Value(7)                             0.80%             0.25%               0.15%              1.20%
     MFS Research(7)                                       0.55%             0.25%               0.05%              0.85%
     MFS Emerging Growth Companies(7)                      0.55%             0.25%               0.05%              0.85%
     Merrill Lynch Basic Value Equity(7)                   0.55%             0.25%               0.05%              0.85%
     Merrill Lynch World Strategy(7)                       0.70%             0.25%               0.25%              1.20%
     Morgan Stanley Emerging Markets Equity(7)             1.15%             0.25%               0.35%              1.75%
     EQ/Putnam Growth & Income Value(7)                    0.55%             0.25%               0.05%              0.85%
     EQ/Putnam Investors Growth(7)                         0.55%             0.25%               0.05%              0.85%
     EQ/Putnam International Equity(7)                     0.70%             0.25%               0.25%              1.20%

-------------------
Notes:

(1)Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 5.

(2)A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.

(3)We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4)If the baseBUILDER is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefits Charge" in Part 5. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 4.

(5)The Class IB shares of HRT and EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by HRT and EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HRT and EQAT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio of HRT), may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio of HRT provides that Equitable Distributors Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and
   (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%.

(6)Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P. ("Alliance"), HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information. The amounts shown for the Portfolios of HRT are based on average daily net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current Investment Advisory Agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HRT. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HRT Charges to Portfolios" in Part 5.

(7)All EQAT Portfolios commenced operations on May 1, 1997, except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997, and the following Portfolios, which had initial seed capital invested on December 31, 1997: BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value.

   The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: BT Equity 500 Index -- 0.30%; BT Small Company Index -- 0.35%; JPM Core Bond and BT International Equity -- 0.55%; MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth -- 0.60%; Lazard Large Cap Value -- 0.65%; Merrill Lynch World Strategy, EQ/Putnam International Equity, and Lazard Small Cap Value -- 0.95%; Morgan Stanley Emerging Markets Equity -- 1.50%.

   Absent the expense limitation, the "Other Expenses" for 1997 on an annualized basis for each of the following Portfolios would have been as follows:
   EQ/Putnam Growth & Income Value -- 0.95%; MFS Research -- 0.98%; MFS Emerging Growth Companies -- 1.02%; Merrill Lynch Basic Value Equity -- 1.09%; Merrill Lynch World Strategy -- 2.10%; Morgan Stanley Emerging Markets Equity -- 1.21%; EQ/Putnam Investors Growth -- 1.33%; and EQ/Putnam International Equity -- 1.58%. For EQAT Portfolios which had initial seed capital invested on December 31, 1997, the "Other Expenses" for 1998 are estimated to be as follows (absent the expense limitation): BT Equity 500 Index -- 0.29%; BT Small Company Index -- 0.23%; BT International Equity Index -- 0.47%; JPM Core Bond -- 0.41%; Lazard Large Cap Value -- 0.29%; and Lazard Small Cap Value -- 0.23%. See "EQAT Charges to Portfolios" in Part 5.

   Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.
   See the EQAT prospectus for more information.

EXAMPLES
--------


The examples below show the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                 1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HRT
Alliance Money
   Market                       $ 90.19     $118.74     $150.32     $263.86      $23.37     $ 72.31     $124.33     $269.23
Alliance High Yield               92.68      126.22      162.82      288.92       25.86       79.79      136.83      294.28
Alliance Common
   Stock                          90.29      119.04      150.82      264.87       23.47       72.61      124.83      270.24
Alliance Aggressive
   Stock                          91.98      124.12      159.32      281.95       25.16       77.70      133.34      287.33
Alliance Small Cap
   Growth                         95.76      135.44          --          --       28.94       89.01          --          --

EQAT
BT Equity 500 Index               89.30      116.04          --          --       22.48       69.62          --          --
BT Small Company Index            89.80      117.55          --          --       22.98       71.12          --          --
BT International Equity Index
                                  91.78      123.52          --          --       24.96       77.10          --          --
JPM Core Bond                     91.78      123.52          --          --       24.96       77.10          --          --
Lazard Large Cap Value            92.78      126.52          --          --       25.96       80.09          --          --
Lazard Small Cap Value            95.76      135.44          --          --       28.94       89.01          --          --
MFS Research                      92.28      125.02          --          --       25.46       78.59          --          --
MFS Emerging
   Growth Companies               92.28      125.02          --          --       25.46       78.59          --          --
Merrill Lynch Basic Value
   Equity                         92.28      125.02          --          --       25.46       78.59          --          --
Merrill Lynch World Strategy
                                  95.76      135.44          --          --       28.94       89.01          --          --
Morgan Stanley Emerging
   Markets Equity                101.22      151.65          --          --       34.40      105.23          --          --
EQ/Putnam Growth
   & Income Value                 92.28      125.02          --          --       25.46       78.59          --          --
EQ/Putnam
   Investors Growth               92.28      125.02          --          --       25.46       78.59          --          --
EQ/Putnam International
   Equity                         95.76      135.44          --          --       28.94       89.01          --          --


-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced offering the Certificates on August 1, 1997. The following table shows the Accumulation Unit Values, as of the applicable dates each Investment Fund was first available under the Certificates as noted below and the last business day of the periods shown.

-------------------------------------------------------------------------------------------------------------------------------
                                                           AUGUST 1, 1997        DECEMBER 31, 1997           MARCH 1998
-------------------------------------------------------------------------------------------------------------------------------
HRT
Alliance Aggressive Stock                                        72.38                  70.28                   79.88
Alliance Common Stock                                           184.44                 186.29                  210.70
Alliance High Yield                                              28.73                  29.96                   31.45
Alliance Money Market                                            25.23                  25.01                   25.23
Alliance Small Cap Growth                                        12.21                  12.54                   14.25

EQAT
BT Equity 500 Index*                                               --                   10.00                   11.12
BT Small Company Index*                                            --                   10.00                   10.90
BT International Equity Index*                                     --                   10.00                   11.33
JPM Core Bond*                                                     --                   10.00                   10.12
Lazard Large Cap Value*                                            --                   10.00                   11.17
Lazard Small Cap Value*                                            --                   10.00                   10.81
MFS Research                                                     11.69                  11.50                   13.32
MFS Emerging Growth Companies                                    12.16                  12.13                   14.57
Merrill Lynch Basic Value Equity                                 11.53                  11.60                   13.35
Merrill Lynch World Strategy                                     11.29                  10.38                   11.17
Morgan Stanley Emerging Markets Equity*                            --                    7.94                    8.27
EQ/Putnam Growth & Income Value                                  11.47                  11.52                   12.72
EQ/Putnam Investors Growth                                       11.94                  12.36                   14.32
EQ/Putnam International Equity                                   11.39                  10.86                   12.68

-------------------
 * The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity Funds were first offered under the Certificates on December 31, 1997.

--------------------------------------------------------------------------------
                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS
--------------------------------------------------------------------------------

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $274.1 billion of assets as of December 31, 1997.


SEPARATE ACCOUNT NO. 49


Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HRT and EQAT. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. This means that assets supporting Annuity Account Value in the Separate Account are not subject to claims of Equitable Life's creditors. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.


In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.


We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUSTS


The Trusts are open-end management investment companies registered under the 1940 Act, more commonly called mutual funds. As a "series" type of mutual fund, each Trust issues several different series of stock, each of which relates to a different Portfolio of that Trust. HRT commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. EQAT commenced operations on May 1, 1997. The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a Portfolio's shares are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio. All of the Portfolios, except for the Morgan Stanley Emerging Markets Equity and the Lazard Small Cap Value Portfolios, are diversified for 1940 Act purposes. The Board of Trustees of HRT and EQAT may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about the Trusts, their investment objectives, policies, restrictions, risks, expenses, their respective Rule 12b-1 Plans relating to their respective Class IB shares, and other aspects of their operations, appears in the HRT prospectus (beginning after this prospectus), the EQAT prospectus (beginning after the HRT prospectus), or in their respective Statements of Additional Information, which are available upon request.

HRT'S MANAGER AND ADVISER

HRT is managed and its Portfolios are advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (ADVISERS ACT).

In its role as manager of HRT, Alliance has overall responsibility for the general management and administration of HRT, including selecting the portfolio managers for HRT's Portfolios, monitoring their investment programs and results, reviewing brokerage matters, performing fund accounting, overseeing compliance by HRT with various Federal and state statutes, and carrying out the directives of its Board of Trustees. With the approval of HRT's Trustees, Alliance may enter into agreements with other companies to assist with its administrative and management responsibilities to HRT.

As adviser for all HRT Portfolios, Alliance is responsible for developing the Portfolios' investment programs, making investment decisions for the Portfolios, placing all orders for the purchase and sale of those investments and performing certain limited related administrative functions.

ALLIANCE CAPITAL MANAGEMENT L.P.

Alliance, a leading international investment adviser, provides investment management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance is a publicly traded limited partnership incorporated in Delaware. On December 31, 1997, Alliance was managing approximately $218.7 billion in assets. Alliance employs 223 investment professionals, including 83 research analysts. Portfolio managers have average investment experience of more than 14 years.

Alliance is an indirect, majority-owned subsidiary of Equitable Life, and its main office is located at 1345 Avenue of the Americas, New York, NY 10105. Additional information regarding Alliance is located in the HRT prospectus which directly follows this prospectus.

EQAT'S MANAGER

EQ Financial Consultants, Inc. (EQ FINANCIAL), subject to the supervision and direction of the Board of Trustees of EQAT, has overall responsibility for the general management and administration of EQAT. EQ Financial is an investment adviser registered under the Advisers Act, and a broker-dealer registered under the Exchange Act. EQ Financial currently furnishes specialized investment advice to other clients, including individuals, pension and profit-sharing plans, trusts, charitable organizations, corporations, and other business entities. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial is responsible for providing management and administrative services to EQAT and selects the investment advisers for EQAT's Portfolios, monitors the EQAT advisers' investment programs and results, reviews brokerage matters, oversees compliance by EQAT with various Federal and state statutes, and carries out the directives of its Board of Trustees. EQ Financial Consultants, Inc.'s main office is located at 1290 Avenue of the Americas, New York, NY 10104.

Pursuant to a service agreement, Chase Global Funds Services Company assists EQ Financial in the performance of its administrative responsibilities to EQAT with other necessary administrative, fund accounting and compliance services.

EQAT'S INVESTMENT ADVISERS

Bankers Trust Company,  J.P. Morgan  Investment  Management  Inc.,  Lazard Asset
Management, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management Inc., and Putnam Investment Management, Inc.
serve as EQAT advisers only for their respective EQAT Portfolios.

Each EQAT adviser furnishes EQAT's manager, EQ Financial, with an investment program (updated periodically) for each of its Portfolios, makes investment decisions on behalf of its EQAT Portfolios, places all orders for the purchase and sale of investments for the Portfolio's account with brokers or dealers selected by such adviser and may perform certain limited related administrative functions.

The assets of each Portfolio are allocated currently among the EQAT advisers. If an EQAT Portfolio shall at any time have more than one EQAT adviser, the allocation of an EQAT Portfolio's assets among EQAT advisers may be changed at any time by EQ Financial.

BANKERS TRUST COMPANY

Bankers Trust Company (BANKERS TRUST) is a wholly owned subsidiary of Bankers Trust New York Corporation which was founded in 1903. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional markets. Bankers Trust advises BT Equity 500 Index, a domestic equity portfolio, BT Small Company Index, an aggressive equity portfolio, and BT International Equity Index, an international equity portfolio. As of December 31, 1997,
Bankers Trust had approximately $317.8 billion in assets under management worldwide. The executive offices of Bankers Trust are located at 130 Liberty Street (One Bankers Trust Plaza), New York, NY 10006.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

J.P. Morgan Investment Management Inc. (J.P. MORGAN) advises JPM Core Bond, a high-quality bond portfolio. It is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated (JPM & CO.). JPM & Co., through J.P. Morgan and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients. Its combined assets under management totaled over $255 billion as of December 31, 1997. J.P. Morgan is located at 522 Fifth Avenue, New York, NY 10036.

LAZARD ASSET MANAGEMENT

Lazard Asset Management (LAM) is a division of Lazard Freres & Co. LLC, which was founded in 1848. LAM and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $53 billion as of December 31, 1997. LAM advises Lazard Large Cap Value, a domestic equity portfolio, and Lazard Small Cap Value, an aggressive equity portfolio. LAM's global headquarters are located at 30 Rockefeller Plaza, New York, NY 10112.

MASSACHUSETTS FINANCIAL SERVICES COMPANY

Massachusetts Financial Services Company (MFS) is America's oldest mutual fund organization, whose assets under management as of December 31, 1997 were approximately $70.2 billion on behalf of more than 2.7 million investors. MFS advises MFS Research, a domestic equity portfolio, and MFS Emerging Growth Companies, an aggressive equity portfolio. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada and is located at 500 Boylston Street, Boston, MA 02116.

MERRILL LYNCH ASSET MANAGEMENT, L.P.

Founded in 1976, Merrill Lynch Asset Management, L.P. (MLAM) is a dedicated asset management affiliate of Merrill Lynch & Co., Inc., a financial management and advisory company with more than a century of experience. As of December 31, 1997, MLAM, along with its advisory affiliates held approximately $278 billion in investment company and other portfolio assets under management. MLAM advises Merrill Lynch Basic Value Equity, a domestic equity portfolio with a value approach to investing, and Merrill Lynch World Strategy, a global flexible asset allocation portfolio that invests in equities and fixed income securities worldwide. The company is located at 800 Scudders Mill Road, Plainsboro, NJ 08543-9011.

MORGAN STANLEY ASSET MANAGEMENT INC.

Morgan Stanley Asset Management Inc. (MSAM) provides a broad range of portfolio management services to customers in the United States and abroad and serves as an investment adviser to numerous open-end and closed-end investment companies. MSAM, together with its affiliated institutional investment management companies, had approximately $146 billion in assets under management and fiduciary care as of December 31, 1997. MSAM advises Morgan Stanley Emerging Markets Equity, an international equity portfolio. MSAM is a subsidiary of Morgan Stanley, Dean Witter & Co. and is located at 1221 Avenue of the Americas, New York, NY 10020.

PUTNAM INVESTMENT MANAGEMENT, INC.

Putnam Investment Management, Inc. (PUTNAM) has been managing mutual funds since 1937. As of December 31, 1997, Putnam and its affiliates managed more than $235 billion in assets. Putnam advises EQ/Putnam Growth & Income Value, a domestic equity portfolio, EQ/Putnam Investors Growth, a domestic equity portfolio, and EQ/Putnam International Equity, an international equity portfolio. Putnam is an indirect subsidiary of Marsh & McLennan Companies, Inc. and is located at One Post Office Square, Boston, MA 02109.

Additional information regarding each of the companies which serve as an EQAT adviser appears in the EQAT prospectus beginning after the HRT prospectus.

INVESTMENT POLICIES AND OBJECTIVES OF HRT'S PORTFOLIOS AND EQAT'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HRT and EQAT, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
           HRT PORTFOLIO                             INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample           Replicate as closely as possible
                                      of the 500 stocks included in the Standard          (before the deduction of
                                      & Poor's 500 Composite Stock Price Index ("S&P      Portfolio expenses) the total
                                      500").                                              return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Index ("Russell 2000").                             Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's assets will, at the time of             moderate risk of capital and
                                      purchase, consist of investment grade               maintenance of liquidity
                                      fixed-income securities rated BBB or better by
                                      Standard and Poor's Rating Service or Baa or
                                      better by Moody's Investors Service, Inc. or
                                      unrated securities of comparable quality.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that appear to the adviser to be inexpensively
                                      priced relative to the return on total capital
                                      or equity.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies      with      small      market
                                      capitalizations  (i.e.,  companies  in the
                                      range of  companies  in the  Russell  2000
                                      Index)   that   the   adviser    considers
                                      inexpensively   priced   relative  to  the
                                      return on total capital or equity.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies  believed by the
                                      adviser to  possess  better  than  average
                                      prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the adviser
                                      believes are early in their life cycle but
                                      which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity      Investment in securities, primarily equities,       Capital appreciation and,
                                      that the Portfolio adviser believes are             secondarily, income
                                      undervalued and therefore represent basic
                                      investment value.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy          Investment primarily in a portfolio of equity       High total investment return
                                      and fixed-income securities, including
                                      convertible securities, of U.S. and foreign
                                      issuers.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the adviser  believes  the  economies  are
                                      developing   strongly  and  in  which  the
                                      markets are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the adviser            Long-term growth of capital and
                                      believes afford the best opportunity for            any increased income that results
                                      long-term capital growth.                           from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PART 2: THE GUARANTEED PERIOD ACCOUNT
--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF        APRIL 15,          PER $100 OF
    MATURITY YEAR            1998          MATURITY VALUE
-------------------------------------------------------------
        1999                  4.48%             $96.39
        2000                  4.59               92.08
        2001                  4.64               87.91
        2002                  4.68               83.89
        2003                  4.73               79.95
        2004                  4.80               76.04
        2005                  4.81               72.50
        2006                  4.83               69.07
        2007                  4.86               65.72
        2008                  4.86               62.68
-------------------------------------------------------------

Allocation among Guarantee Periods


The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of April 15, 1998 would be $440.22 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).


The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.


Investments purchased with amounts allocated to the Guaranteed Period Account (and any earnings on those amounts) are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.


Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------
         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?


The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). NQ Certificates may also be used as an investment vehicle for qualified plans (QP). The provisions of your Certificate may be restricted by applicable laws or regulations. Roth IRA Certificates may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES


NQ Certificates are available for Annuitant issue ages 0 through 83.

QP CERTIFICATES

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) or 401(k) of the Code. Such purchases may not be available in all states. QP Certificates are available for Annuitant issue ages 20 through 70. Plan fiduciaries considering purchase of a Certificate should read the important information in "Appendix II: Purchase Considerations for QP Certificates."


JOINT OWNERSHIP


If Joint Owners are named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


CONTRIBUTIONS UNDER THE CERTIFICATES


The minimum initial contribution under all Certificates is $5,000. We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

IRA CERTIFICATES


Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."


Under Traditional IRA Certificates, you may make subsequent contributions of at least $1,000. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until you reach age 79, provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 7.


NQ CERTIFICATES

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 84.

QP CERTIFICATES

Under QP Certificates, we will only accept contributions which are employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If a defined contribution plan is qualified under Section 401(k) of the Code, contributions may include employee pre-tax and employer matching contributions, but not employee after-tax contributions to the plan. For defined benefit plans, contributions may not be made by employees. The employer shall contribute to the Certificates such amounts as shall be determined by the plan trustee.

Under QP Certificates, you may make subsequent contributions of at least $1,000 once per Contract Year at any time during the Contract Year until the Annuitant attains age 71.


METHODS OF PAYMENT


Except as indicated under "Wire Transmittals" and "Automatic Investment Plan" below, all contributions must be made by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.


Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 7. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program


Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, money market account, or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. AIP is not available for Roth IRA and QP Certificates.

The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be allocated to any of the Investment Funds and available Guarantee Periods. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.


You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Funds and Guarantee Periods. Allocations among the available Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.


At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation


This option (for Annuitant issue ages up through age 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in
Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.


If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Required Minimum Distributions" in Part 7.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss and any positive or negative market value adjustment through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Traditional IRA Certificate to an Equitable Accumulator Roth IRA Certificate, you may cancel your Equitable Accumulator Roth IRA Certificate and return to an Equitable Accumu-lator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to the other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.


You elect a Dollar Cost Averaging program by completing the proper form and sending it to our Processing Office. The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st).


Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging


For Certificate Owners who at issue of the Certificate want to Dollar Cost Average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and the administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.


General Dollar Cost Averaging


If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. You may not have Annuity Account Value transferred to the Guarantee Periods. This program may be elected at any time.


The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.


If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the Dollar Cost Averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.


REBALANCING


We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.


Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS


The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefits Charge" in Part 5). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options for Annuitant issue ages 20 through 75: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80. If you do not elect the baseBUILDER, and for Annuitant issue ages 0 through 19 under NQ Certificates, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The baseBUILDER is not currently available in New York.


If the Annuitant's age at issue is 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the base-

BUILDER,  you should
consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT ELECTION        PAYABLE FOR LIFE WITH
                               10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                       $  8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------

Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.


Under Traditional IRA, Roth IRA and NQ Certificates, the Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

For information on when the Guaranteed Minimum Income Benefit may be exercised under QP Certificates, see "Exercise of the Guaranteed Minimum Income Benefit under QP Certificates" below.


When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
                                   PERIOD CERTAIN YEARS
         ANNUITANT'S           TRADITIONAL AND
       AGE AT ELECTION            ROTH IRA          NQ
-------------------------------------------------------------
           60 to 75                  10               10
              76                      9               10
              77                      8               10
              78                      7               10
              79                      7               10
              80                      7               10
              81                      7                9
              82                      7                8
              83                      7                7


----------------
 * Other forms and periods  certain may also be  available.
   For   Traditional   IRA    Certificates,    please   see
   "Traditional     Individual     Retirement     Annuities
   (Traditional IRAs):  Required Minimum  Distributions" in
   Part  7 to see  how  this  option  may  be  affected  if
   exercised after age 70 1/2.
-------------------------------------------------------------


Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.


Exercise of the Guaranteed Minimum Income Benefit under QP Certificates

Under QP Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated above, only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.


DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The joint ownership feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT


Applicable for Annuitant Issue Ages 0 through 79 under NQ Certificates; 20 through 78 under Traditional IRA and Roth IRA Certificates; and 20 through 70 under QP Certificates


You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.

Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE


The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. See "Part 2: The Guaranteed Period Account." On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."


SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


QP Certificates may not be assigned.


The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE


   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 13014
     Newark, NJ 07188-0014


   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094


   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Equitable Accumulator
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Investment Options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Investment Options. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Investment Options. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable Life's separate accounts, including the Separate Account, and EDI, Equitable Life paid EDI distribution fees of $9,566,343 for 1997, $87,157 for 1996 and $0 for 1995 as the distributor of certain certificates, including the Certificates, and as the principal underwriter of the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 7.0% of total contributions made under the Certificates. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------
               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES
--------------------------------------------------------------------------------


The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7: Tax Aspects of the Certificates."


For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under Traditional IRA, Roth IRA  and NQ Certificates)

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 5.

SYSTEMATIC WITHDRAWALS
(Available under Traditional IRA, Roth IRA  and NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.


Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).


Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.


Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).


Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)


Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Traditional IRA Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first (a market value adjustment may apply).


Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

Example

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.


                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                       AGE               AMOUNT WITHDRAWN
                        70                   $6,250
                        75                   $7,653
                        80                   $8,667
                        85                   $8,770
                        90                   $6,931
                        95                   $3,727
                       100                   $1,179

                        Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME
BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/ $10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later

Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies. Currently, this annuity option is available only as a fixed annuity.


o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of payments to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


We offer the annuity distribution options outlined above in fixed form. In variable form, only the following options are available: Life Annuity (except in New York), Life Annuity -- Period Certain, Joint and Survivor Life Annuity and Life Period Certain Annuity (100% to Survivor). Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through your choice of Investment Funds of HRT through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

Under QP Certificates, the only annuity forms available are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain.

For all Annuitants under Traditional IRA, Roth IRA and NQ Certificates, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS


Under Traditional IRA, Roth IRA and NQ Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate.

Under QP Certificates, Income Manager payout annuity certificates are available only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant, and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a Participant/Employee in the qualified plan.


The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level payments (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing payments (NQ Certificates) under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under
an  Income  Manager  (Life  Annuity  with  a  Period   Certain)  payout  annuity
certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under your Equitable Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis.
Consult your tax adviser.

--------------------------------------------------------------------------------
                         PART 5: DEDUCTIONS AND CHARGES
--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 7: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

For NQ Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate), and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 7 concerning recent IRS announcements on the use of annuities in CRTs.


baseBUILDER Benefits Charge


If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the net assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge


We will deduct a daily charge from the net assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HRT CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HRT's assets, the 12b-1 fee, direct operating expenses of HRT (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HRT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------

                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
HRT PORTFOLIO                              (ANNUAL RATE)
-------------------------------------------------------------
Alliance Money Market                           0.350%
Alliance High Yield                             0.600%
Alliance Common Stock                           0.475%
Alliance Aggressive Stock                       0.625%
Alliance Small Cap Growth                       0.900%
-------------------------------------------------------------

Investment advisory fees are established under HRT's investment advisory agreements between HRT and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HRT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio), may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. With respect to the Alliance Small Cap Growth Portfolio, EDI will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in a ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%. Prior to October 8, 1997, EDI waived a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HRT prospectus.

EQAT CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQAT's assets, the 12b-1 fee, direct operating expenses of EQAT (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQAT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
EQAT PORTFOLIO                             (ANNUAL RATE)
-------------------------------------------------------------
BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Merrill Lynch Basic Value Equity               0.55%
Merrill Lynch World Strategy                   0.70%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

EQ Financial has entered into expense limitation agreements with EQAT, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio (other than interest, taxes, and brokerage commissions, in accordance with generally accepted accounting prin-ciples, other extraordinary expenses not incurred in the ordinary course of such Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) are limited to certain amounts. See the prospectus for EQAT for more information.

The Rule 12b-1 Plan provides that EQAT, on behalf of each Portfolio, may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQAT prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HRT and EQAT, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------
                              PART 6: VOTING RIGHTS
--------------------------------------------------------------------------------


THE TRUSTS' VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HRT and EQAT. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trusts' Board of Trustees,

o  to ratify the selection of independent auditors for the Trusts, and

o on any other matters described in the current prospectuses for the Trusts or requiring a vote by shareholders under the 1940 Act.

Because HRT is a Massachusetts business trust and EQAT is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of the Trusts is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.


VOTING RIGHTS OF OTHERS


Currently, we control each trust. EQAT shares currently are sold only to our separate accounts. HRT shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------
                     PART 7: TAX ASPECTS OF THE CERTIFICATES
--------------------------------------------------------------------------------


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.


This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed throughout the prospectus and in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES


The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TRANSFERS AMONG INVESTMENT OPTIONS


Under current law there will not be any tax liability if you transfer Annuity Account Value among the Investment Funds, or between the Guaranteed Period Account and one or more Investment Funds.

TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.


Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if you transfer a Certificate, for example, as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals


Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in the NQ Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Equitable Accumulator NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO


Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. Regardless of the type of IRA, your interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

The Equitable Accumulator Certificate is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Code. This prospectus contains the information which the Internal Revenue Service (IRS) requires to be disclosed to you before you purchase an individual retirement arrangement. This section of Part 7 covers some of the special tax rules that apply to individual retirement arrangements, including Traditional IRAs and Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.


There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.


The Equitable Accumulator IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator IRA Certificate. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Cancellation


You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and Transfers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Rollovers and Transfers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of contributions which you may make to all IRAs (including Roth IRAs) in any taxable year. The above limit may be less when your earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

If you are married and file a joint income tax return, your and your spouse's compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that you can deduct depends on whether you are covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution with the phase out, you determine AGI and subtract $30,000 if you are single, $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess
AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:


                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------           Dollar           Deduction
        $10,000                Deduction            Limit



If you are not eligible to deduct part or all of the Traditional IRA contribution you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional
IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and non deductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving amounts from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which you attain age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.


EXCESS CONTRIBUTIONS


Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in your gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing your Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.


The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.


Under the conditions and limitations of the Code, you may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.


The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES


Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to you. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by you in your gross income.

If you have made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. You must keep records of all such nondeductible contributions. At the end of each tax year in which you have received a distribution from any traditional individual retirement arrangement, you determine a ratio of the total non-deductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by you at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2 ) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Rollovers and Transfers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of your interest in the IRA over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.


You may recompute your minimum distribution amount each year based on your current life expectancy as well as that of your spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

If you have been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) you may subsequently apply such funds to a life annuity-based payout, provided that you have elected to recalculate life expectancy annually (and your spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.


If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.


Except as described in the next sentence, if you die after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to your death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to your death applies if the beneficiary of the Traditional IRA is your surviving spouse. In some circumstances, your surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If you die before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of your entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.


TAXATION OF DEATH BENEFITS


Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.


If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION


A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.


PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 4. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code.


Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer transaction is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.) For this reason, Equitable Life is required to withhold 10% Federal income tax from the amount converted unless you elect out of such withholding. See "Federal and State Income Tax Withholding and Information Reporting" below.


However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it appears that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. For this reason we are generally required to withhold on conversion rollovers of Traditional IRAs to Roth IRAs, as the deemed withdrawal from the Traditional IRA is taxable. Withholding may also apply to any taxable amounts paid under a free look or cancellation. Generally, no withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.


The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.


Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.


Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.



A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.


All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

--------------------------------------------------------------------------------


                            PART 8: OTHER INFORMATION

--------------------------------------------------------------------------------
INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the Certificates or the Certificates' distribution.

--------------------------------------------------------------------------------

                         PART 9: INVESTMENT PERFORMANCE


--------------------------------------------------------------------------------
This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method, presented in Tables 1 and 2, reflects all applicable fees and charges, including the optional baseBUILDER benefits charge, but not the charges for any applicable taxes such as premium taxes.

The second method, presented in Tables 3, 4 and 5, also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional baseBUILDER benefits charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were first offered on August 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date. In addition, the investment results prior to October 1996, when HRT Class IB shares were not available, have been adjusted to reflect 12b-1 fees.

In all cases the results shown in the tables are based on the actual historical investment experience of the corresponding Portfolios of HRT or EQAT, as the case may be (see "HRT Portfolios," below). Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio, as indicated in Table 1. When we advertise the performance of an Investment Fund we will separately include the historical performance of the Investment Fund, determined in the manner shown in Table 1, since the Investment Fund's inception date, as and to the extent required by regulatory authorities.

HRT Portfolios

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HRT Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HRT, as well as an assumed charge of 0.06% for direct operating expenses.

EQAT Portfolios

EQAT commenced operations on May 1, 1997. The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQAT commenced operating on May 1 and December 31, 1997.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

The performance data in Tables 1 and 2 (which reflect the first calculation method described above) illustrate the average annual total return of the Investment Funds, and the growth of an investment in the Investment Funds, respectively, over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period on December 31, 1997. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.


Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.


In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1997 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.


                                     TABLE 1
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1997*

---------------------------------------------- --------------------------------------------------------------------------------

                                                                         LENGTH OF INVESTMENT PERIOD
                                               --------------------------------------------------------------------------------
                                                                                                     SINCE
INVESTMENT FUND                                                                                   INVESTMENT
                                                 ONE         THREE        FIVE          TEN          FUND            SINCE
                                                YEAR         YEARS        YEARS        YEARS      INCEPTION**    INCEPTION***
-------------------------------------------- ------------ ------------ ------------ ------------ -------------- ----------------

Alliance Money Market                           (3.26)%       2.02%        2.20%        3.79%       (0.88)%          5.01%
Alliance High Yield                              9.58        17.23        13.44        10.72         6.32            9.96
Alliance Common Stock                           20.16        25.30        18.57        15.88        12.85           13.76
Alliance Aggressive Stock                        2.04        17.94        12.44        16.89         1.62           17.16
Alliance Small Cap Growth                          --           --           --           --        18.38           18.38
MFS Research                                       --           --           --           --         7.99            7.99
MFS Emerging Growth Companies                      --           --           --           --        14.32           14.32
Merrill Lynch Basic Value Equity                   --           --           --           --         8.97            8.97
Merrill Lynch World Strategy                       --           --           --           --        (3.24)          (3.24)
Morgan Stanley Emerging
   Markets Equity                                  --           --           --           --           --          (27.59)
EQ/Putnam Growth & Income Value                    --           --           --           --         8.15            8.15
EQ/Putnam Investors Growth                         --           --           --           --        16.53           16.53
EQ/Putnam International Equity                     --           --           --           --         1.59            1.59

-------------------
See footnotes below.

------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 2
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1997*

---------------------------------------------- --------------------------------------------------------------------------------
                                                                         LENGTH OF INVESTMENT PERIOD
                                               --------------------------------------------------------------------------------
                                                    ONE            THREE            FIVE            TEN             SINCE
INVESTMENT FUND                                     YEAR           YEARS           YEARS           YEARS        INCEPTION***
---------------------------------------------- --------------- --------------- --------------- --------------- ----------------

Alliance Money Market                               $  967          $1,062          $1,115          $1,450        $  2,296
Alliance High Yield                                  1,096           1,605           1,879           2,769           2,842
Alliance Common Stock                                1,202           1,967           2,344           4,364          17,039
Alliance Aggressive Stock                            1,020           1,641           1,797           4,762           6,690
Alliance Small Cap Growth                               --              --              --              --           1,184
MFS Research                                            --              --              --              --           1,080
MFS Emerging Growth Companies                           --              --              --              --           1,143
Merrill Lynch Basic Value Equity                        --              --              --              --           1,090
Merrill Lynch World Strategy                            --              --              --              --             968
Morgan Stanley Emerging
   Markets Equity                                       --              --              --              --             724
EQ/Putnam Growth & Income Value                         --              --              --              --           1,082
EQ/Putnam Investors Growth                              --              --              --              --           1,165
EQ/Putnam International Equity                          --              --              --              --           1,016

-------------------
 * The tables reflect the withdrawal charge and the optional baseBUILDER benefits charge.
** The  "Since  Inception"  dates  for  the  Investment  Funds  are as  follows:
   Alliance Money Market, Alliance High Yield, Alliance Common Stock, and Alliance Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); Merrill Lynch Basic Value Equity and Merrill Lynch World Strategy (August 1,
   1997); and Morgan Stanley Emerging Markets Equity (December 31, 1997).
***The  "Since  Inception"  dates  for the  Portfolios  of HRT and  EQAT  are as follows: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); MFS Research (May 1, 1997); MFS Emerging Growth Companies (May 1, 1997); Merrill Lynch Basic Value Equity (May 1, 1997); Merrill Lynch World Strategy (May 1, 1997); Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Putnam Growth & Income Value (May 1, 1997); and EQ/Putnam International Equity (May 1, 1997).
   -----------------------------------------------------------------------------

Tables 3, 4 and 5 (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.


PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:


ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.


ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Russell 2000 Small Stock Index and 50% Standard & Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: May 1, 1997; Russell 2000 Growth Index.

MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index.

MERRILL LYNCH BASIC VALUE EQUITY: May 1, 1997; Standard & Poor's 500 Index.

MERRILL LYNCH WORLD STRATEGY: May 1, 1997; 36% Standard & Poor's 500 Index/24% Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+/14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index.

EQ/PUTNAM GROWTH & INCOME VALUE: May 1, 1997; Standard & Poor's 500 Index.

EQ/PUTNAM INVESTORS GROWTH: May 1, 1997; Standard & Poor's 500 Index.


EQ/PUTNAM   INTERNATIONAL   EQUITY:   May  1,  1997;   Morgan  Stanley   Capital
International Europe, Australia, Far East Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.


                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

ALLIANCE MONEY MARKET                      3.74%       3.81%       3.02%       4.09%       4.91%          --        5.48%
   Lipper Money Market                     3.95        4.05        3.29        4.41        5.39           --        5.77
   Benchmark                               5.23        5.41        4.71        5.61        6.33           --        6.87

ALLIANCE HIGH YIELD                       16.58       18.49       14.04       10.99          --           --       10.25
   Lipper High Yield                      12.87       14.23       10.68       10.33          --           --        9.46
   Benchmark                              12.83       14.54       11.72       12.09          --           --       11.39

ALLIANCE COMMON STOCK                     27.16       26.55       19.11       16.10       15.37        15.68%      13.98
   Lipper Growth                          24.35       24.72       16.01       15.40       13.99        15.20       13.97
   Benchmark                              33.36       31.15       20.27       18.05       17.52        16.66       15.44

                               TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

ALLIANCE AGGRESSIVE STOCK
                                           9.04%      19.31%      13.05%      17.08%         --           --       17.45%
   Lipper Mid-Cap                         12.11       15.54        9.27       14.32          --           --       15.87
   Benchmark                              27.31       24.88       17.11       17.74          --           --       15.12

ALLIANCE SMALL CAP GROWTH
                                             --          --          --          --          --           --       25.38**
   Lipper Small Cap                          --          --          --          --          --           --       26.66**
   Benchmark                                 --          --          --          --          --           --       27.66**

MFS RESEARCH                                 --          --          --          --          --           --       14.99**
   Lipper Growth                             --          --          --          --          --           --       21.89**
   Benchmark                                 --          --          --          --          --           --       22.55**

MFS EMERGING GROWTH COMPANIES
                                             --          --          --          --          --           --       21.32**
   Lipper Mid-Cap                            --          --          --          --          --           --       20.88**
   Benchmark                                 --          --          --          --          --           --       28.68**

MERRILL LYNCH BASIC VALUE EQUITY
                                             --          --          --          --          --           --       15.97**
   Lipper Growth & Income                    --          --          --          --          --           --       20.28**
   Benchmark                                 --          --          --          --          --           --       22.55**

MERRILL LYNCH WORLD STRATEGY
                                             --          --          --          --          --           --        3.76**
   Lipper Global Flexible Portfolio          --          --          --          --          --           --        8.52**
   Benchmark                                 --          --          --          --          --           --       10.81**

MORGAN STANLEY EMERGING MARKETS EQUITY
                                             --          --          --          --          --           --      (20.59)**
   Lipper Emerging Markets                   --          --          --          --          --           --        N/A
   Benchmark                                 --          --          --          --          --           --      (21.43)**

EQ/PUTNAM GROWTH & INCOME VALUE
                                             --          --          --          --          --           --       15.15**
   Lipper Growth & Income                    --          --          --          --          --           --       20.28**
   Benchmark                                 --          --          --          --          --           --        22.55**
EQ/PUTNAM INVESTORS GROWTH
                                             --          --          --          --          --           --       23.53%**
   Lipper Growth                             --          --          --          --          --           --       21.89**
   Benchmark                                 --          --          --          --          --           --       22.55**

EQ/PUTNAM INTERNATIONAL EQUITY
                                             --          --          --          --          --           --        8.59**
   Lipper International                      --          --          --          --          --           --        3.41**
   Benchmark                                 --          --          --          --          --           --        2.85**


-------------------
See Footnote on page 56.

                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

ALLIANCE MONEY MARKET                      3.74%      11.88%      16.03%      49.32%     105.23%            --       140.79%
   Lipper Money Market                     3.95       12.64       17.61       54.00      120.14             --       151.25
   Benchmark                               5.23       17.13       25.87       72.64      150.97             --       199.34

ALLIANCE HIGH YIELD                       16.58       66.34       92.84      183.74          --             --       192.34
   Lipper High Yield                      12.87       49.17       66.26      169.15          --             --       173.12
   Benchmark                              12.83       50.26       74.04      213.08          --             --       227.68

ALLIANCE COMMON STOCK                     27.16      102.66      139.73      344.83      735.99       1,740.23%    1,670.44
   Lipper Growth                          24.35       94.70      111.15      321.71      615.81       1,602.96     1,659.17
   Benchmark                              33.36      125.60      151.62      425.67    1,026.40       2,080.13     2,248.74

ALLIANCE AGGRESSIVE STOCK
                                           9.04       69.84       84.69      384.08          --             --       581.19
   Lipper Mid-Cap                         12.11       56.12       59.26      311.80          --             --       478.26
   Benchmark                              27.31       94.76      120.25      412.08          --             --       436.52

ALLIANCE SMALL CAP GROWTH
                                             --          --          --          --          --           --          25.38**
   Lipper Small Cap                          --          --          --          --          --           --          26.66**
   Benchmark                                 --          --          --          --          --           --          27.66**

MFS RESEARCH                                 --          --          --          --          --           --          14.99**
   Lipper Growth                             --          --          --          --          --           --          21.89**
   Benchmark                                 --          --          --          --          --           --          22.55**

MFS EMERGING GROWTH COMPANIES
                                             --          --          --          --          --           --          21.32**
   Lipper Mid-Cap                            --          --          --          --          --           --          20.88**
   Benchmark                                 --          --          --          --          --           --          28.68**

MERRILL LYNCH BASIC VALUE EQUITY
                                             --          --          --          --          --           --          15.97**
   Lipper Growth & Income                    --          --          --          --          --           --          20.28**
   Benchmark                                 --          --          --          --          --           --          22.55**

MERRILL LYNCH WORLD STRATEGY
                                             --          --          --          --          --           --           3.76%**
   Lipper Global Flexible Portfolio          --          --          --          --          --           --           8.52**
   Benchmark                                 --          --          --          --          --           --          10.81**

MORGAN STANLEY EMERGING MARKETS EQUITY
                                             --          --          --          --          --           --         (20.59)**
   Lipper Emerging Markets                   --          --          --          --          --           --           N/A
   Benchmark                                 --          --          --          --          --           --         (21.43)**

EQ/PUTNAM GROWTH & INCOME VALUE
                                             --          --          --          --          --           --          15.15**
   Lipper Growth & Income                    --          --          --          --          --           --          20.28**
   Benchmark                                 --          --          --          --          --           --          22.55**

EQ/PUTNAM INVESTORS GROWTH
                                             --          --          --          --          --           --          23.53**
   Lipper Growth                             --          --          --          --          --           --          21.89**
   Benchmark                                 --          --          --          --          --           --          22.55**

EQ/PUTNAM INTERNATIONAL EQUITY
                                             --          --          --          --          --           --           8.59**
   Lipper International                      --          --          --          --          --           --           3.41**
   Benchmark                                 --          --          --          --          --           --           2.85**

-------------------
See Footnote on page 56.

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN*

--------------------------------------------------------------------------------------------------------------------------------

                    1984    1985   1986    1987    1988    1989   1990    1991    1992    1993    1994    1995    1996   1997
                  --------------------------------------------------------------------------------------------------------------

ALLIANCE MONEY
   MARKET***        9.09%%  6.74%   4.91%  4.93%   5.61%   7.45%   6.50%  4.49%   1.91%   1.32%   2.36%   4.06%   3.64%   3.74%
ALLIANCE HIGH
   YIELD              --      --      --   3.03    7.99    3.46   (2.70) 22.48   10.51   21.19   (4.33)  18.01   20.91   16.58
ALLIANCE COMMON
   STOCK***
                   (3.53)  31.30   15.50   5.73   20.48   23.60   (9.59) 35.69    1.57   22.83   (3.70)  30.34   22.28   27.16
ALLIANCE
   AGGRESSIVE
   STOCK              --      --   33.28   5.58   (0.48)  41.22    6.43  83.89   (4.71)  14.89   (5.35)  29.54   20.24    9.04

-------------------
 * Returns do not  reflect  the  withdrawal  charge,  the  optional  baseBUILDER benefits charge,  and any charge for tax such as premium taxes.  There are no returns  shown in Table 5 for the  Alliance  Small  Cap  Growth  Fund and the
   Investment  Funds  investing in EQAT as such Funds have less than one year of performance.
** Unannualized
***Prior  to 1984  the  Year-by-Year  Rates of
   Return were:                                        1976     1977      1978      1979     1980      1981     1982      1983

   ALLIANCE COMMON STOCK                              7.73%    (10.69)%  6.51%    27.77%    47.74%   (7.37)%   15.70%   24.11%

   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.49     11.22     7.22
----------------------------------------------------------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Business Daily, The New York Times, and The Wall Street Journal.


ALLIANCE MONEY MARKET FUND AND ALLIANCE HIGH YIELD FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance High Yield Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market Fund and monthly for the Alliance High Yield Fund. Alliance Money Market Fund and Alliance High Yield Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 4: Alliance Money Market Fund and Alliance High Yield Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

--------------------------------------------------------------------------------

                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003

                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
(1)  Present Value of Maturity Value, also
     Annuity Account Value.......................................               $144,048                     $119,487
(2)  Guaranteed Period Amount....................................                131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................                 12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................             $    4,501                   $   (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................                 45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................                 85,581                       76,229
(7)  Maturity Value..............................................                120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................                 94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

            APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CERTIFICATES
--------------------------------------------------------------------------------
Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP Certificate, the distribution of such an annuity, the purchase of the Guaranteed Minimum Income Benefit, and the payment of death benefits in accordance with the requirements of the Code. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan.

For defined benefit plans, the maximum percentage of actuarial value of the plan Participant/Employee's "Normal Retirement Benefit" which can be funded by a QP Certificate is 80%. The Annuity Acocunt Value under a QP Certificate may at any time be more or less than the lump sum actuarial equivalent of the "Accrued Benefit" for a defined benefit plan Participant/Employee. Equitable Life does not guarantee that the Annuity Account Value under a QP Certificate will at any time equal the actuarial value of 80% of a Participant/Employee's Accrued Benefit. If overfunding of a plan occurs, withdrawals from the QP Certificate may be required. A withdrawal charge and/or market value adjustment may apply. Further, Equitable will not perform or provide any plan recordkeeping services with respect to the QP Certificates. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a Participant/Employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan Participants/Employees who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan Participants/Employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------
Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 3).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------

                END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% ROLL UP TO AGE 80

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
--------------------------------------------------------------------------------
Part 1:    Minimum Distribution Withdrawals --
           Traditional IRA Certificates                                        2
--------------------------------------------------------------------------------
Part 2:    Accumulation Unit Values                                            2
--------------------------------------------------------------------------------
Part 3:    Annuity Unit Values                                                 2
--------------------------------------------------------------------------------
Part 3:    Custodian and Independent Accountants                               3
--------------------------------------------------------------------------------
Part 4:    Alliance Money Market Fund and Alliance
           High Yield Fund Yield Information                                   3
--------------------------------------------------------------------------------
Part 5:    Long-Term Market Trends                                             4
--------------------------------------------------------------------------------
Part 6:    Key Factors in Retirement Planning                                  6
--------------------------------------------------------------------------------
Part 7:    Financial Statements                                                9
--------------------------------------------------------------------------------





                  HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49




                  Send this request form to:


                      Equitable Life
                      Equitable Accumulator
                      P.O. Box 1547
                      Secaucus, NJ 07096-1547




                  Please send me an Equitable Accumulator SAI dated May 1, 1998:





                  --------------------------------------------------------------
                  Name

                  --------------------------------------------------------------
                  Address

                  --------------------------------------------------------------
                  City                                  State                Zip




(MLSAI 5/98)

                                  SUPPLEMENT TO
                         EQUITABLE ACCUMULATORSM SELECT
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998


          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------


This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 through 83 under the Equitable Accumulator Select (IRA, NQ and QP) prospectus. The baseBUILDER is not available for Annuitant issue ages 84 and 85. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 22 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 through 83. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 through 83 is as discussed below:


         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


The Guaranteed Minimum Income Benefit benefit base described on page 30 of the prospectus is as follows:


         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
     New York, New York 10104. All rights reserved. Accumulator is a service mark and baseBUILDER is a registered service mark of The Equitable Life
                     Assurance Society of the United States.

SUPPLEMENT DATED MAY 1, 1998

PROS 4ACS SUPP1(5/98)

                                                                     MAY 1, 1998





THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


               PROFILE OF THE EQUITABLE ACCUMULATOR(SM) SELECT (IRA, NQ AND QP) COMBINATION VARIABLE AND FIXED DEFERRED
                              ANNUITY CERTIFICATES



This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.



1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Select Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. NQ Certificates may also be used as an investment vehicle for certain types of qualified plans (QP). The Equitable Accumulator Select Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of
(a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.


You may allocate amounts to Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also allocate amounts to Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set for your class of Certificate and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Select Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under the Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.


                                   ----------
    Copyright 1998 The Equitable Life Assurance Society of the United States, New York, New York 10104. Accumulator is a service mark, and baseBUILDER and Income Manager are registered service marks of The Equitable Life
                     Assurance Society of the United States.

You can elect the baseBUILDER(R) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R)
(Life Annuity with a Period Certain) payout annuity certificate.


2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to an Income Manager payout annuity certificate. You can also have your IRA or NQ Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for the annuitant's life, (2) Life Annuity - Period Certain - payments for the annuitant's life, but with payments continuing to the beneficiary for the balance of the selected years if the annuitant dies before the end of the selected period; (3) Life Annuity - Refund Certain - payments for the annuitant's life, with payments continuing to the beneficiary after the annuitant's death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for the annuitant's life, and after the annuitant's death, continuation of payments to the survivor for life. Under QP Certificates the only Annuity Benefit available is Option (2) as a Life Annuity with a 10 Year Period Certain, or a Joint and Survivor Life Annuity with a 10 Year Period Certain. Annuity Benefits (other than the Refund Certain and the Period Certain which are only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your Annuity Benefit.



3. PURCHASE. You can purchase an Equitable Accumulator Select IRA Certificate by rolling over or transferring at least $25,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.


An Equitable Accumulator Select NQ or QP Certificate can be purchased with $25,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions). Certain restrictions also apply to the type of contributions we will accept under Equitable Accumulator QP Certificates.


4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT). The portfolios are described in the prospectuses for HRT and EQAT.

HRT INVESTMENT FUNDS                                           EQAT INVESTMENT FUNDS
--------------------                   ----------------------------------------------------------------------------
Alliance Money Market                  BT Equity 500 Index                   MFS Research
Alliance High Yield                    BT Small Company Index                MFS Emerging Growth Companies
Alliance Common Stock                  BT International Equity Index         Morgan Stanley Emerging Markets Equity
Alliance Aggressive Stock              JPM Core Bond                         EQ/Putnam Growth & Income Value
Alliance Small Cap Growth              Lazard Large Cap Value                EQ/Putnam Investors Growth
                                       Lazard Small Cap Value                EQ/Putnam International Equity

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008.


5. EXPENSES. The Certificates have expenses as follows: As a percentage of net assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit discussed below) at an annual rate of 1.10%, a daily charge is deducted for administration expenses at an annual rate of 0.25%, and a daily distribution charge is deducted for sales expenses at an annual rate of 0.25%. If baseBUILDER is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base. The baseBUILDER charge is deducted from the Certificate's value.

The charges for the portfolios of HRT range from 0.64% to 1.20% of the average daily net assets of HRT portfolios, depending upon the HRT portfolios selected. The charges for the portfolios of EQAT range from 0.55% to 1.75% of the average daily net assets of EQAT portfolios, depending upon the EQAT portfolios selected. The amounts for HRT are based on average portfolio assets for the year ended December 31, 1997 and have been restated to reflect the fees that would have been paid if a new advisory agreement that Alliance, HRT's manager, and HRT entered into (which went into effect on May 1, 1997) were in effect since January 1, 1997. The amounts for EQAT are based on current expense caps. The 12b-1 fee (reflected in the "Total Annual Portfolio Charges" column in the chart below) for the portfolios of HRT (other than the Alliance Small Cap Growth portfolio) and EQAT are 0.25% of the average daily net assets of HRT and EQAT, respectively. For the Alliance Small Cap Growth portfolio the 12b-1 fee may be less than 0.25% under certain circumstances. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.


The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of net assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefits. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years. No charges for state premium and other applicable taxes are assumed in the examples.


                                           TOTAL ANNUAL    TOTAL ANNUAL                           EXAMPLES
                                           CERTIFICATE       PORTFOLIO        TOTAL             Total Annual
                                             CHARGES          CHARGES         ANNUAL         Expenses at End of:
INVESTMENT FUND                                                              CHARGES     .....(1)           (2)
                                                                                            1 Year       10 Years
Alliance Money Market                          1.60%           0.64%         2.24%          $25.93       $294.91
Alliance High Yield                            1.60%           0.89%         2.49%          $28.41       $319.33
Alliance Common Stock                          1.60%           0.65%         2.25%          $26.03       $295.89
Alliance Aggressive Stock                      1.60%           0.82%         2.42%          $27.71       $312.53
Alliance Small Cap Growth                      1.60%           1.20%         2.80%          $31.48       $348.77
BT Equity 500 Index                            1.60%           0.55%         2.15%          $25.04       $285.99
BT Small Company Index                         1.60%           0.60%         2.20%          $25.53       $290.95
BT International Equity Index                  1.60%           0.80%         2.40%          $27.52       $310.62
JPM Core Bond                                  1.60%           0.80%         2.40%          $27.52       $310.62
Lazard Large Cap Value                         1.60%           0.90%         2.50%          $28.51       $320.30
Lazard Small Cap Value                         1.60%           1.20%         2.80%          $31.48       $348.77
MFS Research                                   1.60%           0.85%         2.45%          $28.01       $315.46
MFS Emerging Growth Companies                  1.60%           0.85%         2.45%          $28.01       $315.46
Morgan Stanley Emerging Markets
    Equity                                     1.60%           1.75%         3.35%          $36.94       $398.94
EQ/Putnam Growth & Income Value                1.60%           0.85%         2.45%          $28.01       $315.46
EQ/Putnam Investors Growth                     1.60%           0.85%         2.45%          $28.01       $315.46
EQ/Putnam International Equity                 1.60%           1.20%         2.80%          $31.48       $348.76



Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation.
For more detailed information, see the Fee Table in the prospectus.

We also offer other Equitable Accumulator certificates that do not have a distribution charge, but certain withdrawals are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher guaranteed interest rates for Guaranteed Fixed Interest Accounts. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.



6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received. This tax discussion does not apply to Roth IRA or QP Certificates. Please consult your tax adviser.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under IRA, NQ and QP Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pay the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.


You also have access to your Certificate's value by surrendering the Certificate. Withdrawals and surrenders are not subject to withdrawal charges, but may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.


8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.


9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in the Investment Funds and Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.


For Traditional IRA and Roth IRA Certificates if the annuitant is between the ages of 20 through 79 at issue of the Certificate; for NQ Certificates for annuitant ages 0 through 79 at issue of the Certificate; and for QP Certificates for annuitant ages 20 through 70 at issue of the Certificate, you may choose one of two types of Guaranteed Minimum Death Benefit available under the
Certificates: a "6% Roll Up to Age 80" or an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For annuitant ages 80 through 85 at issue of the Certificate a return of the contributions you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 --The Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit.


10. OTHER INFORMATION.

QUALIFIED PLANS. If the QP Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFITS. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. baseBUILDER benefits (which are different than the ones described below) may be available for annuitant issue ages 76 and older.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or (ii) the Annual Ratchet to Age
         80. These options are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss in the Investment Funds, and any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.


AUTOMATIC INVESTMENT PROGRAM (AIP). AIP provides for a specified amount to be automatically deducted from a checking account, money market account or credit union checking account and to be applied as additional amounts under NQ and Traditional IRA Certificates. AIP is not available for Roth IRA and QP Certificates.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time mortality and expense risks, administration, and distribution charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the Alliance Money Market Fund will apply. Dollar Cost Averaging does not assure a profit or protect against a loss should market prices decline.


REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semiannually or annually as you select. The amounts you have in each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing is intended to transfer amounts among the chosen Investment Funds in order to retain the allocation percentages you specify. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semiannual statements of HRT and EQAT.


You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.


11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us at:


The Equitable Life Assurance Society of the United States
Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                         EQUITABLE ACCUMULATOR(SM) SELECT
                                (IRA, NQ AND QP)

                          PROSPECTUS DATED MAY 1, 1998
                             -----------------------

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). NQ Certificates may also be used as an investment vehicle for a defined contribution plan or defined benefit plan (QP). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. Under QP Certificates we will only accept employer contributions from a trust under a plan qualified under Section 401(a) or 401(k) of the Code. A minimum initial contribution of $25,000 is required to put a Certificate into effect.


The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. There are no withdrawal charges under the Certificates; however an asset-based distribution charge applies for the life of the Certificate.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 17 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HRT) and EQ Advisors Trust (EQAT), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HRT (in which the Alliance Funds invest) and EQAT (in which the other Investment Funds invest), both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.


                                                       INVESTMENT FUNDS
-------------------------------------------------------------------------------------------------------------------------------
O  ALLIANCE MONEY MARKET                  O  BT EQUITY 500 INDEX                    O  MFS RESEARCH
O  ALLIANCE HIGH YIELD                    O  BT SMALL COMPANY INDEX                 O  MFS EMERGING GROWTH COMPANIES
O  ALLIANCE COMMON STOCK                  O  BT INTERNATIONAL EQUITY INDEX          O  MORGAN STANLEY EMERGING MARKETS EQUITY
O  ALLIANCE AGGRESSIVE STOCK              O  JPM CORE BOND                          O  EQ/PUTNAM GROWTH & INCOME VALUE
O  ALLIANCE SMALL CAP GROWTH              O  LAZARD LARGE CAP VALUE                 O  EQ/PUTNAM INVESTORS GROWTH
                                          O  LAZARD SMALL CAP VALUE                 O  EQ/PUTNAM INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set for your class of Certificate (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.


This prospectus provides information about IRA, NQ and QP Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HRT and EQAT, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1998, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------
              Copyright 1998 The Equitable Life Assurance Society
                of the United States, New York, New York 10104.
               All rights reserved. Accumulator is a service mark,
        and baseBUILDER and Income Manager are registered service marks of The Equitable Life Assurance Society of the United States.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                          PROSPECTUS TABLE OF CONTENTS
--------------------------------------------------------------------------------


GENERAL TERMS                                      PAGE  4

FEE TABLE                                          PAGE  6

PART 1:    EQUITABLE LIFE, THE SEPARATE ACCOUNT
           AND THE INVESTMENT FUNDS                PAGE 10
Equitable Life                                          10
Separate Account No. 49                                 10
The Trusts                                              10
HRT's Manager and Adviser                               11
EQAT's Manager                                          11
EQAT's Investment Advisers                              11
Investment Policies and Objectives of
   HRT's Portfolios and EQAT's Portfolios               13

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                 PAGE 15
Guarantee Periods                                       15
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior
   to the Expiration Date                               16
Investments                                             16

PART 3:    PROVISIONS OF THE CERTIFICATES
           AND SERVICES WE PROVIDE                 PAGE 18
What Is the Equitable Accumulator Select?               18
Joint Ownership                                         18
Contributions under the Certificates                    18
Methods of Payment                                      19
Allocation of Contributions                             20
Free Look Period                                        20
Annuity Account Value                                   21
Transfers among Investment Options                      21
Dollar Cost Averaging                                   21
Rebalancing                                             22
baseBUILDER Benefits                                    22
Guaranteed Minimum Income Benefit                       23
Death Benefit                                           24
How Death Benefit Payment Is Made                       25
When an NQ Certificate Owner Dies
   before the Annuitant                                 25
Cash Value                                              25
Surrendering the Certificates to Receive
   the Cash Value                                       25
When Payments Are Made                                  26
Assignment                                              26
Services We Provide                                     26
Distribution of the Certificates                        27

PART 4:    DISTRIBUTION METHODS
           UNDER THE CERTIFICATES                  PAGE 28
Withdrawal Options                                      28

How Withdrawals Affect Your Guaranteed
   Minimum Income Benefit and Guaranteed
   Minimum Death Benefit                                30
Annuity Benefits and Payout Annuity Options             30

PART 5:    DEDUCTIONS AND CHARGES                  PAGE 33
Charges Deducted from the Annuity
   Account Value                                        33
Charges Deducted from the Investment
   Funds                                                33
HRT Charges to Portfolios                               33
EQAT Charges to Portfolios                              34
Group or Sponsored Arrangements                         34

PART 6:    VOTING RIGHTS                           PAGE 36
The Trusts' Voting Rights                               36
Voting Rights of Others                                 36
Separate Account Voting Rights                          36
Changes in Applicable Law                               36

PART 7:    TAX ASPECTS OF THE
           CERTIFICATES                            PAGE 37
Tax Changes                                             37
Taxation of Non-Qualified Annuities                     37
Charitable Remainder Trusts                             38
Special Rules for NQ Certificates Issued
   in Puerto Rico                                       38
IRA Tax Information                                     38
Traditional Individual Retirement
   Annuities (Traditional IRAs)                         39
Roth Individual Retirement Annuities
   (Roth IRAs)                                          44
Federal and State Income Tax Withholding
   and Information Reporting                            47
Other Withholding                                       48
Impact of Taxes to Equitable Life                       48

PART 8:    OTHER INFORMATION                       PAGE 49
Independent Accountants                                 49
Legal Proceedings                                       49

PART 9:    INVESTMENT PERFORMANCE                  PAGE 50
Communicating Performance Data                          55
Alliance Money Market Fund And
   Alliance High Yield Fund Yield Information           55

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                              PAGE 56

APPENDIX II: PURCHASE CONSIDERATIONS
   FOR QP CERTIFICATES                             PAGE 57

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                           PAGE 58

STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS                               PAGE 59

--------------------------------------------------------------------------------
                                  GENERAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual. Under QP Certificates, the Annuitant must be the Participant/Employee.


ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.


ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

BASEBUILDER(R) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Cash Value is equal to the Annuity Account Value.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant. Under QP Certificates, the Certificate Owner must be the trustee of a trust for a qualified plan maintained by an employer.


CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.


EQAT -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQAT and has appointed advisers for each of the Portfolios.


EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.


HRT -- The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (ALLIANCE) is the manager and adviser to HRT.


INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.


IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA and a Roth IRA. A Roth IRA must also meet the requirements of Section 408A of the Code.

JOINT OWNERS -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them. Joint Owners may be selected only for NQ Certificates.


MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PARTICIPANT/EMPLOYEE -- An individual who participates in an employer's plan funded by an Equitable Accumulator QP Certificate.

PORTFOLIOS -- The portfolios of HRT and EQAT that correspond to the Investment Funds of the Separate Account.


PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.


QP -- When issued with the appropriate endorsement, an NQ Certificate which is used as an investment vehicle for a defined contribution plan within the meaning of Section 401(a) and 401(k) of the Code, or a defined benefit plan within the meaning of Section 401(a) of the Code.


ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.

TRADITIONAL   IRA  --  An  IRA  which  is  generally   purchased   with  pre-tax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.


TRUSTS -- HRT and EQAT.


VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------
                                    FEE TABLE
--------------------------------------------------------------------------------


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HRT and EQAT. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5:
Deductions and Charges." For a complete description of the Trusts' charges and expenses, see the prospectuses for HRT and EQAT.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and example. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS IN EACH INVESTMENT FUND)
----------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS(1)..............................................................................       1.10%

ADMINISTRATION(2)...........................................................................................       0.25%

DISTRIBUTION(3).............................................................................................       0.25%
                                                                                                                   =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................       1.60%
                                                                                                                   =====


OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
--------------------------------------------------------------
BASEBUILDER BENEFITS EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4).................................................................................       0.30%



HRT AND EQAT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------------------

                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE (5)        EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------

     HRT

     Alliance Money Market(6)                              0.35%             0.25%               0.04%              0.64%
     Alliance High Yield(6)                                0.60%             0.25%               0.04%              0.89%
     Alliance Common Stock(6)                              0.37%             0.25%               0.03%              0.65%
     Alliance Aggressive Stock (6)                         0.54%             0.25%               0.03%              0.82%
     Alliance Small Cap Growth(6)                          0.90%             0.25%               0.05%              1.20%

     EQAT


     BT Equity 500 Index(7)                                0.25%             0.25%               0.05%              0.55%
     BT Small Company Index(7)                             0.25%             0.25%               0.10%              0.60%
     BT International Equity Index(7)                      0.35%             0.25%               0.20%              0.80%
     JPM Core Bond(7)                                      0.45%             0.25%               0.10%              0.80%
     Lazard Large Cap Value(7)                             0.55%             0.25%               0.10%              0.90%
     Lazard Small Cap Value(7)                             0.80%             0.25%               0.15%              1.20%
     MFS Research(7)                                       0.55%             0.25%               0.05%              0.85%
     MFS Emerging Growth Companies(7)                      0.55%             0.25%               0.05%              0.85%
     Morgan Stanley Emerging Markets Equity(7)             1.15%             0.25%               0.35%              1.75%
     EQ/Putnam Growth & Income Value(7)                    0.55%             0.25%               0.05%              0.85%
     EQ/Putnam Investors Growth(7)                         0.55%             0.25%               0.05%              0.85%
     EQ/Putnam International Equity(7)                     0.70%             0.25%               0.25%              1.20%

-------------------
See footnotes on next page.

-------------------
Notes:

(1)A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.

(2)We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(3)The deduction of this charge is subject to regulatory limits. See "Distribution Charge" in Part 5.


(4)If the baseBUILDER is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefits Charge" in Part 5. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 4.

(5)The Class IB shares of HRT and EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HRT and EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HRT and EQAT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio of HRT), may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio of HRT provides that Equitable Distributors Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and
   (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%.

(6)Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P. ("Alliance"), HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information. The amounts shown for the Portfolios of HRT are based on average daily net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current Investment Advisory Agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HRT. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HRT Charges to Portfolios" in Part 5.

(7)All EQAT Portfolios commenced operations on May 1, 1997, except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997, and the following Portfolios, which had initial seed capital invested on December 31, 1997: BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value.

   The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: BT Equity 500 Index - 0.30%; BT Small Company Index - 0.35%; JPM Core Bond and BT International Equity - 0.55%; MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth - 0.60%; Lazard Large Cap Value - 0.65%; EQ/Putnam International Equity and Lazard Small Cap Value - 0.95%; Morgan Stanley Emerging Markets Equity - 1.50%.

   Absent the expense limitation, the "Other Expenses" for 1997 on an annualized basis for each of the following Portfolios 1997 would have been as follows:
   EQ/Putnam Growth & Income Value - 0.95%; MFS Research - 0.98%; MFS Emerging Growth Companies - 1.02%; Morgan Stanley Emerging Markets Equity - 1.21%; EQ/Putnam Investors Growth - 1.33%; and EQ/Putnam International Equity - 1.58%. For EQAT Portfolios which had initial seed capital invested on December 31, 1997, the "Other Expenses" for 1998 are estimated to be as follows (absent the expense limitation): BT Equity 500 Index - 0.29%; BT Small Company Index - 0.23%; BT International Equity Index - 0.47%; JPM Core Bond - 0.41%; Lazard Large Cap Value - 0.29%; and Lazard Small Cap Value - 0.23%. See "EQAT Charges to Portfolios" in Part 5.

   Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.
   See the EQAT prospectus for more information.


We also offer other Equitable Accumulator certificates that do not have a distribution charge, but withdrawals of contributions are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher Guaranteed Rates for the Guarantee Periods. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.

EXAMPLE
---------------


The example below shows the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER) would pay assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


This example should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


--------------------------------------------------------------------------------------------------------------------------------
AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                        1 YEAR             3 YEARS            5 YEARS            10 YEARS
--------------------------------------------------------------------------------------------------------------------------------
HRT
Alliance Money Market                                   $25.93             $ 80.00            $137.17             $294.91
Alliance High Yield                                      28.41               87.43             149.52              319.33
Alliance Common Stock                                    26.03               80.30             137.66              295.89
Alliance Aggressive Stock                                27.71               85.34             146.06              312.53
Alliance Small Cap Growth                                31.48               96.58                 --                  --

EQAT
BT Equity 500 Index                                      25.04               77.32                 --                  --
BT Small Company Index                                   25.53               78.80                 --                  --
BT International Equity Index                            27.52               84.77                 --                  --
JPM Core Bond                                            27.52               84.77                 --                  --
Lazard Large Cap Value                                   28.51               87.73                 --                  --
Lazard Small Cap Value                                   31.48               96.58                 --                  --
MFS Research                                             28.01               86.24                 --                  --
MFS Emerging Growth Companies                            28.01               86.24                 --                  --
Morgan Stanley Emerging Markets Equity                   36.94              112.70                 --                  --
EQ/Putnam Growth & Income Value                          28.01               86.24                 --                  --
EQ/Putnam Investors Growth                               28.01               86.24                 --                  --
EQ/Putnam International Equity                           31.48               96.58                 --                  --

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the example. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 4. The example does not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced offering the Certificates on October 1, 1997. The following table shows the Accumulation Unit Values, as of the applicable dates each Investment Fund was available under the Certificates as noted below and the last business day of the periods shown.

-------------------------------------------------------------------------------------------------------------------------------
                                                          OCTOBER 1, 1997        DECEMBER 31, 1997         MARCH 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
HRT
---
Alliance Aggressive Stock                                        75.44                   68.19                   77.45
Alliance Common Stock                                           172.77                  176.22                  199.19
Alliance High Yield                                              28.79                   29.13                   30.57
Alliance Money Market                                            23.78                   23.98                   24.19
Alliance Small Cap Growth                                        13.22                   12.52                   14.22


EQAT
----
BT Equity 500 Index*                                                --                   10.00                   11.11
BT Small Company Index*                                             --                   10.00                   10.89
BT International Equity Index*                                      --                   10.00                   11.32
JPM Core Bond*                                                      --                   10.00                   10.12
Lazard Large Cap Value*                                             --                   10.00                   11.17
Lazard Small Cap Value*                                             --                   10.00                   10.81
MFS Research                                                     11.77                   11.48                   13.29
MFS Emerging Growth Companies                                    12.60                   12.11                   14.53
Morgan Stanley Emerging Markets Equity*                             --                    7.93                    8.25
EQ/Putnam Growth & Income Value                                  11.64                   11.50                   12.69
EQ/Putnam Investors Growth                                       12.12                   12.33                   14.29
EQ/Putnam International Equity                                   11.52                   10.84                   12.65

-------------------
* The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity Funds were first offered under the Certificates on December 31, 1997.

--------------------------------------------------------------------------------
                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS
--------------------------------------------------------------------------------

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $274.1 billion of assets as of December 31, 1997.

SEPARATE ACCOUNT NO. 49


Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HRT and EQAT. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. This means that assets supporting Annuity Account Value in the Separate Account are not subject to claims of Equitable Life's creditors. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.


In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.


We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUSTS

The Trusts are open-end management investment companies registered under the 1940 Act, more commonly called mutual funds. As a "series" type of mutual fund, each Trust issues several different series of stock, each of which relates to a different Portfolio of that Trust. HRT commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. EQAT commenced operations on May 1, 1997. The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a Portfolio's shares are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio. All of the Portfolios, except for the Morgan Stanley Emerging Markets Equity and the Lazard Small Cap Value Portfolios, are diversified for 1940 Act purposes. The Board of Trustees of HRT and EQAT may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about the Trusts, their investment objectives, policies, restrictions, risks, expenses, their respective Rule 12b-1 Plans relating to their respective Class IB shares, and other aspects of their operations, appears in the HRT prospectus (beginning after this prospectus), the EQAT prospectus (beginning after the HRT prospectus), or in their respective Statements of Additional Information, which are available upon request.

HRT'S MANAGER AND ADVISER

HRT is managed and its Portfolios are advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (ADVISERS ACT).

In its role as manager of HRT, Alliance has overall responsibility for the general management and administration of HRT, including selecting the portfolio managers for HRT's Portfolios, monitoring their investment programs and results, reviewing brokerage matters, performing fund accounting, overseeing compliance by HRT with various Federal and state statutes, and carrying out the directives of its Board of Trustees. With the approval of HRT's Trustees, Alliance may enter into agreements with other companies to assist with its administrative and management responsibilities to HRT.

As adviser for all HRT Portfolios, Alliance is responsible for developing the Portfolios' investment programs, making investment decisions for the Portfolios, placing all orders for the purchase and sale of those investments and performing certain limited related administrative functions.

ALLIANCE CAPITAL MANAGEMENT L.P.

Alliance, a leading international investment adviser, provides investment management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance is a publicly traded limited partnership incorporated in Delaware. On December 31, 1997, Alliance was managing approximately $218.7 billion in assets. Alliance employs 223 investment professionals, including 83 research analysts. Portfolio managers have average investment experience of more than 14 years.

Alliance is an indirect, majority-owned subsidiary of Equitable Life, and its main office is located at 1345 Avenue of the Americas, New York, NY 10105. Additional information regarding Alliance is located in the HRT prospectus which directly follows this prospectus.

EQAT'S MANAGER

EQ Financial Consultants, Inc. (EQ FINANCIAL), subject to the supervision and direction of the Board of Trustees of EQAT, has overall responsibility for the general management and administration of EQAT. EQ Financial is an investment adviser registered under the Advisers Act, and a broker-dealer registered under the Exchange Act. EQ Financial currently furnishes specialized investment advice to other clients, including individuals, pension and profit-sharing plans, trusts, charitable organizations, corporations, and other business entities. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial is responsible for providing management and administrative services to EQAT and selects the investment advisers for EQAT's Portfolios, monitors the EQAT advisers' investment programs and results, reviews brokerage matters, oversees compliance by EQAT with various Federal and state statutes, and carries out the directives of its Board of Trustees. EQ Financial Consultants, Inc.'s main office is located at 1290 Avenue of the Americas, New York, NY 10104.

Pursuant to a service agreement, Chase Global Funds Services Company assists EQ Financial in the performance of its administrative responsibilities to EQAT with other necessary administrative, fund accounting and compliance services.

EQAT'S INVESTMENT ADVISERS

Bankers Trust Company, J.P. Morgan Investment Management Inc., Lazard Asset Management, Massachusetts Financial Services Company, Morgan Stanley Asset Management Inc., and Putnam Investment Management, Inc. serve as EQAT advisers only for their respective EQAT Portfolios.

Each EQAT adviser furnishes EQAT's manager, EQ Financial, with an investment program (updated periodically) for each of its Portfolios, makes investment decisions on behalf of its EQAT Portfolios, places all orders for the purchase and sale of investments for the Portfolio's account with brokers or dealers selected by such adviser and may perform certain limited related administrative functions.

The assets of each Portfolio are allocated currently among the EQAT advisers. If an EQAT Portfolio shall at any time have more than one EQAT adviser, the allocation of an EQAT Portfolio's assets among EQAT advisers may be changed at any time by EQ Financial.

BANKERS TRUST COMPANY

Bankers Trust Company (BANKERS TRUST) is a wholly owned subsidiary of Bankers Trust New York Corporation which was founded in 1903. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional markets. Bankers Trust advises BT Equity 500 Index, a domestic equity portfolio, BT Small Company Index, an aggressive equity portfolio, and BT International Equity Index, an international equity portfolio. As of December 31, 1997,
Bankers Trust had approximately $317.8 billion in assets under management worldwide. The executive offices of Bankers Trust are located at 130 Liberty Street (One Bankers Trust Plaza), New York, NY 10006.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

J.P. Morgan Investment Management Inc. (J.P. MORGAN) advises JPM Core Bond, a high-quality bond portfolio. It is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated (JPM & CO.). JPM & Co., through J.P. Morgan and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients. Its combined assets under management totaled over $255 billion as of December 31, 1997. J.P. Morgan is located at 522 Fifth Avenue, New York, NY 10036.

LAZARD ASSET MANAGEMENT

Lazard Asset Management (LAM) is a division of Lazard Freres & Co. LLC, which was founded in 1848. LAM and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $53 billion as of December 31, 1997. LAM advises Lazard Large Cap Value, a domestic equity portfolio and Lazard Small Cap Value, an aggressive equity portfolio. LAM's global headquarters are located at 30 Rockefeller Plaza, New York, NY 10112.

MASSACHUSETTS FINANCIAL SERVICES COMPANY

Massachusetts Financial Services Company (MFS) is America's oldest mutual fund organization, whose assets under management as of December 31, 1997 were approximately $70.2 billion on behalf of more than 2.7 million investors. MFS advises MFS Research, a domestic equity portfolio, and MFS Emerging Growth Companies, an aggressive equity portfolio. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada and is located at 500 Boylston Street, Boston, MA 02116.

MORGAN STANLEY ASSET MANAGEMENT INC.

Morgan Stanley Asset Management Inc. (MSAM) provides a broad range of portfolio management services to customers in the United States and abroad and serves as an investment adviser to numerous open-end and closed-end investment companies. MSAM, together with its affiliated institutional investment management companies, had approximately $146 billion in assets under management and fiduciary care as of December 31, 1997. MSAM advises Morgan Stanley Emerging Markets Equity, an international equity portfolio. MSAM is a subsidiary of Morgan Stanley, Dean Witter & Co. and is located at 1221 Avenue of the Americas, New York, NY 10020.

PUTNAM INVESTMENT MANAGEMENT, INC.

Putnam Investment Management, Inc. (PUTNAM) has been managing mutual funds since 1937. As of December 31, 1997 Putnam and its affiliates managed more than $235 billion in assets. Putnam advises EQ/Putnam Growth & Income Value, a domestic equity portfolio, EQ/Putnam Investors Growth, a domestic equity portfolio, and EQ/Putnam International Equity, an international equity portfolio. Putnam is an indirect subsidiary of Marsh & McLennan Companies, Inc. and is located at One Post Office Square, Boston, MA 02109.


Additional information regarding each of the companies which serve as an EQAT adviser appears in the EQAT prospectus beginning after the HRT prospectus.

INVESTMENT POLICIES AND OBJECTIVES OF HRT'S PORTFOLIOS AND EQAT'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HRT and EQAT, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
           HRT PORTFOLIO                             INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample           Replicate as closely as possible
                                      of the 500 stocks included in the Standard          (before the deduction of
                                      & Poor's 500 Composite Stock Price Index ("S&P      Portfolio expenses) the total
                                      500").                                              return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Index ("Russell 2000").                             Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's assets will, at the time of             moderate risk of capital and
                                      purchase, consist of investment grade               maintenance of liquidity
                                      fixed-income securities rated BBB or better by
                                      Standard and Poor's Rating Services or Baa or
                                      better by Moody's Investors Service, Inc. or
                                      unrated securities of comparable quality.
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
           EQAT PORTFOLIO                            INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that appear to the adviser to be inexpensively
                                      priced relative to the return on total capital
                                      or equity.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with small market capitalizations
                                      (i.e., companies in the range of companies
                                      represented in the Russell 2000 Index) that the
                                      adviser considers inexpensively priced relative
                                      to the return on total capital or equity.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies  believed by the
                                      adviser to  possess  better  than  average
                                      prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the adviser
                                      believes are early in their life cycle but
                                      which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the  adviser believes the economies are
                                      developing strongly and in which the markets
                                      are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the adviser            Long-term growth of capital and
                                      believes afford the best opportunity for            any increased income that results
                                      long-term capital growth.                           from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PART 2: THE GUARANTEED PERIOD ACCOUNT
--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable under your class of Certificate to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------

      GUARANTEE
    PERIODS WITH
   EXPIRATION DATE        GUARANTEED            PRICE
  FEBRUARY 15TH OF        RATE AS OF         PER $100 OF
    MATURITY YEAR       APRIL 15, 1998     MATURITY VALUE
-------------------------------------------------------------

        1999                  4.23%             $96.58
        2000                  4.34               92.49
        2001                  4.39               88.51
        2002                  4.43               84.66
        2003                  4.48               80.88
        2004                  4.55               77.11
        2005                  4.56               73.70
        2006                  4.58               70.38
        2007                  4.61               67.13
        2008                  4.61               64.17
-------------------------------------------------------------


Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of April 15, 1998 would be $443.12 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York

Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.


Investments purchased with amounts allocated to the Guaranteed Period Account (and any earnings on those amounts) are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.


Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------
         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?


The Equitable Accumulator Select is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Select Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). NQ Certificates may also be used as an investment vehicle for qualified plans (QP). The provisions of your Certificate may be restricted by applicable laws or regulations. The Certificates may not be available in all states. Your registered representative can provide information about state availability, or you may contact our Processing Office.


Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.


IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 85. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES

NQ Certificates are available for Annuitant issue ages 0 through 85.

QP CERTIFICATES

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) or 401(k) of the Code. Such purchases may not be available in all states. QP Certificates are available for Annuitant issue ages 20 through 70. Plan fiduciaries considering purchase of a Certificate should read the important information in "Appendix II: Purchase Considerations for QP Certificates."

JOINT OWNERSHIP

If Joint Owners are named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

CONTRIBUTIONS UNDER THE CERTIFICATES

The minimum initial contribution under all Certificates is $25,000. We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

IRA CERTIFICATES

Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."

Under Traditional IRA Certificates, you may make subsequent contributions of at least $1,000. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 86. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until you attain age 86, provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 7.

NQ CERTIFICATES

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 86.

QP CERTIFICATES

Under QP Certificates, we will only accept contributions which are employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If a defined contribution plan is qualified under Section 401(k) of the Code, contributions may include employee pre-tax and employer matching contributions, but not employee after-tax contributions to the plan. For defined benefit plans, contributions may not be made by employees. The employer shall contribute to the Certificates such amounts as shall be determined by the plan trustee.

Under QP Certificates, you may make subsequent contributions of at least $1,000 once per Contract Year, at any time during the Contract Year until the Annuitant attains age 71.

METHODS OF PAYMENT

Except as indicated under "Wire Transmittals" and "Automatic Investment Plan" below, all contributions must be made by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All check are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.


Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator Select NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified
Annuities: Withdrawals" in Part 7. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program


Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, money market account, or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. AIP is not available for Roth IRA and QP Certificates.

The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be allocated to any of the Investment Options available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.


ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Options. Allocations among the available Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.


At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation


This option (for Annuitant issue ages up through age 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in
Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Required Minimum Distributions" in Part 7.


Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.


We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Select Traditional IRA Certificate to an Equitable Accumulator Select Roth IRA
Certificate, you may cancel your Equitable Accumulator Select Roth IRA Certificate and return to an Equitable Accumulator Select Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.


You elect a Dollar Cost Averaging program by completing the proper form and sending it to our Processing

Office. The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st).


Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging


For Certificate Owners who at issue of the Certificate want to Dollar Cost Average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks charge, the administration charge, and the distribution charge normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.


General Dollar Cost Averaging


If you have at least $25,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. You may not have Annuitys Account Value transferred to the Guarantee Periods. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the Dollar Cost Averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.


REBALANCING


We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.


Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS


The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefits Charge" in Part 5). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options for Annunitant issue ages 20 through 75: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80. If you do not elect the baseBUILDER, and for Annuitant issue ages 0 through 19 under NQ Certificates, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate.


For Annuitant issue ages 76 through 83, if you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit. The baseBUILDER is not available for Annuitant issue ages 84 and 85.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT ELECTION        PAYABLE FOR LIFE WITH
                               10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                       $  8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------

Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.


Under Traditional IRA, Roth IRA and NQ Certificates, the Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Select Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

For information on when the Guaranteed Minimum Income Benefit may be exercised under QP Certificates, see "Exercise of the Guaranteed Minimum Income Benefit under QP Certificates" below.


When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Select Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
                                   PERIOD CERTAIN YEARS
         ANNUITANT'S           TRADITIONAL AND
       AGE AT ELECTION            ROTH IRA            NQ
-------------------------------------------------------------
           60 to 75                  10               10
              76                      9               10
              77                      8               10
              78                      7               10
              79                      7               10
              80                      7               10
              81                      7                9
              82                      7                8
              83                      7                7


----------------
 * Other forms and periods  certain may also be  available.
   For   Traditional   IRA    Certificates,    please   see
   "Traditional     Individual     Retirement     Annuities
   (Traditional IRAs):  Required Minimum  Distributions" in
   Part  7 to see  how  this  option  may  be  affected  if
   exercised after age 70 1/2.
-------------------------------------------------------------

Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.


Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum

Income Benefit by submitting the proper form and returning your Equitable Accumulator Select Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.


You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.


The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Select Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.


Exercise of the Guaranteed Minimum Income Benefit under QP Certificates

Under QP Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated above, only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.


DEATH BENEFIT

When the Annuitant Dies


Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The joint ownership feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.


The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT


Applicable for Annuitant Issue Ages 0 through 79 under NQ Certificates; 20 through 79 under Traditional IRA and Roth IRA Certificates; and 20 through 70 under QP Certificates

You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%.


Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 85

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.


The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).


A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE


The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. See "Part 2: The Guaranteed Period Account." On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value.


SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted,
(2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


QP Certificates may not be assigned.


The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE


   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator Select
     P.O. Box 13014
     Newark, NJ 07188-0014


   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094


   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Equitable Accumulator Select
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Equitable Accumulator Select
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Investment Options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Investment Options. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Investment Options. Assuming the timely completion of computer modifica-tions by Equitable Life and third-party service providers, there should be no material adverse effect on the ability to perform these functions.


DISTRIBUTION OF THE CERTIFICATES


As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable Life's separate accounts, including the Separate Account, and EDI, Equitable Life paid EDI distribution fees of $9,566,343 for 1997, $87,157 for 1996 and $0 for 1995 as the distributor of certain certificates, including the Certificates, and as the principal underwriter of the Separate Account.


The Certificates will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will not exceed 1.0% annually of the Annuity Account Value on a Contract Date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------

               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

--------------------------------------------------------------------------------

The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.

Withdrawals are not subject to a withdrawal charge. Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under Traditional IRA, Roth IRA and
NQ Certificates)


You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.


To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

SYSTEMATIC WITHDRAWALS
(Available under Traditional IRA, Roth IRA and
NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.


SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.


Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)


Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Traditional IRA Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.


Example
-------
The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.


                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                       AGE               AMOUNT WITHDRAWN
                        70                   $6,250
                        75                   $7,653
                        80                   $8,667
                        85                   $8,770
                        90                   $6,931
                        95                   $3,727
                       100                   $1,179

                        Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See

"Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT


Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $30,000 and you withdraw $12,000, you have withdrawn 40% ($12,000/$30,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $40,000 prior to the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $24,000 ($40,000
- $16,000).


The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Select Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS


Annuity benefits under the Equitable Accumulator Select provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Com-mencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies. Currently, this annuity option is available only as a fixed annuity.

o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of payments to the survivor.


The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


We offer the annuity distribution options outlined above in fixed form. In variable form, only the following options are available: Life Annuity, Life Annuity -- Period Certain, Joint and Survivor Life Annuity and Life Period Certain Annuity (100% to Survivor). Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through your choice of Investment Funds of HRT through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

Under QP Certificates, the only annuity forms available are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain.

For all Annuitants under Traditional IRA, Roth IRA and NQ Certificates, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS


Under Traditional IRA, Roth IRA and NQ Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate.

Under QP Certificates, Income Manager payout annuity certificates are available only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant, and the Annuitant, as the new Certificate Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a Participant/Employee in the qualified plan.


The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level payments (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing payments (NQ Certificates) under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal. See "Withdrawal Options" above. Amounts received under the Income Manager payout annuity certificates in such case will be taxable as withdrawals. See Part 7, "Tax Aspects of the Certificates."

No subsequent contributions will be permitted under an Income Manager (Life Annuity with a Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Select Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------

                         PART 5: DEDUCTIONS AND CHARGES

--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE


We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.


baseBUILDER Benefits Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the Virgin Islands).


CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge


We will deduct a daily charge from the net assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.


The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the net assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

Distribution Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for sales expenses. The daily charge is at a rate of 0.000695% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. This charge will never exceed applicable regulatory limitations.

We also offer other Equitable Accumulator certificates that do not have a distribution charge, but withdrawals of contributions are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher Guaranteed Rates for the Guarantee Periods. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.


HRT CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HRT's assets, the 12b-1 fee, direct operating expenses of HRT (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HRT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
HRT PORTFOLIO                              (ANNUAL RATE)
-------------------------------------------------------------

Alliance Money Market                           0.350%
Alliance High Yield                             0.600%
Alliance Common Stock                           0.475%
Alliance Aggressive Stock                       0.625%
Alliance Small Cap Growth                       0.900%
-------------------------------------------------------------

Investment advisory fees are established under HRT's investment advisory agreements between HRT and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HRT, on behalf of each Portfolio (other than the Alliance Small Cap Growth Portfolio), may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. With respect to the Alliance Small Cap Growth Portfolio, EDI will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in a ratio of expenses to average daily net assets attributable to Class IB shares equalling 1.20%. Prior to October 8, 1997, EDI waived a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HRT prospectus.

EQAT CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQAT's assets, the 12b-1 fee, direct operating expenses of EQAT (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQAT (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                              MAXIMUM
                                             INVESTMENT
                                            ADVISORY FEE
EQAT PORTFOLIO                             (ANNUAL RATE)
-------------------------------------------------------------
BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

EQ Financial has entered into expense limitation agreements with EQAT, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio (other than interest, taxes, and brokerage commissions, in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) are limited to certain amounts. See the prospectus for EQAT for more information.

The Rule 12b-1 Plan provides that EQAT, on behalf of each Portfolio, may pay to EDI annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQAT prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge, the distribution charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HRT and EQAT, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.


We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variations will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

--------------------------------------------------------------------------------

                              PART 6: VOTING RIGHTS

--------------------------------------------------------------------------------


THE TRUSTS' VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HRT and EQAT. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trusts' Board of Trustees,

o  to ratify the selection of independent auditors for the Trusts, and

o on any other matters described in the current prospectuses for the Trusts or requiring a vote by shareholders under the 1940 Act.

Because HRT is a Massachusetts business trust and EQAT is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of the Trusts is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.


VOTING RIGHTS OF OTHERS


Currently, we control each trust. EQAT shares currently are sold only to our separate accounts. HRT shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------

                     PART 7: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed throughout the prospectus and in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.


TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.


TRANSFERS AMONG INVESTMENT OPTIONS

Under current law, there will not be any tax liability if you transfer Annuity Account Value among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds.


TAXATION OF NON-QUALIFIED ANNUITIES


This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if you transfer a Certificate, for example, as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals


Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in the NQ Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator Select NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of
Payment: Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Equitable Accumulator Select NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS


On April 17, 1997, the IRS issued proposed regulations concerning charitable remainder trusts (CRTS). The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.


SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO


Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION


The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. Regardless of the type of IRA, your interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

The Equitable Accumulator Select Certificate is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Code. This prospectus contains the information which the Internal Revenue Service (IRS) requires to be disclosed to you before you purchase an individual retirement arrangement. This section of Part 7 covers some of the special tax rules that apply to individual retirement arrangements, including Traditional IRAs and Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.


There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.


The Equitable Accumulator Select IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator Select IRA Certificate. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Cancellation


You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and Transfers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Rollovers and Transfers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of contributions which you may make to all IRAs (including Roth IRAs) in any taxable year. The above limit may be less when your earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

If you are married and file a joint income tax return, your and your spouse's compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that you can deduct depends on whether you are covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution with the phase out, you determine AGI and subtract $30,000 if you are single, $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess
AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:


                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------         Dollar           Deduction
      $10,000                  Deduction            Limit


If you are not eligible to deduct part or all of the Traditional IRA contribution you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional
IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving amounts from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which you attain age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.


EXCESS CONTRIBUTIONS


Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in your gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing your Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.


The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, you may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.


The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.


DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to you. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by you in your gross income.


If you have made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. You must keep records of all such nondeductible contributions. At the end of each tax year in which you have received a distribution from any traditional individual retirement arrangement, you determine a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by you at the end of the tax year (including rollover
Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Rollovers and Transfers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of your interest in the IRA over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.


You may recompute your minimum distribution amount each year based on your current life expectancy as well as that of your spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

If you have been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) you may subsequently apply such funds to a life annuity-based payout, provided that you have elected to recalculate life expectancy annually (and your spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.


If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.


Except as described in the next sentence, if you die after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to your death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to your death applies if the beneficiary of the Traditional IRA is your surviving spouse. In some circumstances, your surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If you die before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of your entire interest under the Certificate must be completed within five years after death,


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

unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.


TAXATION OF DEATH BENEFITS


Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.


If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION


A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.


PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.


A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 4. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Select Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code.

Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Select Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Select Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer transaction is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover



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

transactions and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.) For this reason, Equitable Life is required to withhold 10% Federal income tax from the amount converted unless you elect out of such withholding. See "Federal and State Income Tax Withholding and Information Reporting" below.

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.


(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).


Qualified Distributions from Roth IRAs


Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.


Five-Year Holding or Aging Period


The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.


Non-Qualified Distributions from Roth IRAs


Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it appears that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).


As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.


As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.


PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.


Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.


Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. For this reason we are generally required to withhold on conversion rollovers of Traditional IRAs to Roth IRAs, as the deemed withdrawal from the Traditional IRA is taxable. Withholding may also apply to any taxable amounts paid under a free look or cancellation. Generally, no withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.


The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.


Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the

Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.


A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.


All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

--------------------------------------------------------------------------------


                            PART 8: OTHER INFORMATION

--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the Certificates or the Certificates' distribution.

--------------------------------------------------------------------------------

                         PART 9: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------


This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method, presented in Tables 1 and 2, reflects all applicable fees and charges, including the optional baseBUILDER benefits charge, but not the charges for any applicable taxes such as premium taxes.

The second method, presented in Tables 3, 4 and 5, also reflects all applicable fees and charges, but does not reflect the optional baseBUILDER benefits charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were first offered on October 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date. In addition, the investment results prior to October 1996, when HRT Class IB shares were not available, have been adjusted to reflect 12b-1 fees.

In all cases the results shown in the tables are based on the actual historical investment experience of the corresponding Portfolios of HRT or EQAT, as the case may be (see "HRT Portfolios," below). Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio, as indicated in Table 1. When we advertise the performance of an Investment Fund we will separately include the historical performance of the Investment Fund, determined in the manner shown in Table 1, since the Investment Fund's inception date, as and to the extent required by regulatory authorities.

HRT Portfolios

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HRT Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HRT, as well as an assumed charge of 0.06% for direct operating expenses.

EQAT Portfolios

EQAT commenced operations on May 1, 1997. EQAT commenced operations on May 1, 1997. The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQAT commenced operations on May 1 and December 31, 1997.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

The performance data in Tables 1 and 2 (which reflect the first calculation method described above) illustrate the average annual total return of the Investment Funds, and the growth of an investment in the Investment Funds, respectively, over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period on December 31, 1997. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1997 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                                     TABLE 1
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1997*

-----------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                           ----------------------------------------------------------------------------------
                                                                                                SINCE
                                                                                             INVESTMENT
INVESTMENT                                   ONE          THREE        FIVE         TEN         FUND          SINCE
FUND                                         YEAR         YEARS       YEARS        YEARS     INCEPTION**    INCEPTION ***
-----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        3.48%         3.34%        2.48%       3.52%        1.94%         4.75%
Alliance High Yield                         16.28         17.98        13.51       10.43         8.93          9.67
Alliance Common Stock                       26.84         26.04        18.57       15.58        15.30         13.46
Alliance Aggressive Stock                    8.77         18.82        12.52       16.59         4.38         16.87
Alliance Small Cap Growth                      --            --           --          --        25.16         25.16
MFS Research                                   --            --           --          --        14.80         14.80
MFS Emerging Growth
   Companies                                   --            --           --          --        21.11         21.11
Morgan Stanley Emerging
   Markets Equity                              --            --           --          --           --        (20.66)
EQ/Putnam Growth & Income
   Value                                       --            --           --          --        14.96         14.96
EQ/Putnam Investors Growth                     --            --           --          --        23.32         23.32
EQ/Putnam International Equity                 --            --           --          --         8.40          8.40

--------------------
See footnotes
below.
--------------------------------------------------------------------------------

                                     TABLE 2
GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1997*

-----------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                           ----------------------------------------------------------------------------------
INVESTMENT                                    ONE            THREE           FIVE            TEN            SINCE
FUND                                          YEAR           YEARS           YEARS          YEARS         INCEPTION ***
-----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                          $1,035          $1,103          $1,131         $1,414       $  2,200
Alliance High Yield                             1,163           1,642           1,884          2,698          2,762
Alliance Common Stock                           1,268           2,002           2,344          4,254         16,102
Alliance Aggressive Stock                       1,088           1,678           1,804          4,642          6,490
Alliance Small Cap Growth                          --              --              --             --          1,252
MFS Research                                       --              --              --             --          1,148
MFS Emerging Growth
   Companies                                       --              --              --             --          1,211
Morgan Stanley Emerging
   Markets Equity                                  --              --              --             --            793
EQ/Putnam Growth & Income
   Value                                           --              --              --             --          1,150
EQ/Putnam Investors Growth                         --              --              --             --          1,233
EQ/Putnam International Equity                     --              --              --             --          1,084

-------------------
  *  The tables reflect the optional baseBUILDER benefits charge.
 **  The  "Since  Inception"  dates for the  Investment  Funds  are as  follows:
     Alliance Money Market, Alliance High Yield, Alliance Common Stock, and Alliance Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); and Morgan Stanley Emerging Markets Equity (December 31, 1997).
*** The "Since Inception" dates for the Portfolios of HRT and EQAT are as follows: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1,
     1997);  MFS Research (May 1, 1997);  MFS Emerging Growth  Companies (May 1,
     1997); Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Putnam Growth & Income Value (May 1, 1997); and EQ/Putnam International Equity (May 1, 1997).
--------------------------------------------------------------------------------

Tables 3, 4 and 5 (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, distribution charge, or optional benefit charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.


ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Russell 2000 Small Stock Index and 50% Standard & Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: May 1, 1997; Russell 2000 Growth Index.

MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index.

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index.

EQ/PUTNAM GROWTH & INCOME VALUE: May 1, 1997; Standard & Poor's 500 Index.

EQ/PUTNAM INVESTORS GROWTH: May 1, 1997; Standard & Poor's 500 Index.

EQ/PUTNAM   INTERNATIONAL   EQUITY:   May  1,  1997;   Morgan  Stanley   Capital
International Europe, Australia, Far East Index.


The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                      3.48%       3.55%       2.76%       3.83%       4.64%          --        5.21%
   Lipper Money Market                     3.95        4.05        3.29        4.41        5.39           --        5.77
   Benchmark                               5.23        5.41        4.71        5.61        6.33           --        6.87

ALLIANCE HIGH YIELD                       16.28       18.18       13.75       10.71          --           --        9.97
   Lipper High Yield                      12.87       14.23       10.68       10.33          --           --        9.46
   Benchmark                              12.83       14.54       11.72       12.09          --           --       11.39

ALLIANCE COMMON STOCK                     26.84       26.23       18.81       15.80       15.08        15.38%      13.69
   Lipper Growth                          24.35       24.72       16.01       15.40       13.99        15.20       13.97
   Benchmark                              33.36       31.15       20.27       18.05       17.52        16.66       15.44

ALLIANCE AGGRESSIVE STOCK                  8.77       19.01       12.77       16.79          --           --       17.16
   Lipper Mid-Cap                         12.11       15.54        9.27       14.32          --           --       15.87
   Benchmark                              27.31       24.88       17.11       17.74          --           --       15.12

ALLIANCE SMALL CAP
   GROWTH                                    --          --          --           --         --           --       25.16**
   Lipper Small Cap                          --          --          --           --         --           --       26.66**
   Benchmark                                 --          --          --           --         --           --       27.66**

 MFS RESEARCH                                --          --          --           --         --           --       14.80**
   Lipper Growth                             --          --          --           --         --           --       21.89**
   Benchmark                                 --          --          --           --         --           --       22.55**

 MFS EMERGING GROWTH
   COMPANIES                                 --          --          --           --         --           --       21.11**
   Lipper Mid-Cap                            --          --          --           --         --           --       20.88**
   Benchmark                                 --          --          --           --         --           --       28.68**

 MORGAN STANLEY EMERGING MARKETS
   EQUITY                                    --          --          --           --         --           --      (20.66)**
   Lipper Emerging Markets                   --          --          --           --         --           --        N/A
   Benchmark                                 --          --          --           --         --           --      (21.43)**

 EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --          --           --         --           --       14.96**
   Lipper Growth & Income                    --          --          --           --         --           --       20.28**
   Benchmark                                 --          --          --           --         --           --       22.55**

 EQ/PUTNAM INVESTORS
   GROWTH                                    --          --          --           --         --           --       23.32**
   Lipper Growth                             --          --          --           --         --           --       21.89**
   Benchmark                                 --          --          --           --         --           --       22.55**

 EQ/PUTNAM INTERNATIONAL
   EQUITY                                    --          --          --           --         --           --        8.40**
   Lipper International                      --          --          --           --         --           --        3.41**
   Benchmark                                 --          --          --           --         --           --        2.85**
-------------------------------------------------------------------------------------------------------------------------------

-------------------
See footnotes on page 55.

                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                      3.48%      11.03%      14.57%      45.58%      97.57%            --       130.94%
   Lipper Money Market                     3.95       12.64       17.61       54.00      120.14             --       151.25
   Benchmark                               5.23       17.13       25.87       72.64      150.97             --       199.34

ALLIANCE HIGH YIELD                       16.28       65.08       90.41      176.63          --             --       184.30
   Lipper High Yield                      12.87       49.17       66.26      169.15          --             --       173.12
   Benchmark                              12.83       50.26       74.04      213.08          --             --       227.68

ALLIANCE COMMON STOCK                     26.84      101.12      136.71      333.69      722.13       1,649.46%    1,574.72
   Lipper Growth                          24.35       94.70      111.50      321.71      625.81       1,602.96     1,659.17
   Benchmark                              33.36      125.60      151.62      425.67    1,026.40       2,080.13     2,248.74

ALLIANCE AGGRESSIVE STOCK                  8.77       68.55       82.36      371.95          --             --       560.88
   Lipper Mid-Cap                         12.11       56.12       69.26      311.80          --             --       478.26
   Benchmark                              27.31       94.76      120.25      412.08          --             --       436.52

 ALLIANCE SMALL CAP
   GROWTH                                    --          --          --           --          --            --        25.16**
   Lipper Small Cap                          --          --          --           --          --            --        26.66**
   Benchmark                                 --          --          --           --          --            --        27.66**

 MFS RESEARCH                                --          --          --           --          --            --        14.80**
   Lipper Growth                             --          --          --           --          --            --        21.89**
   Benchmark                                 --          --          --           --          --            --        22.55**

 MFS EMERGING GROWTH
   COMPANIES                                 --          --          --           --          --            --        21.11**
   Lipper Mid-Cap                            --          --          --           --          --            --        20.88**
   Benchmark                                 --          --          --           --          --            --        28.68**

 MORGAN STANLEY
   EMERGING MARKETS
   EQUITY                                    --          --          --           --          --            --       (20.66)**
   Lipper Emerging Markets                   --          --          --           --          --            --         N/A
   Benchmark                                 --          --          --           --          --            --       (21.43)

 EQ/PUTNAM GROWTH &
   INCOME VALUE                              --          --          --           --          --            --        14.96**
   Lipper Growth & Income                    --          --          --           --          --            --        20.28**
   Benchmark                                 --          --          --           --          --            --        22.55**

 EQ/PUTNAM INVESTORS
   GROWTH                                    --          --          --           --          --            --        23.32**
   Lipper Growth                             --          --          --           --          --            --        21.89**
   Benchmark                                 --          --          --           --          --            --        22.55**

 EQ/PUTNAM INTERNATIONAL EQUITY              --          --          --           --          --            --         8.40**
   Lipper International                      --          --          --           --          --            --         3.41**
   Benchmark                                 --          --          --           --          --            --         2.85**
-------------------------------------------------------------------------------------------------------------------------------

-------------------
See footnotes on page 55.

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN*

--------------------------------------------------------------------------------------------------------------------------------
                    1984    1985   1986    1987    1988    1989   1990    1991    1992    1993    1994    1995    1996   1997
                  --------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY
   MARKET***        8.82%   6.47%   4.64%  4.66%   5.34%   7.18%   6.23%  4.23%   1.65%   1.06%   2.10%   3.80%   3.37%   3.48%
ALLIANCE HIGH
   YIELD              --      --      --   2.77    7.71    3.20   (2.95) 22.17   10.23   20.88   (4.58)  17.71   20.60   16.28
ALLIANCE COMMON
   STOCK***        (3.78)  30.97   15.21   5.46   20.18   23.28   (9.82) 35.34    1.31   22.52   (3.94)  30.01   21.97   26.84
ALLIANCE
   AGGRESSIVE
   STOCK              --      --   32.96   5.32   (0.73)  40.86    6.16  83.43   (4.95)  14.59   (5.59)  29.21   19.93    8.77
-------------------
  *  Returns do not reflect the optional  baseBUILDER  benefits charge,  and any charge for tax such as premium taxes. There are no returns shown in Table 5 for the Alliance Small Cap Growth Fund and the Investment  Funds  investing in EQAT as such Funds have less than one year of performance.
 **  Unannualized.
***  Prior to 1984 the Year-by-Year  Rates of Return
     were:                                             1976     1977      1978      1979     1980      1981     1982      1983
     ALLIANCE COMMON STOCK                              7.46%   (10.92)%   6.24%    27.45%    47.37%   (7.60)%   15.41%   23.80%
     ALLIANCE MONEY MARKET                                --        --       --        --        --     5.36     10.94     6.95
----------------------------------------------------------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Business Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE HIGH YIELD FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance High Yield Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market Fund and monthly for the Alliance High Yield Fund. Alliance Money Market Fund and Alliance High Yield Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the optional baseBUILDER benefits charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund and Alliance High Yield Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................           $  144,048                   $  119,487
(2)  Guaranteed Period Amount....................................              131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................               12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................           $    4,501                   $   (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................               45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................               85,581                       76,229
(7)  Maturity Value..............................................              120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................               94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

            APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CERTIFICATES
--------------------------------------------------------------------------------

Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP Certificate, the distribution of such an annuity, the purchase of the Guaranteed Minimum Income Benefit, and the payment of death benefits in accordance with the requirements of the Code. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan.

For defined benefit plans, the maximum percentage of actuarial value of the plan Participant/Employee's "Normal Retirement Benefit" which can be funded by a QP Certificate is 80%. The Annuity Account Value under a QP Certificate may at any time be more or less than the lump sum actuarial equivalent of the "Accrued Benefit" for a defined benefit plan Participant/Employee. Equitable Life does not guarantee that the Annuity Account Value under a QP Certificate will at any time equal the actuarial value of 80% of a Participant/Employee's Accrued Benefit. If overfunding of a plan occurs, withdrawals from the QP Certificate may be required. A withdrawal charge and/or market value adjustment may apply. Further, Equitable will not perform or provide any plan recordkeeping services with respect to the QP Certificates. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a Participant/Employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan Participants/Employees who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan Participants/Employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 3).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

----------------------------------------------------------------------------------------------------------------------
       END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
      CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
        YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
          1                       $105,000                        $106,000                        $105,000(2)
          2                       $115,500                        $112,360                        $115,500(2)
          3                       $132,825                        $119,102                        $132,825(2)
          4                       $106,260                        $126,248                        $132,825(3)
          5                       $116,886                        $133,823                        $132,825(3)
          6                       $140,263                        $141,852                        $140,263(2)
          7                       $140,263                        $150,363                        $140,263(3)
----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.


6% ROLL UP TO AGE 80


(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                       PAGE
--------------------------------------------------------------------------------
Part 1:   Minimum Distribution Withdrawals --
          Traditional IRA Certificates                                   2
--------------------------------------------------------------------------------
Part 2:   Accumulation Unit Values                                       2
--------------------------------------------------------------------------------
Part 3:   Annuity Unit Values                                            2
--------------------------------------------------------------------------------
Part 4:   Custodian and Independent Accountants                          3
--------------------------------------------------------------------------------
Part 5:   Alliance Money Market Fund and
          Alliance High Yield Fund Yield Information                     3
--------------------------------------------------------------------------------
Part 6:   Long-Term Market Trends                                        4
--------------------------------------------------------------------------------
Part 7:   Key Factors in Retirement Planning                             6
--------------------------------------------------------------------------------
Part 8:   Financial Statements                                           9
--------------------------------------------------------------------------------









          HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49






          Send this request form to:



             Equitable Life
             Equitable Accumulator
             P.O. Box 1547
             Secaucus, NJ 07096-1547





          Please send me an Equitable  Accumulator  Select SAI dated May
          1, 1998:





          ----------------------------------------------------------------------
          Name

          ----------------------------------------------------------------------
          Address

          ----------------------------------------------------------------------
          City                                          State                Zip



(SELSAI)

                                INCOME MANAGER(R)
                                  (IRA AND NQ)
                          PROSPECTUS DATED MAY 1, 1998

                              --------------------

                           PAYOUT ANNUITY CERTIFICATES
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------


This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a payout annuity contract (INCOME MANAGER) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Income Manager Certificates can be issued as individual retirement annuities (IRA), or non-qualified annuities for after-tax contributions only (NQ). There are two types of IRAs, Traditional IRAs and Roth IRAs. Because Roth IRAs are new in 1998 and have a five-year aging period before distributions should begin, they are not discussed in this prospectus (consult your tax adviser). The discussion of IRAs in this prospectus refers to Traditional IRAs. A minimum contribution of $10,000 is required to put a Certificate into effect. Under IRA Certificates, we will accept only initial contributions that are rollover contributions or that are direct transfers from other traditional individual retirement arrangements, as described in this prospectus.


The Owner (CERTIFICATE OWNER, YOU and YOUR) may choose to receive guaranteed periodic payments under one of our Income Manager payout annuities. You may choose to receive level guaranteed payments payable for a specified period (PERIOD CERTAIN) with payments generally starting one payment mode from the CONTRACT DATE. Or, you may choose to receive lifetime income payable for at least a specified period (LIFE ANNUITY WITH A PERIOD CERTAIN) where the annuity payments are level, or under NQ Certificates only payments may also increase. You also choose whether payments are made for the Annuitant's life (SINGLE LIFE) or for the Annuitant's life and the life of a joint Annuitant (JOINT AND SURVIVOR) you designate.


Amounts are allocated to the GUARANTEED PERIOD ACCOUNT to provide payments during the period certain. Amounts allocated to a GUARANTEE PERIOD in the Guaranteed Period Account accumulate on a fixed basis and are credited with interest at a rate we set for your class of Certificate (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The Guarantee Periods currently available are those maturing in calendar years 1999 through 2013. Each Guarantee Period has its own Guaranteed Rates.


This prospectus provides information about the Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference.

A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------
           Copyright 1998 The Equitable Life Assurance Society of the
                    United States, New York, New York 10104.
        All rights reserved. Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENC


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------
GENERAL TERMS                                         PAGE 4


PART 1: SUMMARY                                       PAGE 5
What Is the Income Manager?                              5
Income Manager (Life Annuity
   with a Period Certain)                                5
Income Manager (Period Certain)                          6
Other Provisions of the Certificates                     6
Withdrawal Charge                                        6
Free Look Period                                         7
Services We Provide                                      7
Surrendering the Certificates                            7
Annuity Benefits                                         7
Taxes                                                    7
Charges for State Premium and Other
   Applicable Taxes                                      7
Equitable Life                                           8

PART 2:  THE GUARANTEED PERIOD
         ACCOUNT                                     PAGE 9
Guarantee Periods                                        9
Market Value Adjustment for
   Withdrawals or Surrender
   Prior to the Expiration Date                          9
Modal Payment Portion                                   10
Investments                                             10

PART 3: PROVISIONS OF THE
        CERTIFICATES                                 PAGE 12
Joint Ownership                                         12
Income Manager (Life Annuity with
   a Period Certain)                                    12
   Lump Sum Withdrawals                                 14
   Allocation of Lump Sum Withdrawals                   15
   Death Benefit                                        15
   Surrendering the Certificates                        16
Income Manager (Period Certain)                         16
   Lump Sum Withdrawals                                 17

   Allocation of Lump Sum Withdrawals                   17
   Death Benefit                                        18

PART 4: OTHER PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                                   PAGE 19
Methods of Payment                                      19
Free Look Period                                        19
Beneficiary                                             20
Cash Value                                              20
Surrendering the Certificates to
   Receive the Cash Value                               20
Annuity Benefits                                        20
When Payments Are Made                                  20
Assignment                                              20
Distribution of the Certificates                        21
Withdrawal Charge                                       21
Charges for State Premium and Other
   Applicable Taxes                                     22
Group or Sponsored Arrangements                         22
Other Distribution Arrangements                         22

PART 5: TAX ASPECTS OF THE CERTIFICATES              PAGE 23
Tax Changes                                             23
Taxation of Non-Qualified Annuities                     23
Special Rules for NQ Certificates
   Issued in Puerto Rico                                25
IRA Tax Information                                     25
Federal and State Income Tax
   Withholding                                          30
Other Withholding                                       31

PART 6: OTHER INFORMATION                            PAGE 32
Independent Accountants                                 32
Legal Proceedings                                       32

APPENDIX: MARKET VALUE
   ADJUSTMENT EXAMPLE                                PAGE 33

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificates. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under IRA Certificates, the Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE -- The sum of the present value of the Maturity Value in each Guarantee Period plus any amount in the Modal Payment Portion of the Guaranteed Period Account.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to commence.

INCOME MANAGER (PERIOD CERTAIN) -- An annuity under which you elect to receive a level stream of periodic payments for a period certain.


INCOME MANAGER (LIFE ANNUITY WITH A PERIOD CERTAIN) -- An annuity which provides guaranteed periodic payments during a period certain and for the Annuitant's lifetime thereafter or for the Annuitant's lifetime and the lifetime of a joint Annuitant you designate.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under IRA Certificates, the Certificate Owner must be the same individual as the Annuitant.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs) or Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED PERIOD AMOUNT -- The term used to refer to the amount allocated to and accumulated in each Guarantee Period.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.


IRA -- In the prospectus, the term IRA refers to a traditional individual retirement annuity, as defined in Section 408(b) of the Code. A traditional IRA is generally purchased with pre-tax contributions, the distributions from which are treated as taxable.

JOINT AND SURVIVOR -- The form of the Income Manager (Life Annuity with a Period Certain) under which after the death of an Annuitant payments continue to the surviving Annuitant. Payments are made as long as at least one Annuitant is living. Under IRA Certificates, the joint Annuitant must be your spouse.

JOINT OWNERS -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them. Joint Owners may be selected only for NQ Certificates.

LIFE CONTINGENT ANNUITY -- The component of the payout annuity Certificates that provides guaranteed lifetime income after a period certain.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION -- The portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SINGLE LIFE -- The form of the Income Manager (Life Annuity with a Period Certain) under which payments are made to you for the Annuitant's lifetime.


TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

--------------------------------------------------------------------------------

                                 PART 1: SUMMARY

--------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE INCOME MANAGER


The Income Manager is a family of payout annuities designed to provide retirement income. Income Manager payout annuities feature a series of Guarantee Periods which provide the source of a Cash Value until the end of the period certain.

Income Manager  Certificates  can be issued as individual  retirement  annuities
(IRAS) or non-qualified annuities (NQ). Although there are different types of IRAs, only Traditional IRA Certificates are discussed under this prospectus.


INCOME MANAGER
(Life Annuity with a Period Certain)

This version of the payout annuity Certificates provides level or increasing payments for a period certain and continuing for the lifetime of the Annuitant and any joint Annuitant. Increasing payments are not available under IRA Certificates. You may elect to receive payments on a monthly, quarterly or annual mode.


Payments will generally start one payment mode from the Contract Date. You can also elect to delay the date payments will start generally for a period of up to 72 months. The ability to defer the payment start date may not be available in all states.


Based on information you provide, your contribution (less any charge for applicable taxes) is allocated among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

Under NQ Certificates a portion of each payment will generally be excludable from taxable income until you have received a tax-free recovery of your investment in your Certificate. Under IRA Certificates all amounts are generally fully taxable.

The Life Contingent Annuity continues lifetime payments if the Annuitant or a joint Annuitant is living at the end of the period certain. Payments continue while the Annuitant or joint Annuitant, if applicable, is alive. The portion of your contribution that is applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.

o  Contributions


   To put a Certificate into effect, you must make a contribution of at least $10,000. Under certain circumstances you may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after the Annuitant attains age 78 except for contributions made within the first Contract Year. Also, if you apply amounts to an Income Manager payout annuity from another annuity certificate issued by us, no subsequent contributions are permitted.

   Under IRA Certificates your initial contribution must be in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other traditional individual retirement arrangements. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.


o  Lump Sum Withdrawals

   After the first Contract Year and before the end of the period certain, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. You may request such Lump Sum Withdrawal, which must be at least $1,000, by submitting a written request in a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will be treated as a surrender of the Certificate for its Cash Value and the Life Contingent Annuity will continue to be in effect. Lump Sum Withdrawals may result in a market value adjustment.

   Lump Sum Withdrawals may be subject to a withdrawal charge to the extent that a Lump Sum Withdrawal exceeds the 10% free corridor amount. Lump Sum Withdrawals will reduce the amount of your future payments.

o  Death Benefit

   If the Annuitant dies before the Annuity Commencement Date, the beneficiary will be paid a death benefit equal to the greater of (i) the Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. However, if the Annuitant's spouse is the designated beneficiary under the Certificate and no deferral of the payment start date has been elected, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date, in lieu of taking the death benefit. Unless you have elected a Joint and Survivor form, after the Annuitant dies no payment will be made under the Life Contingent Annuity. Special distribution requirements apply upon the death of an NQ Certificate Owner.

   If death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary on the same payment basis that was in effect prior to the death. In lieu of continuing payments during the period certain, the beneficiary may elect to receive a single sum. If you have elected a Joint and Survivor form, payments will be made as long as either the Annuitant or the joint Annuitant is living after the end of the period certain.

o  Surrendering Your Certificate

   During the period certain, you may surrender your Certificate for its Cash Value, and thereafter receive the lifetime income provided by the Life Contingent Annuity. You cannot surrender the Life Contingent Annuity.

INCOME MANAGER (Period Certain)


Under this version of the payout annuity Certificates, you will receive a level stream of payments which are fully guaranteed for a period certain which you select. The period certain may be for a duration ranging from 7 to 15 years. You may elect to receive payments on a monthly, quarterly or annual mode. Payments will generally start one payment mode from the Contract Date. Based on information you provide, your contribution is allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

Under NQ Certificates a portion of each payment will be excludable from taxable income. Under IRA Certificates amounts are generally taxable.

o  Contributions

   To put the Certificate into effect, you must make a single contribution of at least $10,000. Under IRA Certificates your contribution must be in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other traditional individual retirement arrangements. Subsequent contributions are not permitted.


o  Lump Sum Withdrawals

   After the first Contract Year and during the period certain, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year. Such Lump Sum Withdrawal must be in a minimum amount of the greater of $2,000 or 25% of the Cash Value, and requested in writing in a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its cash value. Lump Sum Withdrawals may result in a market value adjustment and may be subject to a withdrawal charge. There is no free corridor amount for Lump Sum Withdrawals. Lump Sum Withdrawals will reduce the amount of your future annual payments.

o  Death Benefit


   If the Annuitant dies before the Annuity Commencement Date, the beneficiary will be paid the death benefit which is equal to the greater of the (i) Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. Special distribution requirements apply upon the death of an NQ Certificate Owner.


   If death occurs after the Annuity Commencement Date, payments will continue to be made for the remainder of the period certain to the designated beneficiary on the same payment basis that was in effect at the time of death, or the beneficiary may elect to receive a single sum.

OTHER PROVISIONS OF THE CERTIFICATES
WITHDRAWAL CHARGE

A withdrawal charge is imposed as a percentage of the portion of each contribution (or the single contribution) allocated to the Guaranteed Period Account, for a Lump Sum Withdrawal as discussed above, or if the Certificate is surrendered. The withdrawal charge is determined separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

FREE  LOOK  PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the Transaction Date we receive your Certificate for cancellation at our Processing Office. If you elected the Income Manager (Life Annuity with a Period Certain), your refund will also include any amount applied to the Life Contingent Annuity

SERVICES WE PROVIDE

o REGULAR REPORTS

  o Statement of your Certificate values as of the last day of the calendar year;

  o Three  additional  reports of your  Certificate  values each year;

  o Written confirmation of financial transactions.

o TOLL-FREE TELEPHONE SERVICES

  o Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

  o PROCESSING OFFICE


  o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
    Equitable Life
    Income Manager
    P.O. Box 13014
    Newark, NJ 07188-0014

  o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn.: Box 13014
    Secaucus, NJ 07094

  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
    Equitable Life
    Income Manager
    P.O. Box 1547
    Secaucus, NJ 07096-1547

  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
    Equitable Life
    Income Manager
    200 Plaza Drive, 4th Floor
    Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Guarantee Periods. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Guarantee Periods. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Guarantee Periods. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.


SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

ANNUITY BENEFITS

The Certificates provide annuity benefits to which the beneficiary may have amounts applied if the Annuitant dies before the Annuity Commencement Date. The annuity benefits are offered on a fixed basis.

TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


Generally, we deduct a charge for state premium and other applicable taxes from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIOD

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. We may establish different Guaranteed Rates under different classes of Certificates. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We use the term Guaranteed Period Amount to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2013. As Guarantee Periods expire, we expect to add maturity years so that generally 15 are available.


Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

--------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF        APRIL 15,          PER $100 OF
    MATURITY YEAR            1998           MATURITY VALUE
--------------------------------------------------------------
        1999                  4.48%             $96.39
        2000                  4.59               92.08
        2001                  4.64               87.91
        2002                  4.68               83.89
        2003                  4.73               79.95
        2004                  4.80               76.04
        2005                  4.81               72.50
        2006                  4.83               69.07
        2007                  4.86               65.72
        2008                  4.86               62.68
        2009                  4.75               60.45
        2010                  4.75               57.71
        2011                  4.75               55.09
        2012                  4.75               52.59
        2013                  4.75               50.20
--------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which would need to be allocated to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, to have $100 mature on February 15th of each of years 1999 through 2003, according to the above table the lump sum contribution that would have to be made as of April 15, 1998 would be $440.22 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1999 through 2003).


The above example is provided to illustrate the use of present value calculations. It does not take into account withdrawals and withdrawal charges. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

MARKET VALUE ADJUSTMENT FOR WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.


The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal. See the Appendix for an example.


The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

MODAL PAYMENT PORTION

A portion of your contributions is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account


Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of our general account. For a discussion of the Life Contingent Annuity see "Payments after the Period Certain," in Part 3.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the Investment Company Act of 1940, as amended (1940 ACT). Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

                     PART 3: PROVISIONS OF THE CERTIFICATES

--------------------------------------------------------------------------------

We offer two versions of the Income Manager payout annuity Certificates from which you may choose to receive your retirement income. The Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain) Certificates. Both versions are described below.


Income Manager  Certificates  can be issued as individual  retirement  annuities
(IRAS) or non-qualified annuities (NQ). There are two types of IRAs, Traditional IRAs and Roth IRAs. Because Roth IRAs are new in 1998 and have a five-year aging period before distributions should begin, they are not discussed in this prospectus (consult your tax adviser). The discussion of IRAs in this prospectus refers to Traditional IRAs.

These Certificates may not be available in all states, and IRA Certificates are not available in Puerto Rico.

JOINT OWNERSHIP

If Joint Owners are named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


INCOME MANAGER
(Life Annuity with a Period Certain)

This payout annuity Certificate provides guaranteed lifetime payments, with payments continuing during a "period certain," even if the Annuitant has died. Guaranteed payments may be provided on a Single Life basis or a Joint and 100% to Survivor basis. Payments may also be provided on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

This payout annuity with level or increasing payments is available at Annuitant issue ages 59 1/2 through 83 except as described below, and Certificate Owner issue ages 59 1/2 and over. Increasing payments are not available under IRA Certificates. The payout annuity with level payments is also available at Certificate Owner issue ages as young as 45. However, there are tax considerations that should be taken into account before purchasing a Certificate if you are under age 59 1/2. See "Early Distribution Penalty Tax" in Part 5. NQ Certificate increasing payments (described below) are available at Certificate Owner issue ages as young as 53 1/2, provided payments do not start prior to your age 59 1/2.

Payments during the period certain are designed to pay out the entire Annuity Account Value by the end of the period certain. All payments committed to be paid out must be paid out as the Guarantee Periods serially mature and amounts are due to be paid from the Modal Payment Portion of the Guaranteed Period Account. Once commenced, these payments occur automatically through income payments to you and may not be stopped. The deferral period together with the period certain may be referred to as a "liquidity period," as unlike traditional life annuities that provide periodic payments, you will be able to make Lump Sum Withdrawals prior to the end of the period certain while continuing lifetime income in reduced amounts, or to surrender the Certificate for its Cash Value while keeping the Life Contingent Annuity in effect.

Contributions


Your initial contribution must be at least $10,000. If your Annuity Commencement Date is February 15, 1999 or later, you may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after the Annuitant attains age 78 except for contributions made within the first Contract Year.

Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Subsequent contributions may be made at any time until 15 days before the Annuity Commencement Date, subject to the Annuity Commencement Date restriction discussed above and age restrictions discussed here. Subsequent contributions may be any of "regular," rollover or direct transfers. Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. If you make a direct transfer or rollover contribution in the year you turn age 70 1/2 or later you must have taken the required minimum distribution for the year before the funds are applied to this Certificate. See "IRA Tax Information" in Part 5.

If  your  Certificate   resulted  from  application  of  proceeds  from  another
certificate issued by us, no subsequent contributions are permitted. For appli-

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--------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
--------------------------------------------------------------------------------

cations received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.

We may refuse to accept any contribution if the sum of all contributions under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity payout certificates/contracts that you own would then total more than $2,500,000.


Allocation of Contributions

Based on the amount of your contribution, the form of annuity, the age and sex of the Annuitant (and the age and sex of the joint Annuitant, if the Joint and Survivor is elected), the type and mode of payment, and the period certain you select, your contribution is allocated by us among the Guarantee Periods, and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity. This allocation may not be changed by you. Any subsequent contributions will be allocated by us to the Guarantee Periods and the Life Contingent Annuity so as to increase the level of all payments.

Payments


You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. The payments to be made on an Expiration Date during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

You will receive level payments during the period certain and under the Life Contingent Annuity. Under NQ Certificates, you may instead elect to receive payments that increase. If you elect the increasing payments, during the period certain payments increase by 10% every three years or each third anniversary of the Annuity Commencement Date. After the end of the period certain, payments continue under the Life Contingent Annuity. Your first payment under the Life Contingent Annuity will be 10% greater than the final payment under the period certain. See "Payments after the Period Certain" below. Under NQ Certificates, a portion of each payment is excluded from taxable income until the total amount of your investment in the Certificate has been recovered. Under IRA Certificates, all amounts are generally taxable.


Payments generally start one payment mode from the Contract Date. However, if you are at least age 59 1/2 you may elect to defer the date payments will start generally for a period of up to 72 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had purchased a Certificate at a later date. Deferral of the payment start date is not available if the Annuitant is above age 80. The ability to defer the payment start date may not be available in all states. Under IRA Certificates, if your deferred payment start date is the year you turn 70 1/2 or later, you should consider the effect that deferral may have on the requirement to take minimum distribution from IRAs.

If your initial contribution will come from multiple sources, the payment start date must be deferred until at least the February 15th next following the date the last amount of the initial contribution is received.

Period Certain

Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the Annuitant at issue of the Certificate is as follows:


-------------------------------------------------------------
                      NQ CERTIFICATES
          ANNUITANT                      MAXIMUM
          ISSUE AGE*                  PERIOD CERTAIN
-------------------------------------------------------------
        45 through 70                    15 years
        71 through 75               85 less issue age
        76 through 80                    10 years
        81 through 83               90 less issue age
-------------------------------------------------------------

-------------------------------------------------------------
                      IRA CERTIFICATES
          ANNUITANT                      MAXIMUM
          ISSUE AGE*                  PERIOD CERTAIN
-------------------------------------------------------------
        45 through 70                    15 years
        71 through 78               85 less issue age
        79 through 83                     7 years

* For Joint and Survivor, the period certain is based on the age of the younger Annuitant.
--------------------------------------------------------------------------------

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.


Under NQ Certificates if you elect increasing payments, you do not have a choice as to the period certain. Based

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INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
--------------------------------------------------------------------------------

on the age of the Annuitant at issue of the Certificate, your period certain will be as follows:

-------------------------------------------------------------
          ANNUITANT
          ISSUE AGE*                  PERIOD CERTAIN
-------------------------------------------------------------
        59 1/2 through 70                15 years
        71 through 75                    12 years
        76 through 80                     9 years
        81 through 83                     6 years
-------------------------------------------------------------


If you elect increasing payments and defer the date payments will start, your period certain will be as follows:


-------------------------------------------------------------
                                 PERIOD CERTAIN
                            BASED ON DEFERRAL PERIOD
                     ----------------------------------------
      ANNUITANT          1-36         37-60        61-72
     ISSUE AGE*         MONTHS       MONTHS       MONTHS
-------------------------------------------------------------
   53 1/2 through 70   12 years      9 years      9 years
    71 through 75       9 years      9 years        N/A
    76 through 80       6 years      6 years        N/A
    81 through 83         N/A          N/A          N/A


* For Joint and Survivor, the period certain is based on the age of the younger Annuitant.
--------------------------------------------------------------------------------


Purchase Restrictions for Joint & Survivors

Under the Joint and Survivor forms: (i) the joint Annuitant must also be the beneficiary under the Certificate. Under IRA Certificates, the joint Annuitant must be your spouse; (ii) neither the Annuitant nor the joint Annuitant can be over age 83; and (iii) under level payments the Joint and 100% to Survivor form is only available for the longest period certain permitted.


Payments after the Period Certain


The Life Contingent Annuity continues lifetime payments if the Annuitant is living at the end of the period certain. Payments continue during the Annuitant's lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the period certain. The portion of your contribution applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF THE ANNUITANT (OR A JOINT ANNUITANT) IS LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR A JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments under NQ Certificates, your first payment under the Life Contingent Annuity will be 10% greater than the final payment under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity, based on the annual increase in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Example of Payments


The chart below illustrates level payments for a male (who is both the Certificate Owner and the Annuitant), age 70, who purchases the Income Manager (Life Annuity with a Period Certain) on a single life basis, with a single contribution of $100,000. The example also assumes a period certain of 15 years. Based on Guaranteed Rates in effect on the Contract Date of April 15, 1998, an election of either monthly, quarterly or annual payments with payments starting one payment mode from the Contract Date, the following level payments would be provided:

-------------------------------------------------------------
     MODE          MONTHLY       QUARTERLY       ANNUAL
-------------------------------------------------------------
  Start Date       5/15/98        7/15/98        4/15/99
    Payment         $655          $1,975         $8,094
-------------------------------------------------------------


LUMP SUM WITHDRAWALS

After the first Contract Year and before the end of the period certain, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal, in an amount of at least $1,000, by submitting a written request on a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates" below. Amounts withdrawn from the Guarantee Periods, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. If you take a Lump Sum Withdrawal under an NQ Certificate, a portion of such Lump Sum Withdrawal may be excludable from taxable income, only if payments have commenced. Withdrawals may be taxable and if you are under age 59 1/2 may be subject to an additional 10% Federal income tax penalty.

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INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
--------------------------------------------------------------------------------

A withdrawal charge will be imposed as a percentage of the portion of each contribution allocated to the Guarantee Period Account to the extent that a Lump Sum Withdrawal exceeds the free corridor amount.

Free Corridor Amount

The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

See "Withdrawal Charge" in Part 4.

ALLOCATION OF LUMP SUM WITHDRAWALS


Lump Sum Withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account such that the amount of the payments and the length of the period certain will be reduced, and the date payments under the Life Contingent Annuity are to start will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for the Annuitant's life, and if applicable, the life of the joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Example

The example below illustrates the effect of a Lump Sum Withdrawal. This example assumes a single contribution of $100,000 is paid on April 15, 1998, which purchases level annual payments of $7,529 to be made on February 15th each year, for a male and female, both age 70, on a Joint and two-thirds to Survivor basis with a period certain of 15 years. It assumes a Lump Sum Withdrawal at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $68,094.12 at which time the Annuitants are age 73.

The requested withdrawal amount would be $17,023.53 ($68,094.12 x .25). In this case, $6,809.41 ($68,094.12 x .10) would be the free corridor amount and could be withdrawn without the imposition of a withdrawal charge. The balance $10,214.12 ($17,023.53 - $6,809.41) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $408.56 ($10,214.12 x .04). The Annuity Account Value after the withdrawal is $50,662.03 ($68,094.12 - $17,023.53 -$408.56). The payments would be reduced to $6,219.71 and the remaining period certain would be reduced to 10 years from 15.

DEATH BENEFIT

When the Annuitant Dies before the Annuity  Commencement  Date

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date we will pay the death benefit to the beneficiary named in your Certificate. See "Beneficiary" in Part 4. If a Joint Owner who is also the Annuitant dies under an NQ Certificate, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The Joint Owner feature may not currently be available in your state.)

The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment. The death benefit is the greater of (i) the Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. However, if you are the Annuitant and your spouse is a Joint Owner under an NQ Certificate or the designated beneficiary under the Certificate and you have not elected to defer the date payments are to start, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date in lieu of taking the death benefit. Unless you have elected a Joint and Survivor form, after the Annuitant dies no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guaranteed Period Account; a death benefit is never payable under the Life Contingent Annuity.

How Death Benefit Payment Is Made

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits" in Part 4. Such an election when made on a timely basis, can defer otherwise taxable income. See "Payments as a Result of Death," and "Taxation of Death Benefits" in Part 5. Note that if you are both the Certificate Owner and the Annuitant only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

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INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
--------------------------------------------------------------------------------


When the Annuitant Dies after the Annuity Commencement Date

If the Annuitant's death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to either the Joint Owner or the designated beneficiary, as applicable, on the same payment basis that was in effect prior to the Annuitant's death. See "Beneficiary" in Part 4. If you have elected a Joint and Survivor form, payments will be made as long as the joint Annuitant is living after the end of the period certain. At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year of the Annuitant's death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. If a single sum is elected and there is a joint Annuitant, the date payments are to start under the Life Contingent Annuity will be accelerated so that payments will be made in reduced amounts.

When the NQ Certificate Owner Who Is Not the Annuitant Dies before the Annuitant and before the Annuity Commencement Date

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is the designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and the Annuitant are living.

When the NQ Certificate Owner Who Is Not the Annuitant Dies after the Annuity Commencement Date

If the Certificate Owner's death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary (who effectively becomes the Certificate Owner), or in the case of Joint Owners to the surviving Owner on the same payment basis that was in effect prior to the death. After the period certain payments will be made as long as either the Annuitant or the joint Annuitant, if applicable, is living.

SURRENDERING THE CERTIFICATES

You may surrender the Certificate for its Cash Value at any time during the period certain, and thereafter receive the lifetime income provided by the Life Contingent Annuity. See "Cash Value" in Part 4.


Once the Certificate is surrendered, the date payments are to start under the Life Contingent Annuity will be accelerated to the date when the next payment was to be received under the period certain and such payments will be made in reduced amounts. Once your Certificate has been surrendered, it will be returned to you with a notation that the Life Contingent Annuity is still in effect. The Life Contingent Annuity cannot be surrendered.

INCOME MANAGER (Period Certain)

This version of the payout annuity Certificates (available at Annuitant issue ages 59 1/2 through 78 and Certificate Owner issue ages 59 1/2 or older) provides a level stream of guaranteed payments for a period certain of not less than 7 years nor more than 15 years. At Annuitant issue ages over 70, the maximum period certain is age 85 less the Annuitant's issue age.

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments will start one payment mode from the Contract Date. The level payments to be made on Expiration Dates during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates.

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INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
--------------------------------------------------------------------------------

Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

Under NQ Certificates, a portion of each payment will be excluded from taxable income. Under IRA Certificates, all amounts are generally fully taxable.


During the period certain (which may also be referred to as the "liquidity period") you have access to your Cash Value through Lump Sum Withdrawals or surrender of the Certificate.


Contribution

Under this version of the payout annuity Certificates the minimum single contribution is $10,000. You may not make subsequent contributions. For applications received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.


Under IRA Certificates, we will only accept single contributions which are either rollover contributions under Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. If you are age 70 1/2 or over when you purchase a Certificate, the amount contributed must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "IRA Tax Information" in Part 5.

We may refuse to accept a contribution in excess of $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity payout certificates/contracts that you own would then total more than $2,500,000.


Allocation of Contribution

Based on the amount of your contribution and the period certain you select, your contribution is allocated by us among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and may not be changed by you, such that you are assured a level stream of periodic payments.


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on April 15, 1998 with the first payment on February 15, 1999. To achieve this result, a single contribution of $78,625.26 is required, and is allocated among the Guarantee Periods as indicated below.

-------------------------------------------------------------
 FEBRUARY 15TH,                PRICE PER $100
OF CALENDAR YEAR                OF MATURITY   ALLOCATION OF
                   PAYMENT         VALUE       CONTRIBUTION
-------------------------------------------------------------
       1999         10,000          $96.39      $ 9,639.25
       2000         10,000           92.08        9,208.10
       2001         10,000           87.91        8,790.97
       2002         10,000           83.89        8,388.83
       2003         10,000           79.95        7,995.53
       2004         10,000           76.04        7,604.45
       2005         10,000           72.50        7,250.49
       2006         10,000           69.07        6,907.40
       2007         10,000           65.72        6,572.45
       2008         10,000           62.68        6,267.79
                                              ---------------
                                     Total      $78,625.26
-------------------------------------------------------------

LUMP SUM WITHDRAWALS

After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal by submitting a written request on a form satisfactory to us. The minimum amount of a Lump Sum Withdrawal is the greater of $2,000 and 25% of the Cash Value. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 4. Amounts withdrawn from the Guarantee Periods other than at the Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Lump Sum Withdrawals may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 4. There is no free corridor amount. Under NQ Certificates, if you take a Lump Sum Withdrawal a portion of such Lump Sum Withdrawal may be excludable from taxable income. Under IRA Certificates, all amounts are generally fully taxable.


ALLOCATION OF LUMP SUM WITHDRAWALS

Lump Sum Withdrawals will be taken pro rata from all unmatured Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account so that periodic payments will continue in reduced level amounts over the remaining term of the period certain.

--------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONCLUDED)
--------------------------------------------------------------------------------

DEATH BENEFIT


When the Annuitant Dies before the Annuity Commencement Date

Upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date, we will pay the death benefit described in "Death Benefit" under "Income Manager (Life Annuity with a Period Certain)" above.

When the Annuitant Dies after the Annuity Commencement Date

If the Annuitant's death occurs after the Annuity Commencement Date, payments will continue to be made to the designated beneficiary or the Joint Owner (under an NQ Certificate) on the same payment basis that was in effect prior to the Annuitant's death. See "Beneficiary" in Part 4. At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year of the Annuitant's death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. After the one-year period, the beneficiary may surrender the Certificate and receive the Cash Value.

When the NQ Certificate Owner Who Is Not the Annuitant Dies before the Annuitant and before the Annuity Commencement Date

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary or the Joint Owner, if applicable, will automatically succeed as Certificate Owner as described in "Death Benefit" under "Income Manager (Life Annuity with a Period Certain)" above.

When the NQ Certificate Owner Who Is Not the Annuitant Dies after the Annuity Commencement Date


If the Certificate Owner's death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary (who effectively becomes the Certificate Owner) on the same payment basis that was in effect prior to the death.

--------------------------------------------------------------------------------

                  PART 4: OTHER PROVISIONS OF THE CERTIFICATES
                             AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws or regulations.

METHODS OF PAYMENT


Except as indicated under "Wire Transmittals" below, all contributions must be made by check drawn on a bank clearing through the Federal Reserve System, in the U.S., in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund.

All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.


Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial or single contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer.

After your Certificate has been issued, subsequent contributions under the Income Manager (Life Annuity with a Period Certain) may be transmitted by wire.


Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Income Manager NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 5. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.


Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office. Under the Income Manager (Life Annuity with a Period Certain) your refund will also include any amount applied to the Life Contingent Annuity. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 5: Tax Aspects of the Certificates" for possible tax consequences of cancelling your Certificate during the free look period.

BENEFICIARY

You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed.

CASH VALUE

The Cash Value under the Certificates reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." On any date while the Certificates are in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Withdrawal Charge" below.

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE


You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. See "Cash Value" above.


For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate (other than Life Contingent Annuity benefits) will be terminated as of that date. See "Surrendering the Certificates" in Part 3. We will usually pay the Cash Value in a single sum payment within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 5: Tax Aspects of the Certificates."

ANNUITY BENEFITS

If you die before the Annuity Commencement Date, the beneficiary may elect to apply the death benefit to an annuity benefit.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of payments to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


The Certificates offer the annuity benefits outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time an annuity form is elected, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the death benefit in a single sum rather than as payments under the annuity form chosen.

WHEN PAYMENTS ARE MADE


We can defer payment of any portion of the Annuity Account Value (other than death benefits) for up to six months while the Annuitant is living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.


ASSIGNMENT

The Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CERTIFICATES


Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions and may be deemed to be the distributor of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable's separate accounts, including the Guaranteed Period Account, and EDI, Equitable Life paid EDI distribution fees of $962,599 for 1997, $202,400 for 1996 and $50,842 for 1995
as the distributor of certain certificates, including the Certificates.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will generally not exceed five percent of total contributions made under a
Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.


WITHDRAWAL CHARGE

A withdrawal charge for Lump Sum Withdrawals will be imposed as a percentage of the portion of each contribution (or single contribution) allocated to the Guaranteed Period Account as discussed under "Lump Sum Withdrawals" in Part 3, or if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Guaranteed Period Account in proportion to the amount being withdrawn from each Guarantee Period and the Modal Payment Portion of the Guaranteed Period Account.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 5: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

AMOUNTS APPLIED FROM OTHER CERTIFICATES ISSUED BY EQUITABLE LIFE

Income Manager (Life Annuity with a Period Certain)

A Certificate Owner of certain other certificates issued by Equitable Life may apply the annuity account value under those certificates to purchase the Income Manager (Life Annuity with a Period Certain) Certificate provided the issue age and payment restrictions for such Income Manager Certificate are met. If the annuity account value is applied from another certificate issued by us to purchase the Income Manager at a time when the dollar amount of the withdrawal charge under such other certificate is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new Income Manager Certificate. For purposes of the withdrawal charge schedule, the year in which your annuity account value is applied under the Income Manager Certificate will be "Contract Year 1." If the annuity account value is applied from such other certificate when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the Income Manager Certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager (Life Annuity with a Period Certain) Certificate.

Income Manager (Period Certain)

A Certificate Owner of certain other certificates issued by Equitable Life may apply the annuity account value to purchase the Income Manager (Period Certain) once withdrawal charges are no longer in effect under such other certificates. No withdrawal charges will apply under the Income Manager (Period Certain).

To purchase an Income Manager Certificate, we require the return of the original certificate. A new Income Manager Certificate will be issued putting this annuity form into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

Generally, we deduct a charge for applicable taxes, such as state or local premium taxes, from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates and from 0% to 3.5% for NQ Certificates (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum contribution requirements. We may increase Guaranteed Rates for the Guarantee Periods and reduce purchase rates for the Life Contingent Annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis. IRA Certificates are only available for sponsored arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and  sponsored  arrangements  may be  governed by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------

                     PART 5: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to Traditional IRA and NQ Certificates owned by United States taxpayers.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the NQ Certificates to qualify as an "annuity" for purposes of Federal income tax law. Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" below. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule for transactions occurring before the annuity commencement date: (1) if you transfer a Certificate as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution. The Income Manager (Life Annuity with a Period Certain) will be treated as a non-qualified deferred annuity if annuity payments start after 12 months of the Contract Date.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies. There is an exception for immediate annuities. Discuss with your tax adviser if this exception may apply in your case.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in the NQ Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Income Manager NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Income Manager NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

You should discuss with your tax adviser the effect of any surrender or withdrawal under an Income Manager Certificate.

Annuity Payments

Once annuity payments begin (whether under one of the Income Manager payout annuities or under an annuity benefit option), a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Taxation of Lump Sum Withdrawals Made after Payments Have Commenced

If your Lump Sum Withdrawal terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a Lump Sum Withdrawal under one of the Income Manager payout annuities which does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of such Lump Sum Withdrawal may be excludable from taxable income. You should discuss with your tax adviser the taxation of any surrender or withdrawal of Cash Value.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange, or (6) payments under an immediate annuity. An immediate annuity is generally an annuity which commences payments within one year from purchase and provides for a series of substantially equal periodic payments made at least annually.

Periodic annuity payments made to you while you are under age 59 1/2 from the Income Manager (Life Annuity with a Period Certain) should qualify for the "substantially equal periodic payments for life" exception under (4) above.
However, this exception may not apply if you take a Lump Sum Withdrawal, surrender the Certificate or change the payment pattern in any way. Once you begin receiving Income Manager payments and you are under age 59 1/2, the payments should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first payment, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply. Also, it is possible that the IRS could view any additional withdrawal you take from your Certificate as changing the pattern of substantially equal payments for purposes of determining whether the penalty applies.

If you are under age 59 1/2 and purchase a joint life-contingent annuity certificate with a reduced payment to the survivor (e.g., joint and 50% to survivor), a question might be raised whether payments will not be substantially equal for the joint lives of the Annuitants, as the payments will be reduced at some point. In issuing our information returns, we code annuity payments from such a Certificate as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering a change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you. If the beneficiary takes the death benefit in a single sum, the beneficiary is treated as if the Certificate had been surrendered. The tax computation will reflect your investment in the Certificate.

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The taxable income that would otherwise occur will be deferred, and payments will be taxed as described above under "Annuity Payments."

Special distribution requirements apply upon the death of the owner of a non-qualified annuity before annuity payments have begun. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint owner-ship situation. See "When the NQ Certificate Owner Who Is Not the Annuitant Dies before the Annuitant and before the Annuity Commencement Date" in Part 3.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trustee or custodial account form or individual annuity form, there are many varieties of IRAs. This prospectus discusses "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. Because Roth IRAs are new in 1998, and have a five-year aging period before distributions should begin, Roth IRAs are not discussed in this prospectus. Please consult your tax adviser.

TRADITIONAL INDIVIDUAL RETIREMENT
ANNUITIES (IRAS)

This  prospectus  contains the  information  which the Internal  Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

The  Income  Manager  IRA  Certificate  is  designed  to qualify as an IRA under
Section 408(b) of the Code. Your rights under the IRA Certificate cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Income Manager IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Income Manager IRA Certificate.

Cancellation

You can cancel a  Certificate  issued as an IRA by following  the  directions in
Part 4 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and Transfers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions" in Part 3. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Rollovers and Transfers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA. This vehicle may not be appropriate for a conduit IRA.

Generally, $2,000 is the maximum amount of contributions which you may make to all IRAs in any taxable year. The above limit may be less when your earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.

If you are married and file a joint income tax return, your and your spouse's compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to IRAs. Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of IRAs. The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's individual retirement arrangements. Each spouse owns his or her individual retirement arrangements even if contributions were fully funded by the other spouse.

The amount of IRA contributions for a tax year that you can deduct depends on whether you are covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to an IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) not covered by a retirement plan.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution with the phase-out, you determine AGI and subtract $30,000 if you are single, $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for IRA contributions using the following formula:

                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------           Dollar           Deduction
        $10,000                Deduction            Limit

If you are not eligible to deduct part or all of the IRA contribution you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to your IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

If you make nondeductible contributions in any taxable year, or you have made nondeductible contributions to an IRA in prior years and are receiving amounts from any IRA you must file the required information with the IRS. Moreover, if you are making nondeductible IRA contributions you must retain all income tax returns and records pertaining to such contributions until interests in all IRAs are fully distributed.

IRA contributions may be made be for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which you attain age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of

"regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in your gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing your Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Rollovers and Transfers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually)
(a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to an IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits. Because this is intended to be a payout vehicle, this may not be an appropriate Certificate if you intend to use it as a conduit IRA.


Under the conditions and limitations of the Code, you may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to you. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by you in your gross income.

If you have made nondeductible IRA contributions to any IRA (whether or not this particular arrangement), those contributions are recovered tax free when any IRA distributions are received. You must keep records of all such nondeductible contributions. At the end of each tax year in which you have received a distribution from any traditional individual retirement arrangement, you determine a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all IRAs held by you at the end of the tax year (including rollover IRAs and payout IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Rollovers and Transfers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.


Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions


The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of your interest in the IRA over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years. Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.


Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

You may recompute your minimum distribution amount each year based on your current life expectancy as well as that of your spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if you die after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to your death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to your death applies if the beneficiary of the IRA is your surviving spouse. In some circumstances, your surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If you die before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of your entire interest under the Certificate must be completed within five years after your death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Tax Considerations for the IRA Certificates

Although the Life Contingent Annuity portion of the Income Manager (Life Annuity with a Period Certain) does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount, before the Annuity Commencement Date of account-based required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, you should consult with your tax adviser to determine the impact of purchasing the Income Manager (Life Annuity with a Period Certain) after age 70 1/2 in view of your own particular situation.


You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Income Manager will not be available if you have previously made a different election with the funds used to purchase the Certificates. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively, you may convert your IRA Life Contingent Annuity under the IRA Certificates to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Income Manager will not be available if you have previously made a different election for the funds used to purchase the Certificates. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.


Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Rollovers and Transfers" above.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.


A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. An Income Manager (Life Annuity with a Period Certain), with level payments, and with no deferral of the payment start date, should fit this payout exception. Once Income Manager (Life Annuity with a Period Certain) payments begin, the distributions should not be changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this Certificate. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Income Manager payments for purposes of determining whether the penalty applies.


If you are under age 59 1/2 and purchase an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of you and the survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.


TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition, a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.


FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions and the taxable portion of annuity payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to any taxable amounts paid under a free look or cancellation.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments (such as Income Manager payments after the Annuity Commencement Date) are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (for example, a Lump Sum Withdrawal or death benefit before the Annuity Commencement Date) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

--------------------------------------------------------------------------------

                            PART 6: OTHER INFORMATION

--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon our ability to meet our obligations under the Certificates.

                    APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

--------------------------------------------------------------------------------
                                                               ASSUMED
                                                          GUARANTEED RATE ON
                                                          FEBRUARY 15, 2003
                                                        5.00%           9.00%
                                                   -----------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value....................   $144,048        $119,487
(2)  Guaranteed Period Amount......................    131,080         131,080
(3)  Market Value Adjustment: (1) - (2)............     12,968         (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]..........   $  4,501        $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]................     45,499          54,851
(6)  Guaranteed Period Amount: (2) - (5)...........     85,581          76,229
(7)  Maturity Value................................    120,032         106,915
(8)  Present Value of (7), also
     Annuity Account Value.........................     94,048          69,487
--------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                               ASSURED GROWTH PLAN
                          PROSPECTUS DATED MAY 1, 1998

                              --------------------

                              ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under an annuity contract (ASSURED GROWTH PLAN) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Assured Growth Plan Certificates are used for after-tax contributions to a non-qualified annuity. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Assured Growth Plan is designed to provide retirement income at a future date. The Owner (CERTIFICATE OWNER, YOU and YOUR) can choose to have amounts accumulate on a tax-deferred basis until a later date, by investing in any or all of the available GUARANTEE PERIODS.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The Guarantee Periods currently available are those maturing in calendar years 1999 through 2008.

Under the Assured Growth Plan when you are ready to start receiving income, you may choose from a variety of payout options, including the Income Manager(R) payout annuity options and other fixed annuities.

This prospectus provides information about the Assured Growth Plan that prospective investors should know before investing. You should read it carefully and retain it for future reference.


A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

--------------------------------------------------------------------------------
                                 Copyright 1998
           The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                              All Rights Reserved.
                 Income Manager is a registered service mark of
           The Equitable Life Assurance Society of the United States.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998 are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

     Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------
GENERAL TERMS                                     PAGE  4


PART 1: SUMMARY                                   PAGE  5
What Is the Assured Growth Plan?                        5
Guarantee Periods                                       5
Joint Ownership                                         5
Contributions                                           5
Transfers                                               5
Withdrawals                                             5
Death Benefit                                           5
Withdrawal Charge                                       5
Free Look Period                                        6
Services We Provide                                     6
Surrendering the Certificates                           6
Annuity Benefits and Payout
   Annuity Options                                      6
Taxes                                                   6
Charges for State Premium and
   Other Applicable Taxes                               6
Equitable Life                                          7

PART 2: THE GUARANTEED PERIOD
           ACCOUNT                                PAGE  8
Guarantee Periods                                       8
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      9
Investments                                             9

PART 3: PROVISIONS OF THE
           CERTIFICATES AND SERVICES
           WE PROVIDE                            PAGE  11
Availability of the Certificates                       11
Joint Ownership                                        11
Contributions under the Certificates                   11
Methods of Payment                                     11
Allocation of Contributions                            12
Free Look Period                                       12
Annuity Account Value                                  12
Transfers                                              13
Options at Expiration Date of a
   Guarantee Period                                    13
Withdrawal Options                                     13
Death Benefit                                          14
When the Certificate Owner
   Dies before the Annuitant                           14
Cash Value                                             15
Surrendering the Certificates to
   Receive the Cash Value                              15
Annuity Benefits and Payout
   Annuity Options                                     15
When Payments Are Made                                 17
Assignment                                             17
Distribution of the Certificates                       17
Withdrawal Charge                                      17
Charges for State Premium and
   Other Applicable Taxes                              17
Group or Sponsored Arrangements                        18
Other Distribution Arrangements                        18

PART 4: TAX ASPECTS OF THE
           CERTIFICATES                           PAGE 19
Tax Changes                                            19
Taxation of Non-Qualified Annuities                    19
Charitable Remainder Trusts                            20
Special Rules for Certificates
   Issued in Puerto Rico                               20
Federal and State Income
   Tax Withholding and Information Reporting           20
Other Withholding                                      21

PART 5: OTHER INFORMATION                         PAGE 22
Independent Accountants                                22
Legal Proceedings                                      22

APPENDIX: MARKET VALUE
   ADJUSTMENT EXAMPLE                             PAGE 23

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------


ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. The Annuitant can be different from the Certificate Owner.

ANNUITY ACCOUNT VALUE -- The sum of the present value of the Maturity Value in each Guarantee Period. See "Annuity Account Value" in Part 3.


ANNUITY COMMENCEMENT DATE -- The date on which annuity benefit payments are to commence.


BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner can be different from the Annuitant.


CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive your contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs) or Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.


GUARANTEED PERIOD AMOUNT -- The term used to refer to the amount allocated to and accumulated in each Guarantee Period.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

JOINT OWNER -- Two individuals who own undivided interests in the entire Certificate. If Joint Owners are named, reference to "Certificate Owner," "you" or "your" will apply to both Joint Owners or either of them.


MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.


PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.


TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

--------------------------------------------------------------------------------

                                 PART 1: SUMMARY

--------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").


WHAT IS THE ASSURED GROWTH PLAN?

The Assured Growth Plan is a non-qualified deferred annuity designed to provide for retirement income at a future date through the investment of funds on an after-tax basis. The Assured Growth Plan features a series of Guarantee Periods providing guaranteed interest when held to maturity. The Assured Growth Plan may not be available in all states. Your registered representative can provide information about state availability, or you may contact our Processing Office.

You design your own program by selecting one or more of the Guarantee Periods and allocating your contributions among them. Amounts accumulate on a tax-deferred basis until withdrawn or distributions become payable. You can decide when and if to apply amounts to an Income Manager payout annuity or to elect a fixed annuity benefit option.


GUARANTEE PERIODS


Guarantee Periods maturing on February 15th in each of calendar years 1999 through 2008 are available.


JOINT OWNERSHIP


If Joint Owners are named under an Assured Growth Plan Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. A Joint Owner designation supersedes any beneficiary designation. This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


CONTRIBUTIONS


To put a Certificate into effect, you must make a minimum initial contribution of at least $5,000. You may make subsequent contributions of at least $1,000.


TRANSFERS


Prior to the Annuity Commencement Date, you may transfer funds among the Guarantee Periods once per quarter during each Contract Year. Transfers may result in a market value adjustment. Transfers among Guarantee Periods are not taxable.

WITHDRAWALS

o Lump Sum Withdrawals -- Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate two times per Contract Year at any time during such Contract Year. The minimum amount of a Lump Sum Withdrawal is $1,000.

o Principal Assurance Withdrawals -- Principal Assurance Withdrawals are designed to provide you with (i) level annual withdrawals in the calendar years that you select, plus (ii) a Maturity Value equal to your original contribution in the last calendar year that you select. You select a calendar year in which you wish to receive the last withdrawal. Such year must not be later than ten years nor earlier than seven years after the year of election. You also select the year in which the withdrawals will begin. Such withdrawals must be for a period of at least five consecutive years.

Lump Sum Withdrawals may be subject to a withdrawal charge and may result in a market value adjustment. Both Lump Sum Withdrawals and Principal Assurance Withdrawals may be taxable and if you are under age 59 1/2, subject to tax penalty.


DEATH BENEFIT


If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Certificate provides a death benefit. The beneficiary will be paid the death benefit which is equal to the Annuity Account Value or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period.


WITHDRAWAL CHARGE


A withdrawal charge is imposed as a percentage of each contribution made to the extent that a Lump Sum Withdrawal exceeds the 10% free corridor amount, or if the Certificate is surrendered to receive its Cash Value. While Principal Assurance Withdrawals are in effect, a withdrawal charge, if any, will apply to all Lump Sum Withdrawals. We determine the withdrawal charge separately for each contribution in accordance with the table below.


                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%


The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

FREE LOOK PERIOD


You have the right to examine the Assured Growth Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office.


SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:


     Equitable Life
     Assured Growth Plan
     Post Office Box 13014
     Newark, NJ 07188-0014


   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS) SENT BY REGULAR MAIL:


     Equitable Life
     Assured Growth Plan
     P.O. Box 1547
     Secaucus, NJ 07096-1547


   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUEST FOR WITHDRAWALS) SENT BY EXPRESS MAIL:


     Equitable Life
     Assured Growth Plan
     200 Plaza Drive
     Secaucus, NJ 07096

YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Certificate and operate the Guarantee Periods. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Certificate Owners and on operations of the Guarantee Periods. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Certificate and operate the Guarantee Periods. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.


SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The Assured Growth Plan Certificates provide the Income Manager payout annuities and annuity benefit options to which amounts may be applied at the Annuity Commencement Date. The annuity benefits, and the Income Manager payout annuities, are offered on a fixed basis. Income Manager payout annuity certificates are offered through another prospectus which may be obtained from your registered representative.


TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


Generally, we deduct a charge for state premium or other applicable taxes from the Annuity Account

Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997, AXA beneficially owned approximately 58.7% of the outstanding shares of common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is a holding company for an international group of insurance and related financial service companies.

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS


Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guaranteed Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the current Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.


Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire, we expect to add maturity years so that generally 10 are available at any time.


We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.


o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.


Guaranteed Rates and Price Per $100 of Maturity Value


Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of April 15, 1998 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
  GUARANTEE PERIODS       GUARANTEED
   WITH EXPIRATION        RATE AS OF            PRICE
      DATES AND            APRIL 15,         PER $100 OF
   MATURITY YEARS            1998          MATURITY VALUE
-------------------------------------------------------------
        1999                  4.48%             $96.39
        2000                  4.59               92.08
        2001                  4.64               87.91
        2002                  4.68               83.89
        2003                  4.73               79.95
        2004                  4.80               76.04
        2005                  4.81               72.50
        2006                  4.83               69.07
        2007                  4.86               65.72
        2008                  4.86               62.68
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of April 15, 1998 would be $440.22 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1999 through
2003).

The  above  example  is  provided  to  illustrate   the  use  of  present  value
calculations. It does not take into account withdrawals and withdrawal charges or transfers among Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, deductions and surrender of your Certificate) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the current Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:


(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.


     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.


     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.


The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See the Appendix for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only; we reserve the right to add 0.25% to the current rate in (1)(c) above.


INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that the full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portions of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.


Investments purchased with amounts allocated to the Guaranteed Period Account and any earnings on those amounts are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.


Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equi- table Life's obligations under the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.


General Account

Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the Investment Company Act of 1940, as amended, (1940 ACT). Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws and regulations.

AVAILABILITY OF THE CERTIFICATES


Assured Growth Plan Certificates are available for Annuitant issue ages 20 through 83. The Certificates may not be available in all states. Your registered representative can provide information about state availability, or you may contact our Processing Office.


JOINT OWNERSHIP


If Joint Owners are named under an Assured Growth Plan Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.


CONTRIBUTIONS UNDER THE CERTIFICATES


Your initial contribution must be at least $5,000. You may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 84.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


METHODS OF PAYMENT


Except as indicated under "Wire Transmittals" and "Automatic Investment Program" below, all contributions must be made by check drawn on a bank or credit union in the U.S., clearing through the Federal Reserve System, in U.S. dollars and payable to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.

All contributions should be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.


Wire Transmittals


We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.


Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information may be retained as described above.


Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.


Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.


After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing non-qualified life insurance or deferred annuity contract to purchase an Assured Growth Plan Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified
Annuities: Withdrawals" in Part 4. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank or brokerage checking account, bank or brokerage money market account or credit union checking account and to be contributed as a subsequent contribution into an Assured Growth Plan Certificate on a monthly or quarterly basis.

The minimum amount that will be deducted is $100 monthly and $300 quarterly. AIP subsequent contributions may be allocated to any Guarantee Period available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your  contributions:
Self-Directed and Principal Assurance Withdrawals allocations.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Guarantee Periods in any way you choose. We allocate your initial contribution among the Guarantee Periods according to your instructions. You must provide allocation instructions for each subsequent contribution. If we do not receive subsequent instructions from you, your entire subsequent contribution will be allocated to the Guarantee Period with the earliest Expiration Date. You may choose to invest in one or up to all available Guarantee Periods at the same time. Allocations must be in whole percentages, and are subject to the restrictions under "Guarantee Periods and Expiration Dates" in Part 2 and other restrictions described below.

Principal Assurance Withdrawals Allocation

If you elect this option, we will allocate your initial contribution for you among serially maturing Guarantee Periods based on selections that you make. See "Principal Assurance Withdrawals" below.

Allocation Restrictions

For Annuitant ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.


FREE LOOK PERIOD


You have the right to examine the Assured Growth Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office. Some states may require that we calculate the refund differently.


We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 4: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE


Your Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date, the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS

Prior to the Annuity Commencement Date, you may transfer funds among the Guarantee Periods once per quarter during each Contract Year. Such transfers may be made at any time during each quarter. Transfers are subject to the restrictions above and as set forth under "Guarantee Periods and Expiration Dates" in Part 2.

A transfer request will be effective on the Transaction Date and transfers from a Guarantee Period, other than on the Expiration Date, will result in a market value adjustment (either positive or negative) as of the Transaction Date. All transfers among the Guarantee Periods will be confirmed in writing.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Guarantee Period(s) to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.


OPTIONS AT EXPIRATION DATE OF A GUARANTEE PERIOD


We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 2:


     (a) to transfer the Maturity Value into any Guarantee Period we are then offering; or


     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

WITHDRAWAL OPTIONS

The Assured Growth Plan is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may withdraw funds from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. You may withdraw an amount equal to the 10% free corridor amount without incurring a withdrawal charge.

Amounts withdrawn from a Guarantee Period, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below.


Withdrawals may be taxable and subject to tax penalty (as a deterrent to early withdrawal, generally prior to age 59 1/2). We may also be required to withhold income taxes from the amount distributed. See "Part 4: Tax Aspects of the Certificates."


The methods for withdrawing funds under the Assured Growth Plan are listed below.

o LUMP SUM WITHDRAWALS -- Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate two times per Contract Year at any time during such Contract Year. The minimum amount of a Lump Sum Withdrawal is $1,000.

   To make a Lump Sum Withdrawal, you must submit a request in a form satisfactory to us which specifies the Guarantee Periods from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described below in "When Payments Are Made." If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

   Lump Sum Withdrawals in excess of the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" below.

o PRINCIPAL ASSURANCE WITHDRAWALS -- This option is designed to provide you with (i) level annual withdrawals for calendar years that you select, plus
   (ii) a Maturity Value equal to your original contribution in the last calendar year that you select. To achieve this result, you select a calendar year in which you wish to receive the last withdrawal. Such year must not be later than ten years nor earlier than seven years from the year of your election. You also select the year in which the withdrawals will begin. However, such withdrawals must be for a period of at least five consecutive years. Principal Assurance Withdrawals are not available where the Annuitant is age 76 or older.

   If Principal Assurance Withdrawals are elected at issue of the Certificate, based on the above information and the amount of your initial contribution, your entire contribution will be allocated by us. A portion of such contribution will be allocated among Guarantee Periods serially maturing in the years you select, including the last year. The level annual withdrawals represent distributions of the Maturity Values of these serially maturing
   Guarantee Periods on their Expiration Dates. An additional amount is allocated to the Guarantee Period with an Expiration Date in the last calendar year. This represents the balance of your initial contribution. The Maturity Value in this Guarantee Period on the Expiration Date will equal your initial contribution plus your final level annual withdrawal. You have the option of withdrawing or transferring the amount which is equal to your initial contribution to another Guarantee Period available at that time.

   If Principal Assurance Withdrawals are elected at any time after issue of the Certificate, based on the information you provide as described above, your entire Annuity Account Value will be allocated by us among the Guarantee Periods.

   You may elect Principal Assurance Withdrawals at any time by submitting a request satisfactory to us. Principal Assurance Withdrawals will be terminated if: (i) you cancel these withdrawals at any time by sending a written request satisfactory to us; (ii) you request a transfer of your Annuity Account Value which was allocated under the Principal Assurance Withdrawals option; or (iii) you make a Lump Sum Withdrawal.

   Any subsequent contributions you make while under Principal Assurance Withdrawals will be allocated to the Guarantee Period with the latest Expiration Date you have elected. Alternatively, you may elect to have your subsequent contributions allocated to any one or more Guarantee Periods with Expiration Dates beyond the last calendar year you selected for your Principal Assurance Withdrawals. For any subsequent contribution equal to $10,000 or more, you may request to have your Principal Assurance Withdrawals redesigned.

   Principal Assurance Withdrawals are not subject to a withdrawal charge.


DEATH BENEFIT

When the Annuitant Dies


Generally, upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The Joint Owner feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment. See "How Death Benefit Payment is Made" below.

The death benefit is equal to the Annuity Account Value, or if greater, the sum of the Guarantee Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one of our Income Manager payout annuities or to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" below. Such an election when made on a timely basis, can defer otherwise taxable income. See "Part 4: Tax Aspects of the Certificates." Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/ Certificate Owner by completing the appropriate form and sending it to our Processing Office.

WHEN THE CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an Assured Growth Plan Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is the designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and the Annuitant are living.


CASH VALUE


The Cash Value under the Certificate reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum cash value except for amounts in a Guarantee Period held to the Expiration Date. On any date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Surrendering the Certificates to Receive the Cash Value," and "Withdrawal Charge" below.


SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.


For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more annuity benefits. See "Annuity Benefits and Payout Annuity Options" below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 4: Tax Aspects of the Certificates."


ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The Assured Growth Plan Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Assured Growth Plan provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payments are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. No Annuity Commencement Date will be later than the earliest available Expiration Date which follows the Contract Date anniversary following the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.


Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity form has been recovered, payments will continue to your beneficiary until that amount has been recovered.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o  Joint and Survivor Life Annuity:  This annuity form  guarantees  payments for
   the  rest  of  the  Annuitant's  life  and,  after  the  Annuitant's   death,
   continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.


The Certificates offer the annuity benefits outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.


For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity benefit, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity benefit is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity benefit, the amount to be applied is less than $2,000 or the initial payment under the benefit elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.


INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Assured Growth Plan Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuities provide guaranteed level payments under both forms of certificate, or guaranteed increasing payments under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from the Assured Growth Plan Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Assured Growth Plan Certificate when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity once withdrawal charges are no longer in effect under your Assured Growth Plan Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuity certificates are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity we require the return of your Assured Growth Plan Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuities into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.


WHEN PAYMENTS ARE MADE


We can defer payment of any portion of the Annuity Account Value (other than for death benefits) for up to six months while the Annuitant is living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.


ASSIGNMENT


The Assured Growth Plan Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 4: Tax Aspects of the Certificates."


DISTRIBUTION OF THE CERTIFICATES


As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a "Distribution Agreement" between Equitable Life, certain of Equitable's separate accounts, including the Guaranteed Period Account, and EDI, Equitable Life paid EDI distribution fees of $962,599 for 1997, $202,400 for 1996 and $50,842 for 1995 as the distributor of certain certificates, including the Certificates.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will generally not exceed five percent of total contributions made under a
Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.


WITHDRAWAL CHARGE


A withdrawal charge will be imposed as a percentage of your contribution to the extent that a Lump Sum Withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. While Principal Assurance Withdrawals are in effect, a withdrawal charge, if any, will apply to all Lump Sum Withdrawals. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Guarantee Periods from which each such withdrawal is made in proportion to the amount being withdrawn from each Guarantee Period.


Free Corridor Amount


The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

The 10% free corridor amount is not applicable to a surrender. Principal Assurance Withdrawals are not subject to a withdrawal charge.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, for purposes of calculating taxable income the Federal income tax law treats earnings as withdrawn first. See "Part 4: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974, or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.


OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------

                     PART 4: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to annuities purchased with after-tax dollars (non-qualified annuity) owned by United States taxpayers.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original Owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Assured Growth Plan Certificates.


TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.


Transfers among Guarantee Periods

Under current law there will not be any tax liability if you transfer Annuity Account Value among the Guarantee Periods.


TAXATION OF NON-QUALIFIED ANNUITIES


This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the Assured Growth Plan Certificates to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to you until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule:
(1) if you transfer a Certificate as a gift to someone other than your spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution. Therefore, you should discuss the potential tax consequences with your tax adviser before you purchase more than one Assured Growth Plan Certificate in the same calendar year.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals


Prior to the Annuity Commencement Date, any withdrawal which does not terminate your total interest in your Assured Growth Plan Certificate is taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. If your Assured Growth Plan Certificate was issued as a result of a tax-free exchange of another non-qualified life insurance or deferred annuity contract as described in "Methods of Payment: Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Assured Growth Plan Certificate regardless of the value of that original contract at the time of the exchange. Generally, the investment or basis in an Assured Growth Plan Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to an Assured Growth Plan Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If  you  surrender  or  cancel  your  Assured  Growth  Plan   Certificate,   the
distribution is taxable to the extent it exceeds the investment in the Certificate.

Annuity Payments


Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.


Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death


If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).


If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.


Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When the Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulation concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Assured Growth Plan Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Assured Growth Plan Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax on the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.


All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.


If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

--------------------------------------------------------------------------------

                            PART 5: OTHER INFORMATION

--------------------------------------------------------------------------------


INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon our ability to meet our obligations under the Certificates.

--------------------------------------------------------------------------------


                    APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2003.

--------------------------------------------------------------------------------
                                                                ASSUMED
                                                          GUARANTEED RATE ON
                                                          FEBRUARY 15, 2003
                                                         5.00%          9.00%
                                                    ----------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value.....................   $144,048       $119,487
(2)  Guaranteed Period Amount.......................    131,080        131,080
(3)  Market Value Adjustment: (1)-(2)...............     12,968        (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]...........   $  4,501       $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000-(4)]...................     45,499         54,851
(6)  Guaranteed Period Amount: (2)-(5)..............     85,581         76,229
(7)  Maturity Value.................................    120,032        106,915
(8)  Present Value of (7), also
     Annuity Account Value..........................     94,048         69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

                  7.4 Indemnification of Directors, Officers and Employees. (a)
                      To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                  (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                 (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                      (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Form of The Hudson River Trust Sales Agreement by and among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and Separate Account No. 49 of The Equitable Life Assurance Society of the United States, incorporated by reference to Exhibit 1(c) to the Registration Statement on Form S-3 (File No. 33-88456).


                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement on Form S-3 (File No.
                                    333-24009) on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (d) Forms of application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (e) Form of endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998. .


                           (f) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456).

                  Exhibits No.

                           (g) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (k) Forms of data pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (l) Forms of data pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (m) Forms of data pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (n) Forms of data pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456).

                           (o) Forms of data pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (q)      Forms of data pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (s) Form of data pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750) on
                                    February 27, 1998.

                           (t) Form of data pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of data pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of data pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750) on
                                    February 27, 1998.

                           (w) Form of data pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750)   on
                                    February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate General
                                    Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement (File
                                    No. 333-24009) on April 30, 1997.

                           (b) Opinion and Consent of Jonathan E. Gaines, Esq., Vice President and Associate General Counsel of Equitable, as to the legality of the securities being registered, incorporated by reference to Exhibit 9 of the Registrant's Registration Statement on Form N-4 (File No. 333-31131).

                           (c) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456).

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of Price Waterhouse LLP.


                           (b)      Consent of Counsel (see Exhibits 5(a)
                                    and (b)).

                           (c)      Powers of Attorney

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post- effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 30, 1998.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Jerome S. Golden
                                            -------------------
                                             Jerome S. Golden
                                        Executive Vice President
                                       Product Management Group
                                 The Equitable Life Assurance Society
                                         of the United States

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by or on behalf of the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                             President, Chief Operating Officer and Director

Edward D. Miller                            Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                            Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

/s/ Alvin H. Fenichel                       Senior Vice President and Controller
---------------------
Alvin H. Fenichel
April 30, 1998

DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau-Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
William T. Esrey          Mary R. (Nina) Henderson    Stanley B. Tulin
Jean-Rene Fourtou         W. Edwin Jarmain            Dave H. Williams
Norman C. Francis         G. Donald Johnston, Jr.


By: /s/Jerome S. Golden
    -------------------
       Jerome S. Golden
       Attorney-in-Fact
       April 30, 1998

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.                                                 TAG VALUE
-----------                                                 ---------


(23)     (a)      Consent of Price Waterhouse LLP           EX-99.23a CONSENT

(23)     (c)      Powers of Attorney                        EX-99.23c POW ATTY